                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        FLORIDA PANTHERS HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials:

      $31,710

     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:              $31,710

     (2)  Form, Schedule or Registration No.:  0-21435

     (3)  Filing Party:                        Florida Panthers Holdings, Inc.

     (4)  Date Filed:                          January 17, 1997

Logo
                        FLORIDA PANTHERS HOLDINGS, INC.

                                                                   March 4, 1997

Dear Shareholder:

     The enclosed Solicitation Statement seeks your consent to proposals to approve and adopt: (i) an Exchange Agreement, dated as of December 22, 1996 (the "Pier 66 Exchange Agreement"), pursuant to which Florida Panthers Holdings, Inc. ("Panthers Holdings") will acquire, directly or indirectly, all of the general and limited partnership interests in 2301 SE 17th St., Ltd., a Florida limited partnership ("2301 Ltd."), and (ii) an Exchange Agreement, dated as of December 22, 1996 (the "Bahia Mar Exchange Agreement"), pursuant to which Panthers Holdings will acquire, directly or indirectly, all of the general and limited partnership interests in Rahn Bahia Mar, Ltd., a Florida limited partnership ("Rahn Ltd."). Upon the terms and subject to the conditions of the Pier 66 Exchange Agreement and the Bahia Mar Exchange Agreement (collectively, the "Exchange Agreements"), Panthers Holdings will exchange in the aggregate 8,400,000 shares of its Class A common stock, par value $.01 per share (the "Class A Common Stock") and assume approximately $41 million in mortgage-related debt for all of the ownership interests in each of the entities which owns, directly or indirectly, all of the general and limited partnership interests in 2301 Ltd. and Rahn Ltd. (each an "Exchange" and, collectively, the "Exchanges"). The consummation of each of the Exchanges is conditioned upon the consummation of the other Exchange.

     FOUR OF THE SEVEN DIRECTORS OF THE COMPANY OWN SUBSTANTIAL INTERESTS IN 2301 LTD. AND RAHN LTD. AND THEREFORE HAVE A FINANCIAL INTEREST IN THE EXCHANGES. THESE DIRECTORS WILL COLLECTIVELY RECEIVE 2,395,205 SHARES OF THE COMPANY'S CLASS A COMMON STOCK IN CONNECTION WITH THE EXCHANGES AND UPON THE CONSUMMATION OF SUCH EXCHANGES WILL COLLECTIVELY OWN 8,600,883 SHARES OF THE COMPANY'S CLASS A COMMON STOCK, REPRESENTING APPROXIMATELY 36.8% OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S CLASS A COMMON STOCK.

     THE BOARD OF DIRECTORS OF PANTHERS HOLDINGS (THE "BOARD") MET TELEPHONICALLY FOR THE PURPOSE OF EVALUATING THE MERITS OF THE PROPOSED EXCHANGES AND HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE EXCHANGES. AS A RESULT OF THIS REVIEW, INCLUDING THE SUBSEQUENT RECEIPT BY THE BOARD OF AN OPINION FROM DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, ITS FINANCIAL ADVISOR, REGARDING THE FAIRNESS TO PANTHERS HOLDINGS OF THE EXCHANGE RATIO, AS DEFINED HEREIN, FROM A FINANCIAL POINT OF VIEW, THE BOARD, INCLUDING ALL DIRECTORS WITHOUT A FINANCIAL INTEREST IN THE EXCHANGES UNANIMOUSLY APPROVED THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE EXCHANGE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     PLEASE READ THE ENCLOSED SOLICITATION STATEMENT, WHICH PROVIDES YOU WITH A DESCRIPTION OF THE TERMS OF EACH OF THE EXCHANGES. THE SOLICITATION STATEMENT ALSO CONTAINS CONFORMED COPIES OF THE EXCHANGE AGREEMENTS AND THE OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, ATTACHED AS ANNEXES A, B AND C, RESPECTIVELY, TO THE SOLICITATION STATEMENT.

     In lieu of a special meeting of shareholders of Panthers Holdings, action to approve and adopt each of the Exchanges will be taken by written consent of at least a majority of shares of each of the Class A Common Stock and the Panthers Holdings Class B common stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Panthers Common Stock"), voting separately as individual classes. THE DIRECTORS AND OFFICERS OF PANTHERS HOLDINGS, WHO IN THE AGGREGATE HELD OVER 55% OF THE CLASS A COMMON STOCK AND 100% OF THE CLASS B COMMON STOCK AS OF THE RECORD DATE OF DECEMBER 20, 1996, HAVE INDICATED THEIR INTENTION TO PROVIDE WRITTEN CONSENTS APPROVING EACH OF THE EXCHANGES. THEREFORE, APPROVAL OF BOTH OF THE EXCHANGES BY THE HOLDERS OF A MAJORITY OF EACH OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK IS ASSURED.

     Regardless of the number of shares of the Panthers Common Stock you own, please complete, sign, date and return the enclosed consent form promptly in the accompanying prepaid envelope. The Exchanges will be consummated as soon as practicable after Panthers Holdings has received the requisite number of consents from Panthers Holdings shareholders. YOU ARE URGED, THEREFORE, TO SIGN, DATE AND RETURN THE ENCLOSED CONSENT FORM PROMPTLY.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE REGARDING THE SOLICITATION STATEMENT AND RELATED MATERIALS MAY BE DIRECTED TO STEVEN M. DAURIA, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FLORIDA PANTHERS HOLDINGS, INC., 100 NORTHEAST THIRD AVENUE, SECOND FLOOR, FORT LAUDERDALE, FLORIDA, 33301, TELEPHONE
(954) 768-1900.

                                          Sincerely,
                                          /s/ H. Wayne Huizenga
                                          H. Wayne Huizenga
                                          Chairman of the Board

Logo
                        FLORIDA PANTHERS HOLDINGS, INC.

    This Solicitation Statement is being furnished to the shareholders of Florida Panthers Holdings, Inc., a Florida corporation ("Panthers Holdings"), in connection with the solicitation by the Board of Directors of Panthers Holdings (the "Board") of consents of Panthers Holdings shareholders to proposals to approve and adopt: (i) an Exchange Agreement, dated as of December 22, 1996 (the "Pier 66 Exchange Agreement"), pursuant to which Panthers Holdings will acquire, directly or indirectly, all of the general and limited partnership interests in 2301 SE 17th St., Ltd., a Florida limited partnership ("2301 Ltd."), and (ii) an Exchange Agreement, dated as of December 22, 1996 (the "Bahia Mar Exchange Agreement"), pursuant to which Panthers Holdings will acquire, directly or indirectly, all of the general and limited partnership interests in Rahn Bahia Mar, Ltd., a Florida limited partnership ("Rahn Ltd."). Upon the terms and subject to the conditions of the Pier 66 Exchange Agreement and the Bahia Mar Exchange Agreement (collectively, the "Exchange Agreements"), Panthers Holdings will exchange in the aggregate 8,400,000 shares (the "Exchange Shares") of its Class A common stock, par value $.01 per share (the "Class A Common Stock") and assume approximately $41 million in mortgage-related debt for all of the ownership interests in each of the entities which owns, directly or indirectly, all of the general and limited partnership interests in 2301 Ltd. and Rahn Ltd. (each an "Exchange" and, collectively, the "Exchanges"). The Exchange Shares represent approximately 56.0% of all of the presently issued and outstanding Class A Common Stock and approximately 35.9% of the total shares of Class A Common Stock to be issued and outstanding upon consummation of the Exchanges. All of the parties who will receive shares of the Class A Common Stock in connection with the Exchanges have agreed to hold such shares of Class A Common Stock for a period of 180 days from the date of the consummation of the Exchanges. The consummation of each of the Exchanges is conditioned upon the consummation of the other Exchange. Although the Exchanges will be dilutive from a percentage ownership and voting power standpoint to current shareholders not having a financial interest in the Exchanges, the Exchanges will be accretive with respect to pro forma earnings per share. Specifically, as reflected on page F-24 of this Solicitation Statement, the acquisitions of 2301 Ltd. and Rahn Ltd. decreased Panthers Holdings' pro forma loss per share from $4.76 per share to a pro forma $.92 per share for the year ended June 30, 1996 and from $1.19 per share to a pro forma $.32 per share for the six months ended December 31, 1996.

    FOUR OF THE SEVEN DIRECTORS OF THE COMPANY OWN SUBSTANTIAL INTERESTS IN 2301 LTD. AND RAHN LTD. AND THEREFORE HAVE A FINANCIAL INTEREST IN THE EXCHANGES. THESE DIRECTORS WILL RECEIVE 2,395,205 SHARES OF THE COMPANY'S CLASS A COMMON STOCK IN CONNECTION WITH THE EXCHANGES AND UPON THE CONSUMMATION OF SUCH EXCHANGES WILL COLLECTIVELY OWN 8,600,883 SHARES OF THE COMPANY'S CLASS A COMMON STOCK, REPRESENTING APPROXIMATELY 36.8% OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S CLASS A COMMON STOCK. THE TOTAL SHARES OF CLASS A COMMON STOCK TO BE OWNED BY ALL OF THE COMPANY'S DIRECTORS AND OFFICERS, COLLECTIVELY, UPON THE CONSUMMATION OF THE EXCHANGES WILL REPRESENT APPROXIMATELY 39.3% OF THE COMPANY'S CLASS A COMMON STOCK.

    In lieu of a special meeting of shareholders of Panthers Holdings, action to approve and adopt each of the Exchanges will be taken by written consent of at least a majority of shares of each of the Class A Common Stock and the Panthers Holdings Class B common stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Panthers Common Stock"), voting separately as individual classes. THE DIRECTORS AND OFFICERS OF PANTHERS HOLDINGS, WHO IN THE AGGREGATE HELD OVER 55% OF THE CLASS A COMMON STOCK AND 100% OF THE CLASS B COMMON STOCK AS OF THE RECORD DATE, AS DEFINED HEREIN, HAVE INDICATED THEIR INTENTION TO PROVIDE WRITTEN CONSENTS APPROVING EACH OF THE EXCHANGES. THEREFORE, APPROVAL OF EACH OF THE EXCHANGES BY THE HOLDERS OF A MAJORITY OF EACH OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK IS ASSURED.

    Regardless of the number of shares of the Panthers Common Stock you own, please complete, sign, date and return the enclosed consent form promptly in the accompanying prepaid envelope. The Exchanges will be consummated as soon as practicable after Panthers Holdings has received the requisite number of consents from shareholders. YOU ARE URGED, THEREFORE, TO SIGN, DATE AND RETURN THE ENCLOSED CONSENT FORM PROMPTLY.

    Properly executed, dated and returned consent forms shall be given effect in accordance with the directions thereon. If no directions are indicated, the shares of the Class A Common Stock and/or the Class B Common Stock, represented by such consent form shall be deemed to have consented to the approval and adoption of each of the Exchange Agreements. A shareholder who has delivered a consent form may revoke it at any time before consents representing the requisite number of shares of each of the Class A Common Stock and the Class B Common Stock required to approve and adopt each of the Exchange Agreements are delivered to Panthers Holdings. Consents may be revoked by delivering a written notice of revocation of such consent or by submission of a properly executed later-dated consent form to Steven M. Dauria, Vice President and Chief Financial Officer, Florida Panthers Holdings, Inc., 100 Northeast Third Avenue, Second Floor, Fort Lauderdale, Florida 33301. Written consents shall only be effective to approve and adopt the Exchange Agreements if the number of consents required to approve such agreements are delivered to Panthers Holdings within 60 days of the date of the earliest consent delivered to Panthers Holdings.

    Panthers Holdings' executive offices are located at 100 Northeast Third Avenue, Second Floor, Fort Lauderdale, Florida 33301, and its telephone number is (954) 768-1900. Solicitation materials will be mailed to shareholders of Panthers Holdings on or about March 4, 1997.

           The date of this Solicitation Statement is March 4, 1997.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................     1
PANTHERS HOLDINGS SELECTED FINANCIAL DATA...................     5
2301 LTD. SELECTED FINANCIAL DATA...........................     6
RAHN LTD. SELECTED FINANCIAL DATA...........................     7
SELECTED UNAUDITED PRO FORMA FINANCIAL DATA.................     8
SOLICITATION OF WRITTEN CONSENTS............................     9
THE EXCHANGES...............................................    11
THE EXCHANGE AGREEMENTS.....................................    16
POTENTIAL CONFLICTS OF INTEREST.............................    21
EFFECT OF EXCHANGES ON RIGHTS OF PANTHERS HOLDINGS
  SHAREHOLDERS..............................................    21
COMPARATIVE PER SHARE DATA..................................    22
PRINCIPAL SHAREHOLDERS......................................    23
DESCRIPTION OF PANTHERS HOLDINGS CAPITAL STOCK..............    24
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................    27
BUSINESS OF PANTHERS HOLDINGS...............................    33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF 2301 LTD.....................    39
BUSINESS OF 2301 LTD........................................    41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF RAHN LTD.....................    46
BUSINESS OF RAHN LTD........................................    48
SHAREHOLDER PROPOSALS.......................................    51
INDEX TO FINANCIAL STATEMENTS...............................   F-1
ANNEXES
ANNEX A -- PIER 66 EXCHANGE AGREEMENT
ANNEX B -- BAHIA MAR EXCHANGE AGREEMENT
ANNEX C -- DLJ FAIRNESS OPINION

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Solicitation Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Solicitation Statement and the Annexes hereto. Shareholders are urged to read this Solicitation Statement and the Annexes hereto in their entirety. This Solicitation Statement contains certain forward-looking statements which may involve certain risks and uncertainties. The actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth elsewhere in this Solicitation Statement. Capitalized terms contained in this Solicitation Statement and not defined herein shall have the meanings set forth in the Exchange Agreements, which are attached hereto as Annex A and Annex B, as applicable.

PANTHERS HOLDINGS

     Panthers Holdings owns and operates Florida Panthers Hockey Club, Ltd. ("Panthers Ltd."), a Florida limited partnership which owns and operates the Florida Panthers (the "Club"), a professional hockey team which is a member of the National Hockey League (the "NHL"). Panthers Holdings also owns and operates Arena Development Company, Ltd., a Florida limited partnership ("Arena Development") and Arena Operating Company, Ltd., a Florida limited partnership ("Arena Operator"). In addition, Panthers Holdings owns approximately 78% of the partnership interests in Decoma Miami Associates, Ltd., a Florida limited partnership ("Decoma") which operates the Miami Arena. Unless the context otherwise requires, references to Panthers Holdings throughout this Solicitation Statement refer to the operations of Panthers Holdings and its subsidiaries.

     In June 1996, Panthers Holdings entered into an agreement (the "Development Agreement") with Broward County, Florida ("Broward County") to develop a new multi-purpose, state-of-the-art sports and entertainment center (the "Broward County Civic Arena" or the "Facility"), which will be owned by Broward County. Pursuant to the Development Agreement, Broward County purchased a 135 acre parcel of land (the "Development Site"), which will be used primarily for the development of the Facility and also for possible future ancillary development. Broward County has agreed to provide up to $184.7 million for the development of the Broward County Civic Arena, including the purchase of the Development Site. In connection with the development of the Broward County Civic Arena, Panthers Holdings entered into a 30-year license agreement (the "License Agreement") and co-terminus operating agreement (the "Operating Agreement") with Broward County, pursuant to which Panthers Holdings will utilize and operate the Broward County Civic Arena beginning on October 1, 1998, provided that construction is completed on a timely basis.

     Currently, Panthers Holdings derives substantially all of its revenue from its hockey operations. This revenue is primarily derived from (i) the sale of tickets to the Club's home games, (ii) contracts with broadcast organizations and (iii) advertising and promotions. A large portion of Panthers Holdings' annual revenue is determinable at the commencement of each hockey season based on season ticket sales and contracts with broadcast organizations and sponsors.

THE PROPERTIES TO BE ACQUIRED

     2301 Ltd. is a Florida limited partnership which owns and operates the Hyatt Regency Pier 66 Hotel ("Pier 66"), a luxury resort hotel and marina located in Fort Lauderdale, Florida. Pier 66 is a Fort Lauderdale Intracoastal Waterway landmark encompassing 23 acres and consisting of 380 luxury guestrooms, 142 slips, 22,000 square feet of flexible meeting space and six restaurants and lounges.

     Rahn Ltd. is a Florida limited partnership which owns and operates the Radisson Bahia Mar Resort and Yachting Center ("Bahia Mar"), which is a resort hotel and marina located in Fort Lauderdale, Florida. Bahia Mar includes a full-service 350 slip marina and a resort hotel comprised of two adjoining buildings containing a total of 297 rooms.

     Each of Pier 66 and Bahia Mar is currently managed under a separate management agreement, each with remaining terms of approximately six (6) and seven (7) years, respectively. However, the consummation of each of the Exchanges is conditioned upon the execution of amended management agreements on terms satisfactory to Panthers Holdings.

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGES

     In considering the recommendation of the Board with respect to the Exchange Agreements and the transactions contemplated thereby, the shareholders of Panthers Holdings should be aware that H. Wayne Huizenga, Steven R. Berrard, George D. Johnson, Jr. and Richard C. Rochon, each of whom is a director of the Company, have certain interests in the Exchanges which may be at variance with the interests of the shareholders of Panthers Holdings. Specifically Messrs. Huizenga, Berrard, Johnson and Rochon will receive 972,018, 592,877, 451,248 and 379,062 shares of Class A Common Stock, respectively, in connection with the Exchanges. The value of these shares is dependent on current market conditions. The entire Board was aware of these interests and considered them, among other matters, in approving the Exchange Agreements and the transactions contemplated thereby. See "POTENTIAL CONFLICTS OF INTEREST."

SOLICITATION OF WRITTEN CONSENTS

     In lieu of calling a special meeting of shareholders, the Board is requesting the shareholders of Panthers Holdings to approve and adopt each of the Exchange Agreements, pursuant to this Solicitation Statement, by execution and delivery to Panthers Holdings of written consents. As a result of the consummation of the transactions contemplated in the Exchange Agreements, Panthers Holdings will own, directly or indirectly, all the general and limited partnership interests in 2301 Ltd. and Rahn Ltd.

     The Board has fixed the close of business on December 20, 1996, as the date for the determination of shareholders entitled to consent to the proposed transactions (the "Record Date").

CONSENTS REQUIRED

     Written consents from the holders of a majority of the shares of Class A Common Stock and Class B Common Stock, voting separately as individual classes, are required to approve and adopt the Exchange Agreements. Only shareholders of record at the close of business on the Record Date are entitled to consent to the proposals to approve and adopt the Exchange Agreements. As of the Record Date, 12,320,678 shares of Class A Common Stock and 255,000 shares of Class B Common Stock were issued and outstanding and entitled to consent to the proposals to approve and adopt the Exchange Agreements. The Class A Common Stock and Class B Common Stock are identical in all respects, except that each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 10,000 votes. See "SOLICITATION OF WRITTEN
CONSENTS -- Consents Required" and "DESCRIPTION OF PANTHERS HOLDINGS CAPITAL STOCK."

     THE DIRECTORS AND OFFICERS OF PANTHERS HOLDINGS, WHO IN THE AGGREGATE HELD OVER 55% OF THE CLASS A COMMON STOCK AND 100% OF THE CLASS B COMMON STOCK AS OF THE RECORD DATE, HAVE INDICATED THEIR INTENTION TO PROVIDE WRITTEN CONSENTS APPROVING EACH OF THE EXCHANGES. THEREFORE, APPROVAL OF BOTH OF THE EXCHANGES BY THE HOLDERS OF A MAJORITY OF EACH OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK IS ASSURED.

THE PROPOSED EXCHANGES

     Exchanges. At the time of the closing of the Exchanges (the "Effective Time"), all of the ownership interests in each of the entities which own, directly or indirectly, all the general and limited partnership interests in 2301 Ltd. will be exchanged for 4,450,000 shares of Class A Common Stock, pursuant to the Pier 66 Exchange Agreement, and all of the ownership interests in each of the entities which own, directly or indirectly, all the general and limited partnership interests in Rahn Ltd. will be exchanged for 3,950,000 shares of Class A Common Stock, pursuant to the Bahia Mar Exchange Agreement. After the consummation of the transactions contemplated by the Exchange Agreements, Panthers Holdings will own, directly or indirectly, all of the general and limited partnership interests in 2301 Ltd. and Rahn Ltd. The ratio between the shares of Class A Common Stock to be exchanged for all of the general and limited partnership interests of 2301 Ltd. and Rahn Ltd. is hereinafter referred to as the Exchange Ratio.

     Recommendation of the Board. The Board, including all directors without a financial interest in the Exchanges, has unanimously approved the Exchange Agreements and the transactions contemplated thereby. Richard H. Evans, William
A. Torrey and Harris W. Hudson comprise the directors who have no financial interest in the Exchanges, while Messrs. Huizenga, Berrard, Johnson and Rochon comprise the directors who have a financial interest in the Exchanges. The Board has determined that the exchange of shares of Panthers Holdings for all of the ownership interests in each of the entities which own, directly or indirectly, the general and limited partnership interests of 2301 Ltd. and Rahn Ltd., as provided in each of the Exchange Agreements, is fair to, and in the best interests of, the shareholders of Panthers Holdings and recommends that the shareholders of Panthers Holdings consent to the approval and adoption of each of the Exchange Agreements. For a discussion of the factors considered by the Board in reaching its conclusion to approve and to recommend the approval and adoption of each of the Exchange Agreements by Panthers Holdings shareholders, see "THE EXCHANGES -- Reasons for the Exchanges" -- "Recommendation of the Board" and "POTENTIAL CONFLICTS OF INTEREST."

     Opinion of the Financial Advisor. The Board retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisor in connection with the transactions contemplated by the Exchange Agreements and to render a written opinion (the "DLJ Opinion") addressed to the Board as to the fairness to Panthers Holdings, from a financial point of view, of the Exchange Ratio. The full text of the January 15, 1997 DLJ Opinion, which sets forth certain assumptions made, certain procedures followed and certain matters considered by DLJ, is attached as Annex C to this Solicitation Statement and should be read in its entirety. As the January 15, 1997 DLJ Opinion was not available to the Board prior to the Board's approval of the Exchanges on either December 20, 1996 or December 22, 1996, but was rather a condition to the closing of the Exchanges, none of the detailed supporting DLJ analyses were considered by the Board in initially approving the Exchanges. None of the detailed supporting DLJ analyses have been or will be presented to the Board. DLJ received a fee of $275,000 for delivering the DLJ Opinion to Panthers Holdings. DLJ also provides other investment banking services to Panthers Holdings from time to time on a continuing basis. For a description of the DLJ Opinion, see "THE EXCHANGES -- Opinion of the Financial Advisor."

     Effective Time of the Exchanges. It is anticipated that each of the Exchanges will become effective as soon as practicable after Panthers Holdings has received the requisite number of consents from shareholders. Management of the Company currently expects that the Exchanges will be consummated within five
(5) business days of the date of this Consent Solicitation Statement. See "THE EXCHANGE AGREEMENTS -- Effective Time."

     Conditions to the Exchanges. The obligations of the parties to the Exchange Agreements to consummate the Exchanges are subject to various conditions, including obtaining approval of the Pier 66 Exchange Agreement and the Bahia Mar Exchange Agreement from shareholders of Panthers Holdings. See "THE EXCHANGE AGREEMENTS -- Conditions Precedent to Closing."

     Appraisal Rights. Appraisal rights under applicable law are not available to shareholders of Panthers Holdings.

     Certain Federal Income Tax Consequences. Each of the Exchanges is structured to qualify as a tax-free transaction for Panthers Holdings and its shareholders. No tax opinions of legal counsel will be obtained and no tax rulings will be requested from the Internal Revenue Service in connection with the Exchanges. See "THE EXCHANGES -- Certain Federal Income Tax Consequences."

     Accounting Treatment. Panthers Holdings will account for each of the Exchanges as a purchase. See "THE EXCHANGES -- Accounting Treatment."

     Termination. Each of the Exchange Agreements may be terminated by any of the parties under certain circumstances, including if the Exchanges have not been consummated by April 1, 1997. See "THE EXCHANGE AGREEMENTS -- Termination."

DIRECTORS AND OFFICERS AFTER THE EXCHANGES

     All of Panthers Holdings' existing directors and officers as of the date hereof will remain in their respective positions following the Exchanges.

RECENT DEVELOPMENTS AND LITIGATION

     Private Placement Transaction. On January 30, 1997, Panthers Holdings issued and sold 2,460,000 shares of unregistered, but otherwise unrestricted, Class A Common Stock in a private placement transaction (the "Private Placement") at a price of $27.75 per share. The Private Placement was exempt from registration pursuant to Section 4(2) of the Securities Act and resulted in net proceeds to Panthers Holdings of $66,976,550 after deducting placement agency fees and other expenses. The net proceeds from the Private Placement will be used for working capital and general corporate purposes.

     Acquisition of Ice Rink Business. On January 31, 1997, Panthers Holdings acquired substantially all of the business, assets and operations of Iceland (Coral Springs) Corp. ("Iceland") and Iceland Holdings, Inc. ("IHI"), including the business, assets and operations of an operating twin-pad ice rink facility (the "Ice Rink Business"), located in Coral Springs, Florida. In addition, Panthers Holdings acquired from an architectural firm and its principal certain architectural plans and designs relating to the Ice Rink Business. The consideration paid by the Company in connection with these acquisitions consisted of the assumption by Panthers Holdings of a maximum obligation of approximately $8,100,000 in construction related debt, of which approximately $6,700,000 was repaid upon consummation of the referenced acquisition, $1,000,000 in cash and 212,766 shares of unregistered, but otherwise unrestricted, Class A Common Stock. These acquisitions were financed with working capital and have been accounted for as a purchase business combination.

     Class Action Litigation. On January 28, 1997 and February 3, 1997, purported class action lawsuits were filed against Panthers Holdings and certain of its directors and officers in the United States District Court for the Southern District of Florida. The suits claim, among other things, that the defendants violated Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 thereunder, by making untrue statements or omitting to state material facts, in connection with sales of Panthers Holdings' Class A Common Stock by the plaintiff and others in the purported class between November 13, 1996 and December 22, 1996. The suits generally seek, among other things, certification as a class and an award of damages in an amount to be determined at trial. Panthers Holdings intends to vigorously defend against these suits.

                   PANTHERS HOLDINGS SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following information has been derived from the financial statements of Panthers Holdings. The financial statements of Panthers Holdings as of and for the periods ended June 30, 1996, 1995, 1994 and 1993 have been audited by Arthur Andersen LLP, independent certified public accountants. The audited financial statements as of June 30, 1996 and 1995 and for the three years ended June 30, 1996 are included elsewhere herein. The selected financial data as of December 31, 1996 and for the six months ended December 31, 1996 and 1995 are derived from unaudited interim financial statements contained elsewhere herein. Operating results for the six months ended December 31, 1996 are not necessarily indicative of results that may be expected for the year ending June 30, 1997. The financial data set forth below should be read in conjunction with the financial statements and notes thereto contained elsewhere in this Solicitation Statement. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations of Panthers Holdings."

                        SIX MONTHS ENDED                                               INCEPTION
                          DECEMBER 31,          FISCAL YEARS ENDED JUNE 30,       (DECEMBER 2, 1992)
                       -------------------    --------------------------------     THROUGH JUNE 30,
                        1996        1995        1996        1995        1994             1993
                       -------    --------    --------    --------    --------    -------------------
Revenue..............  $15,383    $ 13,112    $ 34,087    $ 17,746    $ 21,682          $   --
Cost of Revenue......   20,048      18,686      44,329      22,779      25,701             768
Amortization and
  depreciation.......    1,795       2,730       9,815       6,266       6,444               2
                       -------    --------    --------    --------    --------         -------
Net operating loss...   (6,460)     (8,304)    (20,057)    (11,299)    (10,463)           (770)
Interest and other,
  net................   (2,339)     (2,233)     (5,082)     (4,087)     (2,463)           (167)
                       -------    --------    --------    --------    --------         -------
Net loss.............  $(8,799)   $(10,537)   $(25,139)   $(15,386)   $(12,926)         $ (937)
                       =======    ========    ========    ========    ========         =======
PRO FORMA DATA:
Net loss per share...  $ (1.19)(b) $  (2.00)(a) $  (4.76)(a) $  (2.96)(a) $  (2.93)(a)       $(0.21)(a)
Weighted average
  shares
  outstanding........    7,418(b)    5,276(a)    5,276(a)    5,203(a)    4,405(a)        4,405(a)

                                                                      JUNE 30,
                                    DECEMBER 31,    --------------------------------------------
                                        1996          1996        1995        1994        1993
                                    ------------    --------    --------    --------    --------
Balance Sheet Data:
Total current assets..............    $31,036       $  3,756    $  3,408    $  2,996    $  9,117
Total current liabilities.........     20,353         67,786      50,292      17,712      15,605
Total assets......................     73,737         47,760      53,587      49,019      59,669
Long-term obligations.............      3,341         28,277      25,643      45,169      45,000
Shareholders' equity (deficit)....     50,043        (48,303)    (22,348)    (13,862)       (937)

---------------

(a) Net loss per share and weighted average shares outstanding are determined based on the 5,275,678 shares issued in connection with the reorganization of Panthers Holdings consummated on November 18, 1996 (the "Reorganization") as follows:

    (i) The 4,404,710 shares issued in exchange for the partnership interests of the Club, as if they had been outstanding for the entire period presented.

    (ii) The 870,968 shares issued in exchange for the partnership interests of the Decoma Entities, as if they had been outstanding since August 6, 1994, the date of their acquisition by Mr. Huizenga.

(b) Net loss per share and weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the Reorganization as if they had been outstanding for the entire period presented and (ii) the 7,300,000 shares issued in connection with Panthers Holdings' initial public offering and concurrent offering consummated on November 18, 1996 (the "Offerings") for the period for which they were actually outstanding.

                       2301 LTD. SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

     The following information has been derived from the audited financial statements of 2301 Ltd. The financial statements of 2301 Ltd. as of and for the periods ended December 31, 1995, 1994 and 1993 have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial statements of 2301 Ltd. as of and for the year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent certified public accountants. The audited financial statements as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 are included elsewhere herein. The financial data set forth below should be read in conjunction with the financial statements and notes thereto contained elsewhere in this Solicitation Statement. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations of 2301 Ltd."

                                                                                    INCEPTION
                                                     FISCAL YEARS ENDED          (JUNE 29, 1993)
                                                        DECEMBER 31,                 THROUGH
                                                -----------------------------      DECEMBER 31,
                                                 1996       1995       1994            1993
                                                -------    -------    -------    ----------------
Statement of Operations Data:

Revenue:
  Rooms.....................................    $12,886    $11,778    $ 9,784        $ 3,325
  Yachting and marina service...............      3,613      3,186      3,158          1,261
  Food, beverage and banquets...............      8,757      8,152      6,890          2,955
  Telephone, retail and other...............      2,467      2,517      2,101            728
                                                -------    -------    -------        -------
          Total revenue.....................     27,723     25,633     21,933          8,269
Cost of Revenue:
  Rooms.....................................      2,802      2,659      2,444          1,171
  Yachting and marina service...............      1,199        984        870            357
  Food, beverage and banquets...............      6,544      6,273      5,670          2,762
  Telephone, retail and other...............      1,098      1,121      1,082            443
  Selling, general & administrative.........      3,390      3,489      3,020          1,602
  Property maintenance and energy costs.....      2,724      2,535      2,424          1,390
  Royalty fees, property taxes, etc.........      1,934      1,705      1,664            886
                                                -------    -------    -------        -------
          Total cost of revenue.............     19,691     18,766     17,174          8,611
Amortization and depreciation...............      1,676      1,566      1,428            541
                                                -------    -------    -------        -------
Operating income (loss).....................      6,356      5,301      3,331           (883)
                                                -------    -------    -------        -------
Interest and other, net.....................     (2,201)    (2,313)    (2,060)          (988)
                                                -------    -------    -------        -------
Net income (loss)...........................    $ 4,155    $ 2,988    $ 1,271        $(1,871)
                                                =======    =======    =======        =======

                                                                    DECEMBER 31,
                                                      ----------------------------------------
                                                       1996       1995       1994       1993
                                                      -------    -------    -------    -------
Balance Sheet Data:
Total current assets................................  $ 7,407    $ 7,280    $ 4,981    $ 3,937
Total current liabilities...........................    2,109      2,804      2,134      3,216
Total assets........................................   36,193     36,714     35,069     34,394
Long-term obligations...............................   25,742     25,522     25,035     23,549
Partners' equity....................................    8,342      8,388      7,900      7,629

                       RAHN LTD. SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

     The following information has been derived from the audited Financial Statements of Rahn Ltd. The Financial Statements of Rahn, Ltd. as of and for the periods ended December 31, 1996, 1995 and 1994 have been audited by Arthur Andersen LLP, independent certified public accountants. The audited financial statements as of December 31, 1996 and 1995 and for the two years ended December 31, 1996 and for the period from inception (June 28, 1994) to December 31, 1994 are included elsewhere herein. The financial data set forth below should be read in conjunction with the financial statements and notes thereto contained elsewhere in this Solicitation Statement. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations of Rahn Ltd."

                                                      FISCAL YEARS ENDED
                                                         DECEMBER 31,       PERIOD FROM INCEPTION
                                                      ------------------     (JUNE 28, 1994) TO
                                                       1996       1995        DECEMBER 31, 1994
                                                      -------    -------    ---------------------
Statement of Operations Data:

Revenue:
  Rooms...........................................    $ 6,881    $ 5,338             $1,421
  Yachting and marina service.....................      3,871      4,213              1,996
  Food, beverage and banquets.....................      2,687      1,782                621
  Telephone, retail and other.....................      2,571      2,136                672
                                                      -------    -------            -------
          Total revenue...........................     16,010     13,469              4,710
Cost of Revenue:
  Rooms...........................................      1,499      1,295                573
  Yachting and marina service.....................        766        996                536
  Food, beverage and banquets.....................      2,105      1,593                758
  Telephone, retail and other.....................      1,126      1,060                399
  Selling, general & administrative...............      1,790      1,760                671
  Property maintenance and energy costs...........      1,406      1,286                760
  Royalty fees, property taxes, etc...............      1,882      1,852                746
                                                      -------    -------            -------
          Total cost of revenue...................     10,574      9,842              4,443
Amortization and depreciation.....................      1,971      1,849                593
                                                      -------    -------            -------
Operating income (loss)...........................      3,465      1,778               (326)
                                                      -------    -------            -------
Interest and other, net...........................     (1,307)    (1,399)              (426)
                                                      -------    -------            -------
Net income (loss).................................    $ 2,158    $   379             $ (752)
                                                      =======    =======            =======

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                               1996       1995       1994
                                                              -------    -------    -------
Balance Sheet Data:
Total current assets........................................  $ 3,527    $ 1,836    $ 1,718
Total current liabilities...................................   16,841      2,007      3,140
Total assets................................................   32,626     32,129     30,040
Long-term obligations.......................................       --     15,495     12,651
Partners' equity............................................   15,785     14,627     14,248

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following unaudited pro forma financial data for the six months ended December 31, 1996 and the year ended June 30, 1996 give effect to the Exchanges and the Private Placement, in the aggregate, as if the Exchanges occurred at the beginning of the periods presented for results of operations data and as if the Exchanges and the Private Placement occurred as of the balance sheet date for balance sheet data. The selected unaudited pro forma financial data was derived from, and should be read in conjunction with, the unaudited pro forma financial statements and the notes thereto appearing elsewhere in this Solicitation Statement. The unaudited pro forma data is not necessarily indicative of the combined results of operations or financial position that would have occurred if the Exchanges had occurred at the beginning of the periods presented nor are they necessarily indicative of future operating results. There can be no assurance that the Exchanges will be completed.

                                              SIX             SIX          FISCAL      FISCAL
                                             MONTHS          MONTHS         YEAR        YEAR
                                             ENDED           ENDED         ENDED        ENDED
                                          DECEMBER 31,    DECEMBER 31,    JUNE 30,    JUNE 30,
                                              1996            1996          1996        1996
                                          ------------    ------------    --------    ---------
                                             ACTUAL        PRO FORMA       ACTUAL     PRO FORMA
Revenue...............................      $15,383         $34,817       $ 34,087    $ 75,234
Cost of revenue.......................       20,048          34,619         44,329      73,738
Amortization and depreciation.........        1,795           4,371          9,815      14,816
                                            -------         -------       --------    --------
Net operating loss....................       (6,460)         (4,173)       (20,057)    (13,320)
Interest and other, net...............       (2,339)         (1,985)        (5,082)     (3,691)
                                            -------         -------       --------    --------
Net loss..............................      $(8,799)        $(6,158)      $(25,139)   $(17,011)
                                            =======         =======       ========    ========
PRO FORMA DATA:
Net loss per share....................      $ (1.19)(d)     $  (.32)(c)   $  (4.76)(a) $   (.92)(b)
Weighted average shares outstanding...        7,418(d)       19,237(c)       5,276(a)   18,514(b)

                                                      DECEMBER 31, 1996
                                                     --------------------
                                                                   PRO
                                                      ACTUAL      FORMA
                                                     ---------   --------
Balance Sheet Data:
Total current assets...............................  $ 31,036    $ 98,013
Total current liabilities..........................    20,353      35,848
Total assets.......................................    73,737     260,890
Long-term obligations..............................     3,341      29,083
Shareholders' equity...............................    50,043     195,959

---------------

(a) Net loss per share and weighted average shares outstanding are determined based on the 5,275,678 shares issued in connection with the Reorganization as if they had been outstanding for the entire period presented.
(b) Net loss per share and weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the Reorganization, (ii) 4,838,710 shares (of the 7,300,000 shares offered in the Offerings) issued to repay Panthers Holdings' outstanding indebtedness and (iii) 8,400,000 shares to be issued in connection with the Exchange Agreements, as if they had been outstanding for the entire period presented.
(c) Weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the Reorganization as if they had been outstanding for the entire period presented, (ii) 4,838,710 shares (of the 7,300,000 shares offered in the Offerings) issued to repay Panthers Holdings' outstanding indebtedness as if they had been outstanding for the period prior to the Offerings, (iii) 7,300,000 shares issued in connection with the Offerings for the period for which they were outstanding and (iv) 8,400,000 shares to be issued in connection with the Exchange Agreements as if the shares had been outstanding for the entire period presented.
(d) Weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the Reorganization as if they had been outstanding for the entire period presented and (ii) 7,300,000 shares issued in connection with the Offerings for the period for which they were outstanding.

                        SOLICITATION OF WRITTEN CONSENTS

ACTION BY WRITTEN CONSENT; PURPOSE; RECORD DATE

     This Solicitation Statement is being furnished to shareholders of Panthers Holdings in connection with the solicitation of written consents to proposals to approve and adopt each of the Exchange Agreements. As a result of each of the Exchanges, Panthers Holdings will own, directly or indirectly, all of the general and limited partnership interests of 2301 Ltd. and Rahn Ltd.

     In lieu of a special meeting of shareholders of Panthers Holdings, action to approve and adopt each of the Exchange Agreements will be taken by written consent. The Exchanges will be consummated as soon as practicable after the requisite number of shares of Class A Common Stock and Class B Common Stock, voting separately as individual classes, have consented to approve and adopt each of the Exchange Agreements. Notwithstanding the foregoing, written consents to approve and adopt the Exchange Agreements shall only be effective to take such corporate action if the number of consents required to approve and adopt the Exchange Agreements are delivered to Panthers Holdings within 60 days of the date of the earliest consent delivered to Panthers Holdings.

     The Board has fixed the close of business on December 20, 1996 as the Record Date for the determination of Panthers Holdings shareholders entitled to consent to the proposals to approve and adopt each of the Exchange Agreements.

CONSENTS REQUIRED; RECOMMENDATION OF THE BOARD

     Written consents from the holders of a majority of the shares of Class A Common Stock and Class B Common Stock outstanding on the Record Date, voting separately as individual classes, are required to approve and adopt the Exchange Agreements. Only shareholders of record at the close of business on the Record Date are entitled to consent to the proposals to approve and adopt the Exchange Agreements. As of the Record Date, 12,320,678 shares of Class A Common Stock and 255,000 shares of Class B Common Stock were issued and outstanding and entitled to consent to the proposals to approve and adopt each of the Exchange Agreements. The Class A Common Stock and Class B Common Stock are identical in all respects, except that each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 10,000 votes. See "DESCRIPTION OF PANTHERS HOLDINGS CAPITAL STOCK."

     PANTHERS HOLDINGS SHAREHOLDERS WHO FAIL TO PROPERLY EXECUTE AND RETURN A CONSENT FORM WITH RESPECT TO THEIR SHARES OF PANTHERS COMMON STOCK WILL IN EFFECT BE VOTING AGAINST THE PROPOSALS TO APPROVE AND ADOPT EACH OF THE EXCHANGE AGREEMENTS.

     As of the Record Date, 6,791,678 shares of the Class A Common Stock (approximately 55% of the outstanding shares of Class A Common Stock) and all of the 255,000 shares of the Class B Common Stock were beneficially owned by the directors and officers of Panthers Holdings. Such directors and officers have indicated to Panthers Holdings that they intend to vote their shares of the Panthers Common Stock in favor of approval and adoption of each of the Exchange Agreements. Therefore, approval of each of the Exchanges by the holders of a majority of each of the Class A Common Stock and the Class B Common Stock is assured.

     THE BOARD UNANIMOUSLY BELIEVES THAT THE EXCHANGES ARE IN THE BEST INTERESTS OF PANTHERS HOLDINGS AND ITS SHAREHOLDERS AND RECOMMENDS THAT PANTHERS HOLDINGS SHAREHOLDERS VOTE TO APPROVE AND ADOPT EACH OF THE EXCHANGE AGREEMENTS.

USE AND REVOCATION OF CONSENT FORMS; SOLICITATION

     Shares of Panthers Common Stock which are represented by properly executed, dated and returned consent forms will be given effect in accordance with the directions thereon, unless such consent forms shall have previously been properly revoked. Under Florida law, a shareholder may revoke his proxy prior to

Panthers Holdings receiving the requisite number of shares to approve the transaction. As certain directors and officers of Panthers Holdings who hold a majority of all the issued and outstanding shares of Class A Common Stock have indicated their intention to vote in favor of the Exchanges, the shareholders will be limited in their ability to revoke consents prior to the approval of the Exchanges. Management of the Company currently expects that the Exchanges will be consummated within five (5) business days of the date of this Solicitation Statement. Shareholders will, therefore, most likely be able to revoke their consents only within the first five (5) business days after the date of this Solicitation Statement. If no directions are indicated, the shares of Panthers Common Stock represented by such consent form shall be deemed to have consented to the approval and adoption of each of the Exchange Agreements. A shareholder who has delivered a consent form may revoke it at any time before unrevoked consents representing the requisite number of shares of Class A Common Stock and Class B Common Stock required to approve and adopt each of the Exchange Agreements have been received by Panthers Holdings. Consents may be revoked by delivering a written notice of revocation of such consent, or by submission of a properly executed consent form bearing a later date than the consent form being revoked, to Steven M. Dauria, Vice President and Chief Financial Officer, Florida Panthers Holdings, Inc., 100 Northeast Third Avenue, Second Floor, Fort Lauderdale, Florida 33301.

     In addition to soliciting consents by mail, directors, officers and employees of Panthers Holdings, without receiving additional compensation therefor, may solicit consents personally or by telephone, telegram or other forms of wire or facsimile communications. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements may also be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation material to the beneficial owners of shares of the Panthers Common Stock held of record by such persons, and Florida Panthers will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. Any questions or requests for assistance regarding this Solicitation Statement and related materials may be directed to Steven M. Dauria in writing at 100 Northeast Third Avenue, Second Floor, Fort Lauderdale, Florida 33301 or by telephone at (954) 768-1900.

APPRAISAL RIGHTS

     Shareholders of Panthers Holdings will have no appraisal rights under the Florida Business Corporation Act in connection with the Exchanges.

                                 THE EXCHANGES

     The following information describes the material aspects of each of the Exchanges. This description does not purport to be complete and is qualified in its entirety by reference to each of the Pier 66 Exchange Agreement and the Bahia Mar Exchange Agreement, which are attached hereto as Annex A and Annex B, respectively, and are incorporated herein by reference. See "THE EXCHANGE AGREEMENTS."

GENERAL

     The Pier 66 Exchange Agreement and the Bahia Mar Exchange Agreement provide for the exchange all of the ownership interests in each of the entities which own, directly or indirectly, all the general and limited partnership interests of 2301 Ltd. and Rahn Ltd., respectively, for an aggregate of 8,400,000 shares of Class A Common Stock. Upon consummation of the transactions contemplated by the Exchange Agreements, all the general and limited partnership interests in 2301 Ltd. and Rahn Ltd. will be owned, directly or indirectly, by Panthers Holdings. The discussion in this Solicitation Statement regarding the Exchanges and the description of the principal terms of each of the Exchange Agreements are subject to and qualified in their entirety by reference to the Exchange Agreements.

BACKGROUND OF THE EXCHANGES

     During the evening of December 17, 1996, Messrs. H. Wayne Huizenga, the Chairman of the Board of Panthers Holdings, and Richard C. Rochon, a Director of Panthers Holdings, met with John H. Anderson and Peter H. Roberts, representatives of 2301 Ltd. and Rahn Ltd., to discuss preliminarily the possibility of Panthers Holdings acquiring an interest in 2301 Ltd. and/or Rahn Ltd. On December 18, 1996, Mr. Anderson reported to Mr. Rochon that the equity owners of 2301 Ltd. and Rahn Ltd. were willing to discuss a potential transaction and its terms. Following this communication, Messrs. Huizenga and Rochon indicated that they would bring the proposed transactions to the attention of the Board of Panthers Holdings. As referenced above, Messrs. Huizenga and Rochon, together with Messrs. Berrard and Johnson, have a financial interest in the Exchanges. Specific percentage ownership interests after the Exchanges are referenced on page 22. See "Potential Conflicts of Interest."

     On December 20, 1996, the Board of Panthers Holdings met telephonically to discuss the proposed transactions. Participating in the meeting were all the members of the Board of Panthers Holdings and counsel to Panthers Holdings. At the meeting, Messrs. Huizenga and Rochon disclosed that they, along with Board members Berrard and Johnson, held interests in 2301 Ltd. and Rahn Ltd. and requested that Panthers Holdings' counsel provide appropriate advice. Counsel advised the Board of its fiduciary duties, in particular, that at least a majority of the directors not financially interested in the Exchanges should approve the Exchanges before sending the matter to a vote of the shareholders. The Board proceeded to consider the merits of the proposed Exchanges. Specifically, the Board, including the three (3) disinterested directors, in analyzing the proposed Exchanges considered the financial and other terms of the Exchange Agreements, the historical operating results of 2301 Ltd. and Rahn Ltd., certain forecasted operating results for 2301 Ltd. and Rahn Ltd., the opportunity to acquire Pier 66 and Bahia Mar for a ten (10) percent capitalization rate and the opportunity to diversify the sports and entertainment base of Panthers Holdings through the acquisition of unique resort properties. The directors not financially interested in the Exchanges approved the transactions, pending the receipt of an acceptable fairness opinion from DLJ.

     The Board set December 20, 1996 as the Record Date for the determination of Panthers Holdings shareholders entitled to consent to the proposals to approve and adopt the Exchange Agreements. The Board also authorized the issuance of up to 8,400,000 shares of Class A Common Stock in connection with the Exchanges. The Board authorized Richard H. Evans and Steven M. Dauria, the Vice President and Chief Financial Officer of Panthers Holdings, to negotiate and execute the Exchange Agreements. In addition, the Board engaged the services of DLJ for the purposes of rendering a fairness opinion relating to the proposed Exchanges. On December 22, 1996, the Board, having reviewed a form of each of the Pier 66 Exchange Agreement and the Bahia Mar Exchange Agreement, unanimously approved each of the Exchange Agreements and the transactions contemplated thereby, subject to the receipt of an acceptable fairness opinion from DLJ.

     The Board considered the valuation of the combined 2301 Ltd. and Rahn Ltd. properties relative to the market capitalization of Panthers Holdings in determining the fixed number of shares to be issued in the Exchanges. Given the comparability of the relative values, of 2301 Ltd. and Rahn Ltd. to Panthers Holdings, and the substantial number of shares to be issued in the Exchanges, the Board determined that issuance of a fixed number of shares was appropriate. While the properties were indeed separate partnerships, the transactions were linked for valuation purposes and contingent upon each other, due to the commonality of partnership interests and the desirability of obtaining both properties for purposes of existing synergies and economies of scale. The total of 8,400,000 shares to be issued in connection with the Exchanges and the allocation of such shares between the properties (4,450,000 shares for 2301 Ltd. and 3,950,000 shares for Rahn Ltd.) was determined by applying a ten (10) percent capitalization rate to the pro forma cash flow, less outstanding debt assumed.

REASONS FOR THE EXCHANGES; RECOMMENDATION OF THE BOARD

     THE BOARD OF PANTHERS HOLDINGS BELIEVES THAT THE EXCHANGES ARE FAIR TO, AND IN THE BEST INTERESTS OF, PANTHERS HOLDINGS AND THE SHAREHOLDERS OF PANTHERS HOLDINGS AND RECOMMENDS THAT THE SHAREHOLDERS OF PANTHERS HOLDINGS CONSENT TO THE PROPOSALS TO APPROVE AND ADOPT EACH OF THE EXCHANGE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     In making its determination, the Board considered the following material factors:

        (1) the financial and other terms and conditions of the Exchange Agreements;

        (2) the engagement of DLJ to deliver a written opinion, to the effect that, based upon the assumptions made, procedures followed, matters considered, and limits of review as set forth in such opinion, the Exchange Ratio is fair to Panthers Holdings from a financial point of view (for a summary of DLJ's opinion, including the assumptions made, procedures followed, matters considered, and limits of review, see "-- Opinion of DLJ" below);

        (3) the belief of the Board that, based on historical prior year and projected 1996 financial results, the acquisition of 2301 Ltd. and Rahn Ltd. would provide Panthers Holdings with a means of internally generating growth in revenue and ultimately in earnings, which growth would not otherwise be available to Panthers Holdings in its present lines of business. The basis of Panthers Holdings' determination in this regard was a review of the historical prior year and projected 1996 financial results (which ultimately were reflected in historical 1996 results) of 2301 Ltd. and Rahn Ltd. The actual historical prior year and 1996 financial results of 2301 Ltd. and Rhan Ltd., which are presented on pages F-30 and F-41, respectively, indicate year-over-year growth in revenue and earnings when compared to Panthers Holdings' comparable historical financial results, which are presented on page F-4;

        (4) the opportunity for shareholders of Panthers Holdings to maintain an equity interest in a broader, more diversified base of businesses in which Panthers Holders would operate if it were combined with 2301 Ltd. and Rahn Ltd.; and

        (5) the desire of Panthers Holdings to become a diversified sports, entertainment and leisure company by taking advantage of the opportunity to acquire unique, high-profile resort hotel marina properties.

     The Board did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it. Individual members of the Board may have given different weights to different factors. The Board also considered certain risks associated with entering the resort hotel business, such as seasonality of the hotel business in South Florida and the general impact that economic trends can have on tourism and the hotel industry, as well as the outstanding mortgage debt of 2301 Ltd. and Rahn Ltd.. Although the Exchanges will be dilutive from a percentage ownership and voting power standpoint to current shareholders not having a financial interest in the Exchanges, the Exchanges will be accretive with respect to pro forma earnings per share. Specifically, as reflected on page F-24 of this Solicitation Statement, the acquisitions of 2301 Ltd. and Rahn Ltd. decreased Panthers Holdings' pro forma loss per share from $4.76 per share to a pro forma $.92 per share for the year ended June 30, 1996 and from $1.19 per share to a pro forma $.32 per share for the six months ended December 31, 1996.

OPINION OF DLJ

     DLJ delivered the DLJ Opinion, dated January 15, 1997, that, based upon the assumptions made, procedures followed, matters considered, and limits of review as set forth in such opinion, the Exchange Ratio is fair to Panthers Holdings from a financial point of view. As the January 15, 1997 DLJ opinion was not available to the Board prior to the Board's approval of the Exchanges on either December 20, 1996 or December 22, 1996, but was rather a condition to the closing of the Exchanges, none of the detailed supporting DLJ analyses were considered by the Board in initially approving the Exchanges. None of the detailed supporting DLJ analyses have been or will be presented to the Board.

     THE FULL TEXT OF THE DLJ OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY DLJ, IS ATTACHED AS ANNEX C TO THIS SOLICITATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. PANTHERS HOLDINGS' SHAREHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS SOLICITATION STATEMENT. THE DLJ OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO AND DOES NOT CONTAIN A RECOMMENDATION TO ANY SHAREHOLDER OF PANTHERS HOLDINGS AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE EXCHANGES. THE CONSIDERATION TO BE PAID BY PANTHERS HOLDINGS IN THE EXCHANGES WAS DETERMINED INDEPENDENTLY BY PANTHERS HOLDINGS WITHOUT PARTICIPATION BY DLJ.

     In connection with arriving at the DLJ Opinion, DLJ reviewed each of the Exchange Agreements. DLJ also reviewed financial and other information that was publicly available or furnished to it by Panthers Holdings, 2301 Ltd. and Rahn Ltd., including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of each of 2301 Ltd. and Rahn Ltd. prepared by the management of each of 2301 Ltd. and Rahn Ltd. and certain financial projections of Panthers Holdings prepared by the management of Panthers Holdings. In addition, DLJ compared certain financial and securities data of Panthers Holdings with another company whose securities are traded in a public market, reviewed capitalization rates for hotel properties, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering the DLJ Opinion, the material analyses of which are summarized below.

     In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available from public sources, that was provided by Panthers Holdings, 2301 Ltd. and/or Rahn Ltd., or their respective representatives, or that was otherwise reviewed by DLJ. With respect to the financial projections supplied to DLJ, DLJ assumed that they had been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Panthers Holdings, 2301 Ltd. and Rahn Ltd. as to the future operating and financial performance of Panthers Holdings, 2301 Ltd. and Rahn Ltd. DLJ has not assumed any responsibility for making any independent evaluation of the assets or liabilities of 2301 Ltd. and Rahn Ltd. or for making any independent verification of any of the information it reviewed by DLJ.

     The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to DLJ as of, the date of the DLJ Opinion. In arriving at the DLJ Opinion, DLJ considered, among other things, as well as the value of the transactions contemplated by the Exchange Agreements, the inherent values of Panthers Holdings and 2301 Ltd. and Rahn Ltd. DLJ expresses no opinion as to the current market price of Panthers Holdings' securities in relation to the inherent value of 2301 Ltd. and Rahn Ltd., nor is DLJ expressing an opinion as to how such securities will trade in the future. The DLJ Opinion does not address the relative merits of the Exchanges and the other business strategies considered by the Board, nor does it address the Board's decision to proceed with the Exchanges. The DLJ Opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Exchanges.

     The following is a summary of the material factors considered and principal financial analyses performed by DLJ to arrive at the DLJ Opinion. DLJ performed certain procedures, including each of the financial analyses described below, and reviewed with the managements of Panthers Holdings, 2301 Ltd. and Rahn Ltd.

the assumptions on which such analyses were based and other factors, including the current and projected financial results of such companies.

     Pro Forma Exchange Analysis. DLJ analyzed certain pro forma effects resulting from the Exchanges. DLJ analyzed the pro forma effect of the Exchanges on earnings per share ("EPS") and earnings before interest, taxes, depreciation and amortization ("EBITDA") per share for Panthers Holdings. The analysis indicated that the pro forma EPS and pro forma EBITDA per share of Panthers Holdings would be higher in each of the fiscal years ending June 1997 through 2000 than comparable projections for Panthers Holdings as a stand-alone company during the same period. The results of the pro forma combination analysis are based upon the assumptions and projections supplied by the managements of Panthers Holdings, 2301 Ltd. and Rahn Ltd., and are not necessarily indicative of future operating results or financial position.

     Contribution Analysis. DLJ analyzed Panthers Holdings', 2301 Ltd.'s and Rahn Ltd.'s relative contribution to the combined companies with respect to revenues, EBITDA and operating income and compared such results to the percent of the combined companies the Panthers Holdings shareholders will own as a result of the Exchanges. Its analysis was considered for the historical and projected fiscal years ended June 1997 through 2000. As a result of the Exchanges, Panthers Holdings stockholders will own 60% of the combined companies (excluding shares issued to the existing shareholders in the Exchanges). For the fiscal years ended June 1997 and 1998, Panthers Holdings had or projected to have negative EBITDA and operating income compared to positive EBITDA and operating income for 2301 Ltd. and Rahn Ltd.

     Capitalization Method Analysis. DLJ also performed a capitalization analysis to evaluate the Exchange Rates. In conducting this analysis, DLJ relied on certain assumptions, financial results and forecast and other information provided by the management of 2301 Ltd. and Rahn Ltd. Using such information, DLJ calculated the estimated net operating income ("NOI") based on historical and projected unleveraged operating income adjusted for certain projected non-cash items (i.e., depreciation and amortization) and the reserve for capital expenditures. DLJ then determined a range of enterprise values by applying a range of capitalization rates to both NOI for fiscal 1996 and projected stabilized NOI. The capitalization rates selected ranged from 9.5% to 10.5% (the "Capitalization Rates") and were based on average capitalization rates for resorts and hotels taken from a variety of published sources including: PKF Consulting, CB Commercial, Equitable Real Estate Research, Landauer, Arthur Andersen LLP, Peter Korpacz and RERC. DLJ then subtracted the debt of $40.6 million from the range of enterprise values to determine a range of equity values for 2301 Ltd. and Rahn Ltd. Using the 1996 NOI and the Capitalization Rates, these analyses resulted in an equity value range of $73 million to $85 million for 2301 Ltd. and Rahn Ltd. Using the stabilized NOI and the Capitalization Rates, these analyses resulted in an equity value range of $98 million to $112 million for 2301 Ltd. and Rahn Ltd. These values compare favorably to the both the cost basis in Panthers Holdings of $120 million and the equity value of Panthers Holdings on December 20, 1996 (the last trading day prior to the announcement of the Exchanges) of $126 million.

     Discounted Cash Flow Analysis. DLJ also performed a discounted cash flow analysis to evaluate the Exchange Ratio. In conducting this analysis, DLJ also relied on certain assumptions, financial forecasts and other information provided by the management of 2301 Ltd. and Rahn Ltd. DLJ analyzed such forecasts and discounted the projected NOI from years ended December 1997 to 2000 provided in such projections backed to December 31, 1996 using discount rates ranging from 10% to 14%. To estimate the residual value of 2301 Ltd. and Rahn Ltd. at the end of the forecast period, DLJ applied terminal capitalization rates of 9% to 11% to the projected 2001 NOI and discounted such value estimates back to December 31, 1996 using discount rates ranging from 10% to 14%. DLJ then summed the present values of the free cash flows and the present values of the residual values to derive a range of implied enterprise values for 2301 Ltd. and Rahn Ltd. The range of implied enterprise values of 2301 Ltd. and Rahn Ltd. was then adjusted for debt to yield implied equity values of 2301 Ltd. and Rahn Ltd. ranging from $95 million to $126 million. These values compare favorably to both the cost basis in Panthers Holdings of $120 million and the equity value of Panthers Holdings on December 20, 1996 (the last trading day prior or the announcement of the Exchanges) of $126 million.

     Business Combinations. DLJ reviewed 11 transactions involving business combinations of lodging companies. The transaction values were considered as multiples of revenue and EBITDA. The multiples ranged from 1.5 times to 15.2 times revenues and from 5.3 times to 25.1 times EBITDA. The average multiples (excluding the high and low data points) were 3.7 times revenues and 11.6 times EBITDA. Based upon the value of Panthers Holdings on December 20, 1996 (the last trading day prior to the announcement of the Exchanges), the consideration given to 2301 Ltd. and Rahn Ltd. in the Exchanges was 2.9 times 1996 revenues and 9.2 times 1996 EBITDA.

     DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ was the lead underwriter in connection with Panthers Holdings' initial public offering of shares of its Class A Common Stock in November, 1996, for which DLJ received usual and customary underwriters compensation. DLJ has performed other investment banking and other services for Panthers Holdings and its affiliates in the past and has been compensated for such services.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Exchanges have been structured to qualify as tax-free transactions under Section 351 of the Internal Revenue Code of 1986, as amended. As a result, it is contemplated that no gains or losses will be recognized by Panthers Holdings or its shareholders solely as a result of the Exchanges.

ACCOUNTING TREATMENT

     Panthers Holdings will account for each of the Exchanges as a purchase. Under this method of accounting, the consideration paid for all of the ownership interests in each of the entities which own, directly or indirectly, all of the general and limited partnership interests in 2301 Ltd. and Rahn Ltd. will be separately allocated to the assets and liabilities of 2301 Ltd. and Rahn Ltd., respectively, based on their fair values, with any excess being treated as goodwill. The assets and liabilities and results of operations of 2301 Ltd. and Rahn Ltd. will be consolidated into the assets and liabilities and results of operations of Panthers Holdings subsequent to the Effective Date.

     All of the parties who will receive shares of the Class A Common Stock in connection with the Exchanges have agreed to hold such shares of Class A Common Stock for a period of 180 days from the date of the consummation of the Exchange Agreements.

                            THE EXCHANGE AGREEMENTS

     The following is a brief summary of certain terms of the Exchange Agreements, copies of which are attached as Annex A and Annex B to this Solicitation Statement and are incorporated herein by reference. All material terms of the Exchange Agreements are discussed herein. However, this summary is qualified in its entirety by reference to the full text of the Exchange Agreements.

THE EXCHANGES

     Pursuant to the Pier 66 Exchange Agreement, at the Effective Time all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in 2301 Ltd. will be exchanged for 4,450,000 shares of Class A Common Stock. Pursuant to the Bahia Mar Exchange Agreement, at the Effective Time all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in Rahn Ltd. will be exchanged for 3,950,000 shares of Class A Common Stock. Each of the shares of Class A Common Stock to be issued in connection with the Exchanges will be new originally issued shares. After the consummation of the transactions contemplated by the Exchange Agreements, Panthers Holdings will own all of the ownership interests of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in 2301 Ltd. and Rahn Ltd. The Exchanges will be consummated as soon as practicable after Panthers Holdings has received the requisite number of consents from its shareholders. The consummation of each of the Exchanges is conditioned upon the consummation of the other Exchange.

     The following charts represent the current ownership structure of each of 2301 Ltd. and Rahn Ltd.

2301 LTD.
                                     CHART
---------------

(1) Class B Limited Partners are not required to make additional capital contributions, have no rights to vote on partnership matters and do not participate in the allocation of ordinary partnership profits and losses. However, the Class B Limited Partners are entitled to limited distributions in connection with certain capital transactions.

     The Pier 66 Exchange Agreement was entered into as of December 22, 1996 by and among Panthers Holdings; 2301 SE 17th St., Inc. ("2301 Inc."), which is the sole general partner of 2301 MGT, Ltd. ("2301 MGT"), which is the sole general partner of 2301 Ltd.; all the shareholders of 2301 Inc. (the "2301 Shareholders"); Rahn Pier, Inc., a Florida corporation ("Rahn Pier"), which is a limited partner of 2301 Ltd.; all the shareholders of Rahn Pier (the "Rahn Shareholders," and together with the 2301 Shareholders, the "2301/Rahn Shareholders"), and all of the partners (the "2301 JV Partners") of 2301 Joint Venture, ("2301 JV"), which is a limited partner of 2301 Ltd. 2301 Ltd., 2301 Inc., 2301 MGT, Rahn Pier and 2301 JV are sometimes collectively referred to herein as the "2301/Rahn Companies."

RAHN LTD.

                                     CHART

     The Bahia Mar Exchange Agreement was entered into as of December 22, 1996 by and among Panthers Holdings; Rahn Bahia Mar, Inc. ("Rahn Inc."), which is the sole general partner of Rahn Bahia Mar, G.P., Ltd. ("Rahn Bahia Ltd."), which is the sole general partner of Rahn Bahia Mar, Ltd. ("Rahn Ltd."); all the shareholders of Rahn Inc. (the "Bahia Mar Shareholders"); Rahn Bahia, Inc. ("Rahn Bahia"), which is a limited partner of Rahn Ltd.; all the shareholders of Rahn Bahia (the "Rahn Shareholders," and together with the Bahia Mar Shareholders, the "Rahn Bahia Shareholders"), and all of the partners (the "Bahia Mar JV Partners") of Bahia Mar Joint Venture ("Bahia Mar JV"), which is a limited partner of Rahn Ltd. Rahn Ltd., Rahn Inc., Rahn Bahia Ltd., Rahn Bahia and Bahia Mar JV are sometimes collectively referred to herein as the "Rahn Bahia Companies." The Rahn Bahia Shareholders and the 2301/Rahn Shareholders are referred to hereinafter collectively as the "Shareholders." The Bahia Mar JV Partners and the 2301 JV Partners are referred to hereinafter collectively as the "JV Partners."

REPRESENTATIONS AND WARRANTIES

     Each of the Exchange Agreements contain various representations and warranties. The representations and warranties of the Shareholders and the JV Partners, as such terms are defined above and in the respective Exchange Agreements, with certain exceptions, relate to, among other things: (i) the partnership status of the limited partnerships and corporate status of the corporate partners, (ii) the power and authority to execute the Exchange Agreements, (iii) the enforceability of the Exchange Agreements, (iv) the capitalization relating to corporate partners and ownership relating to each of the limited partnerships, (v) the records of the limited partnerships and the corporate partners, (vi) financial condition, (vii) liabilities, (viii) litigation and environmental matters, (ix) real estate matters, (x) good title to and condition of assets, (xi) compliance with law,
(xii) labor and employment matters, (xiii) employee benefit plans, (xiv) tax matters, (xv) insurance matters, (xvi) licenses and permits, (xvii) intellectual property and (xviii) material contracts.

     The representations and warranties of Panthers Holdings relate to: (i) the corporate status of Panthers Holdings, (ii) the corporate power and authority of Panthers Holdings, (iii) the enforceability of the Exchange Agreements, (iv) the capitalization of Panthers Holdings and (v) the lack of any obligation to pay finder's, broker's or agent's fees or commissions.

CERTAIN COVENANTS

     Prior to the Effective Time, each of the Rahn Bahia Companies and each of the 2301/Rahn Companies, as such terms are defined in the respective Exchange Agreements, has agreed to, among other things, (i) use its best efforts to conduct its operations according to its ordinary and usual course of business, consistent with past practice, (ii) use its best efforts to preserve intact its business organization, (iii) to keep available the services of its current officers, employees and consultants and (iv) to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations.

CONDITIONS PRECEDENT TO CLOSING

     The obligations of the Shareholders, the JV Partners, the 2301/Rahn Companies and the Rahn Bahia Companies, as such terms are defined in the respective Exchange Agreements, to consummate the Exchanges are subject to satisfaction of the following additional conditions on or prior to the Effective Time, unless waived: (i) the representations and warranties of Panthers Holdings shall be true and correct at and as of the Effective Time; (ii) Panthers Holdings shall have performed and complied with all of its obligations under the Exchange Agreements; (iii) Panthers Holdings shall have delivered a certificate to the respective representatives of each of 2301 Ltd. and Rahn Ltd. certifying that the representations and warranties as provided in the relevant Exchange Agreement are true and correct and that all obligations have been complied with and performed; and (iv) there shall be no pending or threatened litigation against Panthers Holdings which could reasonably be expected to impair the Exchanges.

     The obligations of Panthers Holdings to consummate the Exchanges are subject to satisfaction of the following additional conditions on or prior to the Effective Time, unless waived: (i) the representations and warranties of the Shareholders and the JV Partners shall be true and correct at and as of the Effective Time; (ii) the Shareholders, the JV Partners, the 2301/Rahn Companies and the Rahn Bahia Companies shall have performed and complied with all of their respective obligations required by the relevant Exchange Agreement; (iii) Panthers Holdings shall have received certificates certifying that the representations and warranties as provided in the Exchange Agreements are true and correct and that all such obligations have been complied with and performed;
(iv) there shall have been no material adverse change to any of the 2301/Rahn Companies or the Rahn Bahia Companies; (v) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the 2301/Rahn Companies or the Rahn Bahia Companies; (vi) none of the properties and assets of the 2301/Rahn Companies or the Rahn Bahia Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a material adverse effect thereon; (vii) there shall have been delivered to Panthers Holdings a certificate to the effect that conditions specified in clauses (iv) through (vi) are true and correct; (viii) Panthers Holdings shall have received from counsel to the 2301/Rahn Companies and the Rahn Bahia Companies an opinion addressed to Panthers Holdings, and dated as of the Effective Time addressing (A) the corporate/partnership organization and status of the 2301/Rahn Companies and the Rahn Bahia Companies, (B) procurement of necessary consents, (C) capitalization and ownership, (D) such counsel's knowledge of any material proceedings against any of the 2301/Rahn Companies or any of the Rahn Bahia Companies which seek to restrain, prohibit, invalidate or collect damages arising out of the Exchanges, and (E) enforceability of the Exchange Agreements; (ix) the 2301/Rahn Companies and the Bahia Mar Companies shall have received any required consents to the Exchanges not more than 10 days prior to the

Effective Date; (x) Panthers Holdings shall have complied with any state or federal securities laws and requirements of the Nasdaq Stock Market applicable to the issuance of Class A Common Stock in connection with the Exchanges; (xi) 2301 Ltd. shall have entered into an Amended and Restated Management Agreement with respect to the management of Pier 66 with Rahn Pier MGT, Inc. on terms acceptable to Panthers Holdings in its sole discretion, for a term of three years; (xii) Rahn Ltd. shall have entered into an Amended and Restated Management Agreement with respect to the management of Bahia Mar with Rahn Bahia Mar MGT, Inc. on terms acceptable to Panthers Holdings in its sole discretion, for a term of three years; (xiii) Panthers Holdings shall be satisfied with the results of its due diligence review and environmental assessment pursuant to the Exchange Agreements; and (xiv) Panthers Holdings shall have received approval of the Exchange Agreements and the transactions contemplated thereby from its shareholders, and shall have received all other necessary approvals. While any of the referenced conditions to closing may legally be waived, Panthers Holdings does not currently plan to waive any of such conditions.

INDEMNIFICATION

     The Exchange Agreements provide that, subject to limitations described below, each of the Shareholders and the JV Partners, as the case may be and to the extent applicable, agree severally to indemnify and hold Panthers Holdings harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Panthers Holdings arising out of or resulting from (i) any material breach of a representation or warranty made by any of the Shareholders, the JV Partners, the 2301/Rahn Companies, or the Rahn Bahia Companies in or pursuant to the respective Exchange Agreements, (ii) any material breach of the covenants or agreements made by any of the Shareholders, the JV Partners, the 2301/Rahn Companies, or the Rahn Bahia Companies, in or pursuant to the respective Exchange Agreements, or (iii) any material inaccuracy in any certificate, schedule or other item delivered by any of the Shareholders, the JV Partners, the 2301/Rahn Companies, or the Rahn Bahia Companies, pursuant to the respective Exchange Agreements. Pursuant to the Exchange Agreements, Panthers Holdings shall be indemnified for a period of three (3) years. Upon expiration of the three year period, Panthers Holdings may be fully responsible for all liabilities discovered thereafter, including any later discovered environmental problems. Under the terms of each Exchange Agreement, the individual liability of each of the Shareholders and JV Partners is limited to an amount equal to (A) the indemnifiable damages (resulting from events described in clauses (i) through (iii) above), multiplied by (B) a fraction, the numerator of which is the number of Class A Common Stock in connection with the Exchanges issued to such partner under the respective Exchange Agreement and the denominator of which is the total number of Class A Common Stock in connection with the Exchanges. In addition, Panthers Holdings shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders and JV Partners, as the case may be, been true and correct and had the covenants and agreements of the Shareholders, the JV Partners, the 2301/Rahn Companies and the Rahn Bahia Companies, as the case may be, hereunder been performed in full.

TERMINATION

     The Exchange Agreements may be terminated and the Exchanges contemplated by the Exchange Agreements may be abandoned prior to the Effective Time:

          (a) by mutual written consent of all parties to the Exchange
     Agreements;

          (b) by Panthers Holdings in the event of a material breach by any of the Shareholders, the JV Partners, the 2301/Rahn Companies or the Rahn Bahia Companies of any provision of the Exchange Agreements;

          (c) by any of the Shareholders, the JV Partners, the 2301/Rahn Companies or the Rahn Bahia Companies in the event of a material breach by Panthers Holdings of any provision of the Exchange Agreements; or

          (d) by any of Panthers Holdings, the Shareholders, the JV Partners, the 2301/Rahn Companies or the Rahn Bahia Companies if the Closing has not occurred by April 1, 1997.

REGISTRATION RIGHTS

     The Exchange Agreements provide that Panthers Holdings shall utilize reasonable efforts to cause the shares of Class A Common Stock to be issued in connection with the Exchanges to be subsequently registered for resale by the holders thereof under the Securities Act of 1933, as amended, pursuant to an effective registration statement and be qualified under applicable state or blue sky laws; provided, however, Panthers Holdings may delay filing the registration statement, and may withhold efforts to cause the registration statement to become effective, if Panthers Holdings determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by Panthers Holdings (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised.

     Panthers Holdings shall pay all expenses incurred in connection with the registration, qualification and/or exemption of the shares issued in connection with the Exchanges, including any federal and state securities law registration and filing fees, printing expenses, fees and disbursements of Panthers Holdings' counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Panthers Holdings in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the registration statement or prospectuses contained therein. Panthers Holdings shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any holder of any of the shares issued in connection with the Exchanges.

                        POTENTIAL CONFLICTS OF INTEREST

     Certain directors of Panthers Holdings also have direct or indirect ownership interests in certain of the entities which own, directly or indirectly, all of the general or limited partnership interests in 2301 Ltd. and Rahn Ltd., which presents a potential conflict of interest to such directors in connection with the Exchanges. The following table sets forth, with respect to each such director, the direct or indirect percentage ownership of each of Rahn Ltd. and 2301 Ltd., the number of Panthers Holdings shares to be received by each such director in connection with the Exchanges, the number of shares of Panthers Holdings Class A Common Stock owned by each such director prior to the Exchanges and the number of shares of Panthers Holdings Class A Common Stock to be owned by each such director after the Exchanges. In light of these potential conflicts, the Exchanges have been approved by the Board, including the unanimous approval of financially disinterested directors who will not receive any Class A Common Stock in connection with the Exchanges.

                                                                         % OF
                                                         # SHARES OF   SHARES OF                    % OF       # SHARES OF
                                                           CLASS A      CLASS A    # SHARES OF    SHARES OF      CLASS A
                                                           COMMON       COMMON       CLASS A       CLASS A       COMMON
                                                            STOCK        STOCK       COMMON        COMMON         STOCK
                                                            TO BE        TO BE        STOCK         STOCK         TO BE
                                         RAHN    2301      ISSUED       ISSUED        OWNED         OWNED         OWNED
                                         LTD.%   LTD.%     IN THE       IN THE     BEFORE THE    BEFORE THE     AFTER THE
        NAME           CURRENT POSITION  OWNER   OWNER    EXCHANGES    EXCHANGES    EXCHANGES     EXCHANGES     EXCHANGES
        ----           ----------------  -----   -----   -----------   ---------   -----------   -----------   -----------
H. Wayne Huizenga....  Chairman          11.4%   13.3%      972,018      11.5%      5,020,678(1)    33.5%       5,992,696(1)
                         of the Board
Steven R. Berrard....  Director           8.4%    6.7%      592,877       7.0%        382,000        2.5%         974,877
George D. Johnson,
  Jr.................  Director          11.4%    0.0%      451,248       5.4%        412,000        2.7%         863,248
Richard C. Rochon....  Director           3.0%    6.7%      379,062       4.5%        391,000        2.6%         770,062
                                         ----    ----     ---------       ---       ---------        ---        ---------
    Totals...........                    34.2%   26.7%    2,395,205      28.5%      6,205,678       41.4%       8,600,883

                          % OF
                        SHARES OF
                         CLASS A
                         COMMON
                          STOCK
                          TO BE
                       ISSUED AND
                       OUTSTANDING
                        AFTER THE
        NAME            EXCHANGES
        ----           -----------
H. Wayne Huizenga....     25.6%

Steven R. Berrard....      4.2%
George D. Johnson,
  Jr.................      3.7%
Richard C. Rochon....      3.3%
                           ---
    Totals...........     36.8%

---------------

(1) Includes 100,000 shares of Class A Common Stock owned by Mr. Huizenga's wife, Martha J. Huizenga.

        EFFECT OF EXCHANGES ON RIGHTS OF PANTHERS HOLDINGS SHAREHOLDERS

     Upon consummation of the Exchanges, each of the owners of the entities which own, directly or indirectly, all of the general and limited partnership interests in each of 2301 Ltd. and Rahn Ltd. will become holders of Panthers Holdings Class A Common Stock and their rights as such will be governed by Panthers Holdings' Articles of Incorporation and Bylaws. The rights of current Panthers Holdings shareholders under Panthers Holdings' Articles of Incorporation and Bylaws will, however, be unaffected by the Exchanges.

                           COMPARATIVE PER SHARE DATA

     Set forth below are historical earnings (loss) and book value per common share data of Panthers Holdings, individually, and unaudited pro forma per common share data for 2301 Ltd. and Rahn, Ltd., individually and Panthers Holdings, 2301 Ltd. and Rahn Ltd., combined ("Panthers Holdings -- Pro Forma"). The Panthers Holdings -- Pro Forma information gives effect to the consummation of the Exchange Agreements as if such events occurred for balance sheet purposes at the balance sheet date and for statement of operations purposes at the beginning of the periods presented and the Private Placement as if such event occurred for balance sheet purposes at the balance sheet date. The unaudited pro forma data for Panthers Holdings was derived from, and should be read in conjunction with, the unaudited condensed consolidated pro forma financial statements and notes thereto included elsewhere in this Proxy Statement. No cash dividends were declared on the common stock of Panthers Holdings for the periods presented. The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements of Panthers Holdings, 2301 Ltd. and Rahn Ltd., including the notes thereto, and the Unaudited Pro Forma Consolidated Financial Statements included elsewhere in this Proxy Statement.

                                                           SIX MONTHS ENDED ON     YEAR ENDED ON OR AT
                                                         OR AT DECEMBER 31, 1996      JUNE 30, 1996
                                                         -----------------------   -------------------
PANTHERS HOLDINGS -- HISTORICAL
Loss per share.........................................             $(1.19)(a)             $(4.76)
Book value per share...................................             $ 3.98(a)              $(9.16)
2301 LTD. -- PRO FORMA
Earnings per share.....................................             $ 0.18(b)              $ 0.72(b)(d)
Book value per share...................................             $ 1.87(b)              $ 1.69(b)
RAHN LTD. -- PRO FORMA
Earnings per share.....................................             $ 0.12(c)              $ 0.35(c)(d)
Book value per share...................................             $ 4.00(c)              $ 3.87(c)
PANTHERS HOLDINGS -- PRO FORMA
Loss per share.........................................             $(0.32)                $(0.92)
Book value per share...................................             $ 8.36                   5.18

---------------

(a) Loss per share and book value per share outstanding are determined based on the 5,275,678 shares issued in connection with the Reorganization as if they had been outstanding for the entire period presented.
(b) Earnings per share and book value per share are based on the 4,450,000 shares to be issued in connection with the Exchange Agreements. Such shares will be allocated ratably to the individual partners, regardless of class of ownership, based upon their relative ownership percentages, as no individual partnership units exist. Accordingly, no historical earnings and book value per unit disclosures have been presented.
(c) Earnings per share and book value per share are based on the 3,950,000 shares to be issued in connection with the Exchange Agreements. Such shares will be allocated ratably to the individual partners, regardless of class of ownership, based upon their relative ownership percentages, as no individual partnership units exist. Accordingly, no historical earnings and book value per unit disclosures have been presented.
(d) 2301 Ltd. and Rahn Ltd. have fiscal years which end on December 31. Reflected hereon are the results of operations for 2301 Ltd. and Rahn Ltd. for the twelve month period ended June 30, 1996.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Panthers Holdings' Class A Common Stock as of March 3, 1997 by (a) each of the Panthers Holdings' directors, (b) all executive officers and directors of the Panthers Holdings as a group and (c) all persons who own beneficially more than five percent of the Panthers Holdings' Class A Common Stock.

                                                        CLASS A COMMON STOCK        CLASS A COMMON STOCK
                                                         BENEFICIALLY OWNED       TO BE BENEFICIALLY OWNED
          NAME                      TITLE               BEFORE THE EXCHANGES         AFTER THE EXCHANGES
          ----                      -----            --------------------------   -------------------------
                                                      SHARES         PERCENT(1)     SHARES      PERCENT(2)
H. Wayne Huizenga(3)....  Chairman of the Board      5,020,678(4)(5)    33.5%      5,992,696(5)     25.6%
Richard H. Evans........  President and Director       100,000             *         100,000       *
William A. Torrey.......  President of Florida
                            Panthers Hockey Club,
                            Inc. and Director           50,000             *          50,000       *
Alex Muxo...............  President of Arena
                            Development and Arena
                            Operator                    40,000             *          40,000       *
Steven M. Dauria........  Vice President and Chief
                            Financial Officer            5,000             *           5,000       *
Steven R. Berrard.......  Director                     382,000           2.5%        974,877         4.2%
Harris W. Hudson........  Director                     391,000           2.6%        391,000         1.7%
George D. Johnson, Jr...  Director                     412,000           2.7%        863,248         3.7%
Richard C. Rochon.......  Director                     391,000           2.6%        770,062         3.3%
All directors and
  executive officers as
  a group (9 persons)...                             6,791,678          45.3%      9,186,883        39.3%

---------------

 *  Less than one percent (1%).
(1) Percentage of beneficial ownership is based on 14,993,444 shares of Class A Common Stock outstanding at March 3, 1997.
(2) Percentage of beneficial ownership is based on 23,393,444 shares of Class A Common Stock to be outstanding upon consummation of the Exchanges.
(3) Mr. Huizenga's address is 100 Northeast Third Avenue, Second Floor, Fort Lauderdale, Florida 33301.
(4) Mr. Huizenga also owns 255,000 shares of Class B Common Stock, constituting 100% of the outstanding Class B Common Stock.
(5) Includes 100,000 shares of Class A Common Stock owned by Mr. Huizenga's wife, Martha J. Huizenga.

                 DESCRIPTION OF PANTHERS HOLDINGS CAPITAL STOCK

     Panthers Holdings' authorized capital consists of 100,000,000 shares of Class A Common Stock, par value $.01 per share, and 10,000,000 shares of Class B Common Stock, par value $.01 per share. No preferred stock is authorized.

COMMON STOCK

     As of March 3, 1997, there were 14,993,444 shares of Class A Common Stock and 255,000 shares of Class B Common Stock issued and outstanding. The Class A Common Stock and Class B Common Stock are identical in all respects, except that each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 10,000 votes. In the event of a liquidation, dissolution or winding up of Panthers Holdings, the holders of Class A Common Stock and Class B Common Stock are entitled to share equally and ratably in the assets of Panthers Holdings, if any, remaining after paying all debts and liabilities of Panthers Holdings. The holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends, on a share-for-share basis if, as and when declared by the Board out of funds legally available therefor, subject to any dividend restrictions in Panthers Holdings' credit facilities and the NHL Bylaws. Holders of Class B Common Stock are entitled to convert each share of Class B Common Stock into one share of Class A Common Stock at any time.

     The NHL Constitution and Bylaws contain provisions which may in some circumstances operate to prohibit a person from acquiring the Class A Common Stock and affect the value of such Class A Common Stock. In general, any acquisition of shares of Class A Common Stock which will result in a person or a group of persons holding a five percent or more interest in Panthers Holdings, and each acquisition of shares of Class A Common Stock which will result in a person or a group of persons holding any multiple of a five percent interest, will require the prior approval of the NHL, which may be granted or withheld in the sole discretion of the NHL. The prospective purchaser will be required to submit to the NHL an application, in a form to be prescribed from time to time by the NHL, providing certain information relating to that person's background. Upon receipt of such application, the Commissioner of the NHL (the "Commissioner") shall have the right to conduct an investigation with respect to the prospective purchaser, which may include an interview by the Commissioner's office or one or more NHL owners and the submission of such information about the prospective purchaser, whether or not confidential, as the Commissioner shall deem relevant in his sole discretion. In addition, the NHL may condition its approval upon the execution, delivery and performance by the prospective purchaser of such documents as the Commissioner shall prescribe. The expense of the NHL's investigation must be paid by the prospective purchaser, whether or not its application is approved. If and when a prospective purchaser receives the NHL's consent to acquire a five percent or more interest in Panthers Holdings, such prospective purchaser will be required to acknowledge that the purchaser shall be bound by the applicable provisions of the NHL Constitution and Bylaws.

     In addition, no person who directly or indirectly owns any interest in a privately-held NHL team, or a five percent or more interest in any other publicly-held NHL team, may own, directly or indirectly, a five percent or more interest in Panthers Holdings, without the prior approval of the NHL. The NHL Constitution and Bylaws also contain provisions which would prohibit an owner of a five percent or more interest in Panthers Holdings from engaging in certain activities, such as wagering on any game in which an NHL team participates. NHL players and referees and employees of the NHL and its member clubs (other than Panthers Holdings) are not eligible to purchase or hold Panthers Common Stock. The NHL could in the future adopt different or additional restrictions which could adversely affect the shareholders.

     Furthermore, the grant of a security interest in any of the assets of the Florida Panthers, or any direct or indirect ownership interest in Panthers Holdings, of five percent or more, shall require the prior approval of the NHL, which may be withheld in the NHL's sole discretion and, in that connection, the NHL will require a consent agreement satisfactory to the NHL. NHL rules limit the amount of debt that may be secured by the assets of, or ownership interests in, an NHL club and require that the parties to any secured loan that is approved execute an agreement limiting the rights of the lenders and the club (or shareholder) under certain circumstances, including upon an event of default or foreclosure. These limitations may adversely affect the rights of the club (or shareholder) under certain circumstances.

     Failure by a holder of a five percent or more interest to comply with these restrictions may result in a forced sale of such holder's interest in Panthers Holdings or the repurchase of such interests by Panthers Holdings. Panthers Holdings' Articles of Incorporation provide that Panthers Holdings may redeem, at the lower of fair market value or cost, shares held by any person or entity who becomes the owner of five percent or more of Panthers Holdings' shares without the approval of the NHL. These restrictions are contained in a legend on each certificate issued evidencing shares of Class A Common Stock.

     The transfer agent and registrar for the Class A Common Stock is The First National Bank of Boston.

CERTAIN PROVISIONS OF FLORIDA LAW

     The directors of Panthers Holdings are subject to the "general standards for directors" provisions set forth in the Florida Business Corporation Act (the "FBCA"). These provisions provide that in discharging his or her duties and determining what is in the best interests of Panthers Holdings, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of Panthers Holdings and its shareholders and the social, economic, legal or other effects of any proposed action on the employees, suppliers or customers of Panthers Holdings, the community in which Panthers Holdings operates and the economy in general. Interests of other constituencies in addition to the Panthers Holdings' shareholders may be considered, and directors who take into account these other factors may make decisions which are less beneficial to some, or a majority, of the shareholders than if the law did not permit consideration of such other factors.

     Panthers Holdings has elected to opt out of the Florida Control Share Act and the Florida Affiliated Transactions Act. The Florida Control Share Act generally provides that shares acquired in a "control share acquisition" will not possess any voting rights unless such voting rights are approved by a majority of the corporation's disinterested shareholders. A "control share acquisition" is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding "control shares" of a publicly held Florida corporation. "Control shares" are shares, which, except for the Florida Control Share Act, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after acquisition of such shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (i) at least 20% but less than 33% of all voting power,
(ii) at least 33% but less than a majority of all voting power, or (iii) a majority or more of all voting power. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates).

LIMITED LIABILITY AND INDEMNIFICATION

     Under the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director breached or failed to perform his duties as a director and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (B) a transaction from which the director derived an improper personal benefit either directly or indirectly, (C) a circumstance under which an unlawful distribution is made, (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (E) in a proceeding by or in the right of someone other than the corporation or shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or acting out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the FBCA.

     The Articles of Incorporation and Bylaws of Panthers Holdings provide that Panthers Holdings shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of Panthers Holdings, as well as any officers or employees of Panthers Holdings to whom Panthers Holdings has agreed to grant indemnification.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     Certain of the data contained herein may include forward-looking information and actual results could differ from that set forth below. The following discussion should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included elsewhere herein. In addition, reference should be made to the audited consolidated financial statements and notes thereto and related Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein.

     The historical selected financial data of Panthers Holdings included herein include the financial position and results of operations of Decoma Investment, Inc. I ("Decoma I") and Decoma Investment, Inc. II ("Decoma II"), which Mr. Huizenga acquired in August of 1994. As this transaction was among entities under common control, it has been accounted for on a historical cost basis in a manner similar to a pooling of interests, and, accordingly, Panthers Holdings' historical balance sheets, statements of operations, statements of shareholders' equity and statements of cash flows have been presented as if Panthers Holdings were combined with Decoma I and Decoma II (collectively, the "Decoma Entities") as of the date Mr. Huizenga acquired the Decoma Entities.

OVERVIEW

     Panthers Ltd., now a 100% subsidiary of Panthers Holdings, was formed in December 1992 to own and operate the Club. In April 1993, the NHL awarded Panthers Ltd. a hockey franchise, and the Club commenced play in the NHL in October 1993. Panthers Holdings currently derives substantially all of its revenue from (i) the sale of tickets to home games, (ii) contracts with broadcast organizations and (iii) advertising and promotion. A large portion of Panthers Ltd.'s annual revenue and operating expenses is determinable at the commencement of each hockey season based on season ticket sales and the Club's multi-year contracts with its players, broadcast organizations and sponsors.

     Additionally, Panthers Holdings owns Arena Development, a Florida limited partnership formed for the purpose of developing the Broward County Civic Arena, and Arena Operator, a Florida limited partnership formed for the purpose of managing and operating the Broward County Civic Arena. Through its ownership of the Decoma Entities, Panthers Holdings also owns approximately 78% of the partnership interests in Decoma, a Florida limited partnership which operates the Miami Arena in which the Club currently plays.

     The operations of Panthers Ltd. are seasonal. Panthers Ltd. receives a substantial portion of its receipts from the advance sale of regular season tickets during the months of July and August, prior to the commencement of the NHL regular season. For financial reporting purposes, hockey related revenue and team operating expenses are recognized during the regular season, which extends from early October through mid-April. In the event the Club participates in the playoffs, additional revenue will be realized and additional expenses will be incurred for each playoff series.

     During the seven month period from inception on December 2, 1992 through June 30, 1993, Panthers Ltd. did not realize revenue or incur expenses from hockey operations. Panthers Ltd. incurred approximately $770,000 of various general and administrative start-up costs during such seven month period.

     The 1994-95 season was shortened (from the normal 84 game schedule to a 48 game schedule) as a result of a player lockout in a dispute over the then existing collective bargaining agreement, and the results of operations for the year ended June 30, 1995 reflect the reduced number of games played.

     During the 1995-96 season, the Club participated in all four rounds of the Stanley Cup playoffs (playing in 22 playoff games) and derived additional revenue and incurred additional expenses as a result of their participation in the playoffs.

     Panthers Holdings incurred net losses of approximately $8.8 million, $25.1 million, $15.4 million and $12.9 million during the six month period ended December 31, 1996 and the years ended June 30, 1996, 1995 and 1994, respectively. Such net losses were primarily a result of Panthers Ltd. having entered into an unfavorable lease with the Miami Arena which does not provide Panthers Ltd. with certain sources of revenue, including revenue from the sale of suites and parking and a majority of the advertising space, which are generally available to other hockey franchises. The Miami Arena, with a seating capacity of 14,703, is currently the smallest arena in the NHL. These seating limitations have precluded Panthers Ltd. from receiving additional revenue from the sale of additional tickets. In addition, Panthers Ltd.'s net losses were abnormally high due to the amortization of the original franchise cost totaling approximately $9.1 million, $5.7 million and $6.2 million for the years ended June 30, 1996, 1995 and 1994. Approximately $25.7 million of the Club's original franchise cost was allocated to player contracts and is being amortized over approximately six years, of which $20.3 million had been amortized as of December 31, 1996. The remaining $24.3 million of the original franchise cost is being amortized over 40 years. Interest expense incurred during the six month period ending December 31, 1996 and the three years ended June 30, 1996, 1995, 1994 were approximately $2.1 million, $5.0 million, $3.7 million and $2.5 million, respectively. Such interest expense related to the two term loans and advances from Mr. Huizenga. The bank term loans were repaid after the consummation of the Offerings. The cumulative advances provided by Mr. Huizenga were contributed pursuant to the reorganization prior to the consummation of the Offerings.

     In May 1996, Panthers Ltd. entered into the Lease Amendment, extending the term of the lease (which was scheduled to expire at the end of the 1995-96 season) to July 31, 1998, with two one-year options for the 1998-99 season and the 1999-2000 season. The Lease Amendment contained substantially the same economic terms as the existing Miami Arena lease and was subject to the approval of MSEA, which approval, according to the Miami Arena lease, could not be unreasonably withheld. In June 1996, MSEA rejected the Lease Amendment and demanded that the Club vacate the Miami Arena. Subsequently, Panthers Ltd. sought and obtained a preliminary injunction enjoining MSEA from taking actions to prevent the Club from utilizing the Miami Arena pursuant to the Lease Amendment. MSEA has recently appealed the decision rendered by the court. Although Panthers Ltd. believes that MSEA will not prevail, if MSEA is successful, Panthers Ltd. may need to find and enter into a lease for an alternative playing site, which may be outside South Florida, until such time as the Broward County Civic Arena is completed. In the event Panthers Ltd. is required to play outside South Florida, Panthers Ltd. may incur additional operating costs (including travel costs) and generate less revenue as a result of playing outside its local market.

     There can be no assurance that Panthers Ltd. will be able to find and enter into a lease for an alternative playing site or that the use of such alternative playing site will not adversely affect Panthers Holdings' financial condition or results of operations.

RESULTS OF OPERATIONS

  Six months ended December 31, 1996, as compared to the six months ended December 31, 1995

     Revenue. Revenues increased 17%, or approximately $2.3 million, mainly attributable to approximately $1.1 million of increased broadcasting and advertising revenues and approximately $270,000 increase in exhibition season ticket revenues. Even though there were four fewer home games played in the six month period ended December 31, 1996, as compared to the six month period ended December 31, 1995, net ticket revenues showed no change since all games played through December 31, 1996 were sold out resulting in average net ticket revenues per game being up approximately 27%. Additionally, revenue earned by Decoma increased approximately $740,000 mainly attributable to an increased net operating income distribution from the Miami Arena. Coming off the successful 1995-96 season, regular season hockey revenues are projected to surpass prior year's total regular season revenues by approximately 25%.

     Cost of Revenue. Cost of revenues increased approximately 7%, or $1.4 million. Team costs increased approximately $580,000 or 4% primarily due to higher cost of the current season's exhibition and training camps. Additionally selling, general, and administrative ("SG&A") costs increased approximately 21%, or $700,000 primarily attributable to various legal and professional fees incurred by Panthers Ltd. and Decoma.

     Amortization and Depreciation. Depreciation and amortization decreased by 34% or approximately $940,000 because the unamortized base of players contracts was reduced by $3.1 million during fiscal 1996.

     Interest and Other, Net. Net interest and other costs were approximately $2.3 million in both six month periods. First quarter ended September 30, 1996 results showed an increase in interest expense as compared to the quarter ended September 30, 1995 which was offset in the second quarter ended December 31, 1996 by the decrease in interest costs due to the pay down of debt and exchange of Mr. Huizenga's note for Common Stock as compared to the second quarter ended December 31, 1995.

  Year Ended June 30, 1996 Compared to Year Ended June 30, 1995

     Revenue. Revenue increased 92%, or approximately $16.3 million. Most of the increase was derived from ticket sales which increased 143%, or approximately $13.7 million. This increase was primarily attributable to the fact that the Club (i) participated in all four rounds of the 1995-96 Stanley Cup playoffs which generated ticket sales of approximately $6.6 million, of which Panthers Ltd. retained approximately $4.6 million after the various league playoff assessments, and (ii) played only 24 home games during the shortened 1994-95 regular season as compared to 41 home games during the 1995-96 regular season, resulting in an increase in regular season ticket sales of approximately $7.1 million. Average ticket revenue, net of sales tax, per regular season home game increased 8% to approximately $395,000.

     Additionally, television and radio revenue increased 38%, or approximately $1.4 million. This increase was primarily attributable to the fact that 51 games (including 10 Stanley Cup playoff games) were televised during the 1995-96 season as compared to 34 games during the shortened 1994-95 season.

     Other revenue increases including advertising, promotions and concessions were also caused by the increase in the number of home games played.

     Cost of Revenue. Cost of revenue increased 95%, or approximately $21.6 million. Approximately 70-75% of cost of revenues pertains to team operations which consists primarily of player salary costs, as well as, hockey operating costs, scouting, and player development costs. Approximately $17.0 million of the increase was attributable to team operations of which players' salaries were approximately $11.8 million higher primarily because there were increases in the total compensation paid to the first and second round draft picks during the 1995-96 season and players were paid only 58% (pro-rated for the shortened season) of their contracted salaries during the 1994-95 season.

     Additionally, ticketing and arena operating costs increased $1.8 million, as a result of the increase in the number of home games played (including the Stanley Cup playoffs), with arena rent accounting for most of the increase. SG&A also increased approximately $2.8 million mostly due to increased playoff costs.

     Amortization and Depreciation. Amortization and depreciation costs increased 57%, or approximately $3.5 million and was solely comprised of an increase to the amortization of player contracts. Panthers Ltd. were required to pay a $50.0 million franchise fee to the NHL when the expansion franchise was granted, of which approximately $25.7 million was allocated to the contracts of players selected in the 1993 expansion draft and is being amortized over the estimated useful lives of such contracts, which have been determined to be approximately six years. The remaining portion of the franchise fee is being amortized over 40 years. For the year ended June 30, 1996, amortization of player contracts was approximately $8.5 million, including $4.9 million related to the write-off of unamortized player costs as a result of four contracts terminated due to buy-outs or player releases and adjustments to remaining balances to better reflect the current values. For the year ended June 30, 1995, amortization of the player contracts was approximately $5.1 million, which included approximately $960,000 related to the write-off of three players' contracts.

     Interest and Other, Net. Net interest and other costs increased 24%, or approximately $1.0 million. For the years ended June 30, 1996 and 1995, interest expense consisted of interest accrued on long-term debt and interest accrued on accumulated borrowings from Mr. Huizenga at the prime rate. Net interest expense increased 33%, or approximately $1.2 million, primarily as a result of the increase in accumulated borrowings from Mr. Huizenga which were used to fund operating losses.

  Year Ended June 30, 1995 Compared to Year Ended June 30, 1994

     Revenue. Revenue decreased 18%, or approximately $3.9 million with $5.2 million of the decrease pertaining to revenue from ticket sales. This decrease was primarily attributable to the fact that ticket revenue for the year ended June 30, 1995 included only 24 regular season home games while ticket revenue for the year ended June 30, 1994 included 41 home games. Average net ticket revenue, in the 1994-95 season, increased 10% to approximately $365,000 per game, primarily as a result of increased ticket prices.

     Offsetting this decrease to revenues was the introduction of Arena operations revenues earned by Decoma of $1.4 million. Mr. Huizenga acquired an ownership interest in Decoma in August of 1994; thus, the historical results of Panthers Holdings presented here, reflect various net operating income distributions to Decoma, from the Miami Arena, in the year ended June 30, 1995 as if Decoma was combined with Panthers Holdings.

     Cost of Revenue. Cost of revenue decreased 11%, or approximately $2.9 million, of which approximately $2.0 million related to team operating costs. This decrease was primarily the result of the decrease in players' salaries of 15%, or approximately $1.5 million, which was due to $5.8 million reduction in actual salaries paid as a result of the shortened season, partially offset by annual player contract increases of approximately $4.3 million. Ticketing and arena operating costs also decreased as a result of playing fewer home games.

     Amortization and Depreciation. Amortization and depreciation costs showed minimal change in the periods being compared. For the years ended June 30, 1995 and 1994, the amortization of player contracts totaled approximately $5.1 million and $5.6 million, respectively, of which approximately $960,000 and $1.5 million, respectively, related to the write-off of unamortized player contract costs due to the release of players or termination of players' contracts. Offsetting this $500,000 decrease was the addition of approximately $400,000 for Decoma's depreciation of the Miami Arena Contract which has been shown in the historical combined consolidated statement of operations for the year ended June 30, 1995.

     Interest and Other, Net. Net interest and other costs increased 66%, or approximately $1.6 million, primarily attributable to interest expense relating to the accumulated borrowings from Mr. Huizenga which increased approximately $490,000 as Panthers Ltd.'s operating losses accumulated and net interest expense relating to Panthers Ltd.'s longterm debt increased approximately $720,000, as a result of rising interest rates. The remainder is attributable to minority interest expense.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities was $1.6 million in the six months ended December 31, 1996. Net cash used for operating activities were $17.4 million, $8.8 million, and $11.6 million in the years ended June 30, 1996, 1995, and 1994, respectively. Capital expenditures of approximately $650,000 were made during the six months ended December 31, 1996 and were approximately $140,000, $160,000 and $1.3 million during the years ended June 30, 1996, 1995 and 1994, respectively. Cash flow from financing activities during the six month period ended December 31, 1996 primarily consisted of the net proceeds of the Offerings which totaled approximately $66.3 million and consisted entirely of borrowings and repayments of the loans from Mr. Huizenga for the years ended June 30, 1996, 1995 and 1994, respectively.

     Since the formation of the franchise in December 1992 and through the date of the Offerings, all net operating losses of Panthers Ltd. were financed primarily with loans from Mr. Huizenga. Such loans, including interest thereon accrued through September 30, 1996 totaled approximately $41.0 million. This entire cumulative advance was exchanged for shares of Common Stock as part of the reorganization and formation of Panthers Holdings. Panthers Holdings does not anticipate borrowing any additional funds from Mr. Huizenga following the consummation of the Offerings.

     Additionally, Decoma I and Decoma II made distributions to their minority owners of approximately $70,000, $400,000, and $490,000, during the six months ended December 31, 1996, the year ended December 31, 1995, and the period from August 6, 1994 to December 31, 1994, respectively. Future cash distributions to minority owners of Decoma I and Decoma II will not have a material impact on Panthers Holdings.

     Approximately $45.0 million of the net proceeds of the Offerings was used to repay Panthers Holdings indebtedness outstanding under the two term loans in November of 1996. Panthers Holdings plans on utilizing the remaining $21.3 million of the net proceeds from the Offerings and the $65.8 million of net proceeds from the Private Placement for general working capital which includes funding of net operating losses. Such remaining net proceeds have been invested in short-term, investment grade, interest bearing investments.

     Panthers Holdings is in the process of negotiating a new credit facility. It is anticipated that the new credit facility will provide for a line of credit up to $50.0 million and will be secured by all tangible and intangible assets of Panthers Holdings. The new credit facility is expected to limit Panthers Holdings' ability to pay cash dividends. In addition, the NHL's Bylaws preclude any one of its members from paying cash dividends, unless paying such cash dividends will not impair the member's ability to (i) meet its projected expenses for the ensuing 12 month period without the use of borrowed funds, other than short-term borrowings, and (ii) maintain adequate reserves to fund the future payment of all deferred player compensation and other deferred obligations for past services.

     The grant of a security interest in any of the assets of Panthers Holdings, or any direct or indirect ownership interest in Panthers Holdings, of 5% or more, shall require the prior approval of the NHL, which may be withheld in the NHL's sole discretion and, in that connection, the NHL will require a consent agreement satisfactory to the NHL. NHL rules limit the amount of debt that may be secured by the assets of, or ownership interests in, an NHL club and require that the parties to any secured loan that is approved execute an agreement limiting the rights of the lenders and the club (or shareholder) under certain circumstances, including upon an event of default or foreclosure. These limitations may adversely affect the rights of the club (or shareholder) under certain circumstances.

     On November 15, 1996, construction began on the new Broward County Civic Arena. All construction costs are being fully funded by Broward County. Pursuant to the Development Agreement with Broward County, Panthers Holdings will bear all costs related to the development of the Broward County Civic Arena in excess of $184.7 million. To date, all construction efforts are on schedule and within budget, and it is not anticipated that Panthers Holdings' cash flow will be affected by the project.

FINANCIAL CONDITION

     The reduction of indebtedness with the net proceeds of the Offerings has improved Panthers Holdings' liquidity by reducing both interest expense and the principal amount of the indebtedness required to be repaid in the future. Without considering the impact of the proposed acquisition by Panthers Holdings of the ownership interests in Pier 66 and Bahia Mar, Panthers Holdings expects negative cash flows and net losses to continue until the Club begins playing at the new Broward County Civic Arena which is expected to be completed in time for the 1998-99 hockey season. Panthers Holdings believes that the remaining net proceeds from the Offerings and the Private Placement, together with its existing cash and cash equivalents, revenues from its future operations and available borrowings under the new credit facility, will be sufficient to enable it to maintain its current and planned operations until the opening of the Broward County Civic Arena.

     As of September 30, 1996, the last quarter prior to the Offerings, Panthers Holdings had a net deficit in working capital of approximately $53.7 million. After the Offerings and recapitalization of Mr. Huizenga's cumulative advances, Panthers Holdings' net shareholders' equity improved to approximately $50.0 million as of December 31, 1996. Net cash flows needed for Panthers Holdings are anticipated to be as much as $15.0 to $20.0 million each year until the completion of the Broward County Civic Arena in 1998. Upon consummation of the proposed exchanges of Pier 66 and Bahia Mar net cash flows are expected to improve approximately $12.5 million per year. The unaudited pro forma consolidated balance sheet which combines Panthers Holdings with the proposed acquisitions shows a net equity balance of $129.0 million as of December 31, 1996.

     Cash and cash equivalents at December 31, 1996 were approximately $23.7 million as compared to approximately $470,000 at June 30, 1996. The increase was attributable primarily to the net proceeds of the Offerings on November 13, 1996.

     Accounts receivables at December 31, 1996 were approximately $6.0 million as compared to $3.1 million at June 30, 1996. This increase was mainly caused by increased contractual advertising and broadcasting receivables for the 1996-97 season.

     Prepaid expenses and other assets at December 31, 1996 were approximately $1.3 million compared to approximately $200,000 at June 30, 1996. This increase was mainly attributable to the pre-payment of team air charter costs in September of 1996.

     Deferred revenues at December 31, 1996 were approximately $11.6 million, as compared to approximately $1.0 million at June 30, 1996. This increase was caused by season ticket collections which occurred in August and September of 1996 which are being recognized on a per game basis over the regular 1996-97 season. The approximate $1 million deferred revenue balance at June 30, 1996 represented playoff ticket dollars collected but not earned in the prior year Stanley Cup Finals because the final round of playoffs ended after four games.

ACCOUNTING STANDARDS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be disposed of be recorded at the lower of carrying amount or fair value less cost to sell. Panthers Holdings adopted the provisions of this statement, effective July 1995. Such adoption did not have a material effect on Panthers Holdings' financial statements.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Under SFAS No. 123, companies can either measure the compensation cost of equity instruments issued under employee compensation plans using a fair value based method, or can continue to recognize compensation cost under the provisions of Accounting Principles Board Opinion No. 25 ("Opinion No. 25"). However, if the provisions of Opinion No. 25 are utilized, pro forma disclosures of net income and earnings per share must be presented in the financial statements as if the fair value method had been applied. Panthers Holdings intends to recognize compensation costs under the provisions of Opinion No. 25, and, upon adoption of SFAS No. 123, will disclose the effects of SFAS No. 123 on net earnings and earnings per share for the years ended June 30, 1996 and 1995 and the six month period ended December 31, 1996.

                         BUSINESS OF PANTHERS HOLDINGS

GENERAL

     Panthers Holdings owns and operates the Club, Arena Development and Arena Operator. In addition, Panthers Holdings owns approximately 78% of the partnership interests in Decoma.

     The Club commenced play in the NHL on October 4, 1993 and, in its third season, reached the Stanley Cup Finals. Currently, Panthers Holdings derives substantially all of its revenue from its hockey operations. This revenue is primarily derived from (i) the sale of tickets to the Club's home games, (ii) contracts with broadcasting organizations and (iii) advertising and promotions. A large portion of Panthers Holdings' annual revenue from its hockey operations is determinable at the commencement of each hockey season based on season ticket sales and Panthers Holdings' contracts with broadcast organizations and sponsors.

     Panthers Holdings intends to capitalize on the growing popularity of hockey, in general, and the success achieved by the Club during the 1995-96 season, in particular, by continuing to advertise and market the Club as well as continuing to enhance the service and entertainment provided at home games.

     In June 1996, Panthers Holdings entered into the Development Agreement to develop the Broward County Civic Arena. Pursuant to the Development Agreement, Broward County purchased the Development Site which will be used primarily for the development of the Facility and also for possible future ancillary development. Broward County has agreed to provide up to $184.7 million for the development of the Broward County Civic Arena, including the purchase of the Development Site.

     In connection with the development of the Broward County Civic Arena, Panthers Holdings entered into the License Agreement and the Operating Agreement with Broward County, pursuant to which Panthers Holdings will utilize and operate the Broward County Civic Arena beginning on October 1, 1998, provided that construction is completed on a timely basis. Under the License Agreement, Panthers Holdings is entitled to retain 95% of the revenue derived from the sale of general seating tickets to the Club's home games and all of certain other hockey related advertising and merchandising revenue. Five percent of the revenue derived from the sale of general seating tickets together with revenues from luxury suites, premium seating and parking are considered Facility operating revenue in determining net operating income. Panthers Holdings is entitled to receive the first $14.0 million of net operating income generated from the Broward County Civic Arena and 80% (with Broward County receiving 20%) of the net operating income in excess of $14.0 million. Panthers Holdings believes that successful operation of the Broward County Civic Arena will significantly enhance Panthers Holdings' total revenue.

     Panthers Holdings owns approximately 78% of the partnership interests in Decoma, which derives all of its revenue from its Miami Arena operations. Such revenue is derived from (i) seat use charges imposed on tickets sold at the Miami Arena, (ii) net operating income and (iii) fixed and variable operating payments generated from the Miami Arena.

HOCKEY OPERATIONS

  Sources of Revenue

     Panthers Holdings derives its hockey revenue principally from the sale of tickets to the Club's home games, contracts with broadcast organizations and advertising and promotions.

     Ticket Sales. The Club plays an equal number of home games and away games during the 82 game NHL regular season. In addition, the Club plays one to two exhibition home games prior to the commencement of the regular season. Under the NHL Constitution and Bylaws, Panthers Holdings receives all revenue from the sale of tickets to regular season home games and no revenue from the sale of tickets to the Club's regular season away games. During the exhibition season, Panthers Holdings retains all the revenue from the Club's home games and shares the revenue for certain exhibition games played at neutral sites. During its first three seasons, the Club has sold an average of 8,300 season tickets. Due primarily to the success achieved in the 1995-96 playoffs, the Club's season ticket base has risen to 11,500 in the 1996-97 season. Ticket prices for regular season home games during the 1996-97 season at the Miami Arena range from $12 to $95 per game with an average paid ticket price of $36. The average individual ticket price is approximately 17% higher than the average ticket price paid by season ticket holders.

     National Television. In 1994, the NHL entered a new, seven-year $275.0 million contract (the "Fox Contract") with Fox Broadcasting Co. ("Fox") pursuant to which the NHL granted Fox exclusive commercial over-the-air television rights to broadcast certain NHL regular season and playoff games within the United States. Under the terms of the Fox Contract, Fox may choose to terminate the contract after five seasons. In the event Fox chooses to terminate the contract after five seasons, the NHL will be entitled to receive an aggregate of $155.0 million over such period. In addition, in 1994, the NHL extended its existing contract with ESPN, Inc. ("ESPN") through the end of the 1998-99 season pursuant to which ESPN agreed to pay the NHL approximately $65.0 million for cable rights to broadcast certain NHL regular season and playoff games within the United States.

     The NHL also renewed its contract with Molson Breweries of Canada Limited ("Molson") prior to the commencement of the 1994-95 season, pursuant to which the NHL granted Molson the rights to broadcast certain NHL games throughout Canada for four seasons. In return Molson agreed to pay the NHL approximately $171.0 million.

     The revenue from the foregoing broadcasting contracts allocated to Panthers Holdings (constituting 1/26 of the NHL's revenue from the broadcasting contracts) are as follows:

                                                     PANTHERS HOLDINGS' SHARE
                     SEASON                               (IN THOUSANDS)
                     ------                          -------------------------
1994-95..........................................             $ 2,750
1995-96..........................................               2,980
1996-97..........................................               3,275
1997-98..........................................               3,697
1998-99..........................................               2,307(1)
                                                           ----------
          Total..................................             $15,009
                                                           ==========

---------------

     (1) Does not include the broadcasting contract with Molson which expires after the 1997-98 season.

     Local Television, Cable and Radio.   In August 1996, Panthers Holdings
entered into a letter of intent (the "SportsChannel Letter of Intent") with SportsChannel Florida Associates ("SportsChannel Florida") for the proposed local broadcast (other than radio broadcast) of the Club's games. Under the terms of the SportsChannel Letter of Intent, Panthers Holdings shall grant to SportsChannel Florida broadcast rights (other than radio broadcast rights) to a pre-determined number of the Club's pre-season, regular season and certain post-season games during the 1996-97 season. The SportsChannel Letter of Intent provides that Panthers Holdings shall have the option to grant SportsChannel Florida exclusive or nonexclusive broadcast rights. In return, Panthers Holdings shall be entitled to 11% (for the grant of exclusive broadcast rights) or 5.5% (for the grant of non-exclusive broadcast rights) of SportsChannel Florida's gross receipts for the 1996-97 season, provided that Panthers Holdings shall in no event receive less than $2.5 million or $1.2 million, respectively.

     In addition, in August 1996, Panthers Holdings entered into a letter of intent (the "Sunshine Letter of Intent") with Sunshine Wireless Company, Inc. ("Sunshine") for the proposed local radio broadcast of all the Club's games during the 1996-97 hockey season. Under the terms of the Sunshine Letter of Intent, Panthers Holdings shall grant to Sunshine local radio broadcast rights for broadcast of all of the Club's pre-season, regular season and post-season games during the 1996-97 season.

     Advertising and Promotions.   Panthers Holdings also generates revenue from
the sale of advertising at certain limited locations at the Miami Arena as well as in the game programs. In addition, Panthers Holdings derives promotional revenue from various sponsored events.

  Miami Arena

     The Club currently plays in the Miami Arena, which has a seating capacity of 14,703, the smallest arena in the NHL. Under the terms of the Club's current lease, the Miami Heat of the National Basketball Association, as the primary tenant, controls revenue generated from the sale of suites and a majority of the advertising, limiting Panthers Holdings' ability to generate certain revenue which is generally available to other NHL franchises. In addition, the size of the Miami Arena limits Panthers Holdings' ability to generate revenue from the sale of additional tickets.

     In May 1996, Panthers Holdings entered into the Lease Amendment, extending the term of the lease (which was scheduled to expire at the end of the 1995-96 season) to July 31, 1998, with two one-year options for the 1998-99 season and the 1999-2000 season. The Lease Amendment contained substantially the same economic terms as the existing Miami Arena lease and was subject to the approval of MSEA, which approval, according to the Miami Arena lease, could not be unreasonably withheld. In June 1996, MSEA rejected the Lease Amendment and demanded that the Club vacate the Miami Arena. Subsequently, Panthers Holdings sought and obtained a preliminary injunction enjoining MSEA from taking actions to prevent the Club from utilizing the Miami Arena pursuant to the Lease Amendment. MSEA has recently appealed the decision rendered by the court. Although Panthers Holdings believes that MSEA will not prevail, if MSEA is successful, Panthers Holdings may need to find and enter into a lease for an alternative playing site until such time as the Broward County Civic Arena is completed. There can be no assurance that Panthers Holdings will be able to find and enter into a lease for an alternative playing site or that the use of such alternative playing site will not adversely affect Panthers Holdings' financial condition and results of operations.

     Panthers Holdings owns approximately 78% of the partnership interests in Decoma, which derives all of its revenue from the Miami Arena operations. The City of Miami recently announced that it intends to build a new arena (the "New Arena") which will be utilized by the Miami Heat. Upon its completion, the New Arena will compete with the Miami Arena for the rights to host various events, including sports events and concerts. There can be no assurance that the Miami Arena can successfully compete with the New Arena. In the event the Miami Arena is unable to attract the various sports and non-sports events, the results of operations of Decoma will be adversely affected.

ARENA DEVELOPMENT AND OPERATIONS

  Development of the Broward County Civic Arena

     In June 1996, Panthers Holdings entered into the Development Agreement to develop the Broward County Civic Arena, which will be owned by Broward County. Pursuant to the Development Agreement, Broward County purchased the Development Site, which will be used primarily for the development of the Facility and also for possible future ancillary development. Broward County has agreed to provide $184.7 million for the development of the Facility, including the purchase of the Development Site. The Broward County Civic Arena will be located on the Development Site and Broward County will reimburse Panthers Holdings for all costs relating to environmental remediation of the purchased land. Panthers Holdings will bear all costs relating to the development of the Broward County Civic Arena in excess of $184.7 million; however, it may require Broward County to advance an additional $18.5 million, which Panthers Holdings will repay as supplemental rent.

  Operation of the Broward County Civic Arena

     In June 1996, Panthers Holdings entered into the License Agreement and the Operating Agreement pursuant to which Panthers Holdings will utilize and operate the Broward County Civic Arena. Under the License Agreement, Panthers Holdings is entitled to retain 95% of all revenue derived from the sale of general seating tickets to the Club's home games and all of certain other hockey-related advertising and merchandising revenue. Five percent of the revenue derived from the sale of general seating tickets together with luxury suites, premium seating and parking are considered Facility operating revenue, which is the primary source of revenue in determining net operating income. Net operating income is the difference between the Facility operating revenue and Facility operating expense. Panthers Holdings is entitled to receive the first $14.0 mil-lion of the net operating income generated from the Broward County Civic Arena and 80% (with Broward County receiving 20%) of all net operating income in excess of $14.0 million. The License Agreement provides that Panthers Holdings loan to Broward County such an amount as necessary to allow Broward County to meet certain financial obligations relating to the Broward County Civic Arena at an interest rate of prime plus two percent. Broward County is required to repay any loan made by Panthers Holdings on a priority basis from revenue generated from the collection of taxes.

     The License Agreement commencement date will occur upon 30 days notice of the completion of construction of the Broward County Civic Arena, which is currently scheduled for October 1, 1998; however, the commencement of the License Agreement may be deferred by Panthers Holdings until the following NHL hockey season in the event the Broward County Civic Arena is completed between March 1 and July 1 of 1999. Once commenced, the License Agreement is for a term of 30 years, which term may be extended for five year periods, subject to certain conditions, pursuant to options granted to Panthers Holdings by Broward County.

     The License Agreement entitles Panthers Holdings to the exclusive use of the Broward County Civic Arena during the playing of all of the Club's home games, and provides for nonexclusive use by the Club for practices and other team uses. Additionally, the License Agreement provides Panthers Holdings with exclusive use of certain space within the Broward County Civic Arena to be used for a retail store, offices, a box office, a locker room and a training and weight room. The License Agreement contains a use covenant which requires the Club to play all of their home games at the Broward County Civic Arena during the term of the License Agreement.

  Decoma

     Panthers Holdings owns approximately 78% of the partnership interests in Decoma, which derives all of its revenue from its Miami Arena operations. Such revenue is derived from (i) seat use charges imposed on tickets sold at the Miami Arena, (ii) net operating income and (iii) fixed and variable operating payments generated from the Miami Arena operations. The City of Miami recently announced that it intends to build the New Arena which will be utilized by the Miami Heat. Upon its completion, the New Arena will compete with the Miami Arena for the right to host various events, including sports events and concerts. There can be no assurance that Miami Arena can successfully compete with the New Arena. In the event the Miami Arena is unable to attract the various sports and non-sports events, the results of operations of Decoma will be adversely affected.

  Employees

     In addition to its players, Panthers Holdings currently employs 24 hockey personnel and 47 non-hockey personnel. During the hockey season, Panthers Holdings also uses part-time employees, most of whom are employed as statisticians and press attendants. None of Panthers Holdings' employees other than its players are covered by collective bargaining agreements. Panthers Holdings considers its relations with its employees to be good.

INSURANCE

     Panthers Holdings maintains various insurance coverages on behalf of its players through the NHL, including through the league's affiliated Bermuda insurance company, Intra-Continental Ensurers Ltd. ("ICE"). Such insurance, for which the players are the beneficiaries, includes medical and dental, permanent total disability, group life, accidental death and dismemberment ("AD&D"), and spousal group life and AD&D.

     Panthers Holdings also maintains various types of insurance on behalf of the Club through ICE. Workers' compensation insurance is maintained with a $100,000 per injury deductible. The NHL Catastrophe Insurance Plan covers the entire roster in the amount of $1.0 million per player. In addition, the ICE program requires that each team cover their top five salaried players with at least two years remaining on their contract with Total Temporary Disability Insurance. This insurance pays a benefit of up to 80% of the covered players' compensation after 30 consecutive regular season games are missed. From time to time, the Club may obtain additional insurance coverage for its players as may be necessary or required.

     In addition to hockey related insurance, Panthers Holdings maintains various types of business insurance, including general liability insurance of $1.0 million, and umbrella insurance of $10.0 million. Under the Operating Agreement, the License Agreement and the Development Agreement, Panthers Holdings will have insurance requirements which include (i) workers' compensation insurance, (ii) casualty insurance against loss or damage to the Facility in such amount not less than full replacement cost of the Facility and the equipment and machinery therein and (iii) occupancy insurance in an amount not less than estimated annual revenue to be derived from the Facility.

LITIGATION

     On June 17, 1996, MSEA (referred to in this section as the "Plaintiff") filed a lawsuit against, among others, Mr. Huizenga, Mr. Rochon, the Club, Decoma, Arena Development and Arena Operator (collectively, the "Defendants") in the United States District Court of the Southern District of Florida. The suit alleges that the Defendants have conspired to restrain trade in the South Florida sports and entertainment facility market by monopolizing or attempting to monopolize such market in violation of federal antitrust laws. The Plaintiff seeks, among other things, to (i) nullify certain provisions of the Miami Arena operating contract, specifically provisions restricting MSEA from developing the New Arena and (ii) force the Defendants to divest their control over the Miami Arena and the Broward County Civic Arena. In addition, the Plaintiff seeks treble damages as well as reimbursement for reasonable attorneys' fees and costs. The Defendants intend to vigorously defend against this suit. An unfavorable outcome of the suit may have a material adverse effect on Panthers Holdings' financial condition or results of operations.

     In May 1996, Panthers Holdings entered into the Lease Amendment, extending the term of the Miami Arena lease (which was scheduled to expire at the end of the 1995-96 season) to July 31, 1998, with two one-year options for the 1998-99 season and the 1999-2000 season. The Lease Amendment contained substantially the same economic terms as the existing Miami Arena lease and was subject to the approval of MSEA, which approval, according to the Miami Arena lease, could not be unreasonably withheld. In June 1996, MSEA rejected the Lease Amendment and demanded that the Club vacate the Miami Arena. Subsequently, Panthers Holdings sought and obtained a preliminary injunction enjoining MSEA from taking actions to prevent the Club from utilizing the Miami Arena pursuant to the Lease Amendment. MSEA has recently appealed the decision rendered by the court. Although Panthers Holdings believes that MSEA will not prevail, if MSEA is successful, Panthers Holdings may need to find and enter into a lease for an alternative playing site, which may be outside South Florida, until such time as the Broward County Civic Arena is completed. There can be no assurance that Panthers Holdings will be able to find and enter into a lease for an alternative playing site.

     On September 4, 1996, Timothy Johanson, Walter Johanson and Veronica Juliano (the "ADA Plaintiffs") filed a lawsuit against Panthers Holdings, among others, in the United States District Court of the Southern District of Florida. The suit alleges that Panthers Holdings violated the Americans with Disabilities Act in connection with the development of the Broward County Civic Arena by (i) failing to make reasonable modifications in policies, practices or procedures,
(ii) failing to take such steps as may be necessary to ensure that no individual with a disability is excluded, denied services, segregated or otherwise treated differently and (iii) failing to remove architectural barriers and communications barriers. The ADA Plaintiffs seek, among other things, to (A) obtain a judgment mandating Panthers Holdings to revise, modify and remove certain barriers at the Broward County Civic Arena that may prevent persons with disabilities from having access to the Facility and take steps necessary to ensure that no person with a disability is excluded, denied services, segregated or otherwise treated differently, to the extent required by law, and (B) be awarded reasonable attorneys' fees, costs and expenses incurred in connection with the suit. Panthers Holdings believes that it has complied with the requirements of the Americans with Disabilities Act. An unfavorable outcome of the suit may, however, require Panthers Holdings to incur additional costs.

     A lawsuit was filed on January 9, 1997 by Arena Development, seeking a determination as to the applicability of Broward County's Prevailing Wage Ordinance to the construction of the Broward County Civic Arena. The suit was filed in the Seventeenth Judicial Circuit in and for Broward County, Florida. The complaint filed alleged that the Prevailing Wage Ordinance did not apply to the construction of the Facility for two reasons: (i) the Prevailing Wage Ordinance only applies to construction contracts in excess of $250,000 to which Broward County is a party and Broward County is not a party to the construction contract between Arena Development and the general contractor, and (ii) the Development Agreement contained all the obligations and responsibilities of both parties and does not include a provision mandating that Arena Development comply with the Prevailing Wage Ordinance. The Prevailing Wage Ordinance requires that all contracts to which the ordinance applies must contain such a provision. The lawsuit asked for a declaratory judgment finding the Prevailing Wage Ordinance did not apply to the construction of the Facility and that Arena Development could continue without reference to the ordinance. On February 21, 1997, the Seventeenth Judicial Circuit Court ruled against Panthers Holdings' complaint, finding that the Prevailing Wage Ordinance was applicable. Panthers Holdings has not yet determined whether or not to pursue an appeal. An unfavorable outcome of this suit may require Panthers Holdings to incur additional costs of up to $7,500,000.

     On January 28, 1997 and February 3, 1997, purported class action lawsuits were filed against Panthers Holdings and certain of its directors and officers in the United States District Court for the Southern District of Florida. The suits claim, among other things, that the defendants violated Section 10(b) of the Exchange Act, and Rule 10b-5 thereunder, by making untrue statements or omitting to state material facts, in connection with sales of Panthers Holdings' Class A Common Stock by the plaintiff and others in the purported class between November 13, 1996 and December 22, 1996. The suits generally seek, among other things, certification as a class and an award of damages in an amount to be determined at trial. Panthers Holdings intends to vigorously defend against these suits.

     Panthers Holdings is not presently involved in any other material legal proceedings. However, Panthers Holdings may from time to time become a party to legal proceedings arising in the ordinary course of business.

RECENT DEVELOPMENTS

     Private Placement Transaction. On January 30, 1997, Panthers Holdings issued and sold 2,460,000 shares of unregistered, but otherwise unrestricted, Class A Common Stock in the Private Placement at a price of $27.75 per share. The Private Placement was exempt from registration pursuant to Section 4(2) of the Securities Act and resulted in net proceeds to Panthers Holdings of $66,976,550 after deducting placement agency fees and other expenses, and advisory fees. The net proceeds from the Private Placement will be used for working capital and general corporate purposes.

     Acquisition of Ice Rink Business. On January 31, 1997, Panthers Holdings acquired substantially all of the business, assets and operations of the Ice Rink Business. In addition, Panthers Holdings acquired from an architectural firm and its principal certain architectural plans and designs relating to the Ice Rink Business. The consideration paid by the Company in connection with these acquisitions consisted of the assumption by Panthers Holdings of a maximum obligation of approximately $8,100,000 in construction-related debt, of which approximately $6,700,000 was repaid upon consummation of the referenced acquisition, $1,000,000 in cash and 212,766 shares of unregistered, but otherwise unrestricted, Class A Common Stock. These acquisitions were financed with working capital and have been accounted for as a purchase business combination.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                       RESULTS OF OPERATIONS OF 2301 LTD.

OVERVIEW

     2301 Ltd. was formed in March 1993 to begin the acquisition of Pier 66 through a pre-packaged bankruptcy plan. In June 1993, Pier 66 was purchased immediately after the bankruptcy was completed. 2301 Ltd. currently derives substantially all of its revenue from the following operations at Pier 66: (i) room rentals, (ii) yacht dockage and fuel sales, (iii) food, beverage and banquet sales, (iv) and telephone, retail and other miscellaneous sales.

     The operation of Pier 66 is seasonal, receiving approximately 43% of its revenues during the months of January through April.

     During the period from inception (June 29, 1993) through December 31, 1993, 2301 Ltd. realized revenue of $8,269,000 and incurred expenses of $10,140,000 for a loss of $1,871,000. During this time Pier 66 was undergoing a substantial renovation at a cost of $3,750,000. In addition it became a Holiday Inn Crowne Plaza franchisee in July 1993.

     2301 Ltd. realized net income of $4,155,000, $2,988,000 and $1,271,000 for the fiscal years ended December 31, 1996, 1995 and 1994, respectively. In December 1994, 2301 Ltd. terminated its Holiday Inn Crowne Plaza franchise and became the first franchisee of Hyatt Corporation, with the hotel being renamed the Hyatt Regency Pier 66 Resort & Marina. Net average room rates and occupancies during these years were $140.20, $134.70 and $119.88, respectively, and 66.1%, 63.0% and 58.8%, respectively.

RESULTS OF OPERATIONS

  YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Revenue: Revenue from room rentals increased 9%, or approximately $1,108,000. This increase was primarily attributable to increased occupancy levels and room rates caused by an increase in tourism activity in South Florida, as well as the continuing recognition of the Hyatt name in Pier 66's market.

     Yachting and marina service revenue increased 13%, or approximately $427,000. This increase was due principally to the temporary interruption in 1996 of the marina service station operations at Bahia Mar, which caused an increased flow of traffic at the Pier 66 marina, as well as the increased usage of marina slips by yacht brokers.

     Food, beverage and banquet revenue increased 7%, or approximately $605,000. This increase was caused primarily by the increased occupancy levels referenced above.

     Cost of Revenue: Room operating costs increased 5%, or approximately $143,000. This increase was primarily attributable to inflationary pressures and increased occupancy.

     Yachting and marine service operating costs increased 22%, or approximately $215,000. This increase was due principally to the increase in revenue related to the marina service station.

     Food, beverage and banquet operating costs increased 4%, or approximately $271,000. This increase was due primarily to the increased food, beverage and banquet revenue.

     Property, maintenance and energy costs increased 7%, or approximately $189,000. This increase was primarily attributable to inflation and increased personnel costs.

     Royalty fees, property taxes, etc. increased 13%, or approximately $229,000. This increase was due principally to increased royalty fees pursuant to contractual adjustments.

     Amortization and Depreciation: Amortization and depreciation increased by 7% or approximately $110,000 between the two fiscal years due to additions of capital costs.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Revenue: Revenue from room rentals increased 20%, or approximately $1,994,000. This increase was primarily attributable to an increase in occupancy levels and room rates due to Pier 66's extensive rooms renovations in 1993, increased tourism in South Florida and the initial recognition of the Hyatt name in Pier 66's market.

     Food, beverage and banquet revenue increased 18%, or approximately $1,262,000. This increase was caused primarily by increased occupancy levels, as well as increased banquet activity caused by increased group bookings at the hotel and local banquet business activity.

     Telephone, retail and other revenue increased 20%, from approximately $2,101,000 in 1994 to approximately $2,517,000 in 1995. This increase was due primarily to increased long distance rates coupled with higher usage.

     Cost of Revenue: Room operating costs increased 9%, or approximately $215,000. This increase was primarily attributable to increased sharing of group commissions.

     Yachting and marina service operating costs increased 13%, or approximately $114,000. This increase was due principally to the increase in revenue attributable to fuel sales and the hiring of additional personnel.

     Food, beverage and banquet operating costs increased 11%, or approximately $603,000. This increase was due primarily to the increased food, beverage and banquet revenues.

     Selling, general and administrative costs increased 16%, or approximately $469,000 due primarily to Hyatt sales and marketing costs allocated to Pier 66.

     Property, maintenance and energy costs increased 5%, or approximately $111,000. This increase was primarily attributable to inflationary pressures and increased occupancy.

     Royalty fees, property taxes, etc. increased 13%, or approximately $229,000. This net increase was due principally to increased royalty fees offset by decreased management fees.

     Amortization and Depreciation: Amortization and depreciation increased by 10%, or approximately $138,000, due to an increase in capital assets.

     Interest and Other, Net: Net interest expense increased 12%, or approximately $253,000. This increase was caused primarily by the annual step-up in the interest rate applicable to 2301 Ltd.'s bank debt.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities were approximately $5.7 million, $5.3 million and $3.1 million during the fiscal years ended December 31, 1996, 1995 and 1994, respectively. Cash flows from investing activities primarily consisted of capital expenditures of approximately $1.1 million during each of the fiscal years ended December 31, 1996, 1995 and 1994. Cash flows from financing activities were approximately $4.2 million, $2.5 million, and $55,000 and primarily were attributable to distributions made to limited partners.

     As required by the loan agreement relating to Note 1 and Note 2, as defined herein, 2301 Ltd. maintains a Capital Expenditure Program ("CEP") reserve fund for the replacement of capital assets. The CEP reserve equals three percent of gross revenues net of amounts expended by Pier 66 for replacement of capital assets and is funded quarterly for the preceding quarter. Beginning July 1, 1995, Pier 66 voluntarily increased the CEP reserve to four percent of gross revenues, however, the loan agreement fund is only funded for the required three percent. The CEP fund is also pledged as additional security for the loan obligation.

     The loan agreement also requires 2301 Ltd. to maintain a reserve fund for property taxes to provide for each year's anticipated payments. Property taxes are to be paid no later than March 31 each calendar year for the preceding calendar year.

FINANCIAL CONDITION

     As of December 31, 1996, 2301 Ltd. had approximately $5.7 million in cash and cash equivalents, an increase of approximately $370,000 from the previous year end. Projected positive cash flows to be provided by operating activities should continue to maintain 2301 Ltd.'s strong working capital position.

                             BUSINESS OF 2301 LTD.

ORGANIZATION

     2301 Ltd., a Florida limited partnership, was formed on March 5, 1993 for the purpose of acquiring, owning and operating Pier 66, a 380-room hotel and conference facility and a marina with 142 yacht slips located on approximately 23 acres in Fort Lauderdale, Florida. The partnership agreement (the "2301 Partnership Agreement") was amended and modified on June 29, 1993.

     2301 Ltd. will terminate on December 31, 2035, or sooner, in accordance with the terms of the 2301 Partnership Agreement. The General Partner of 2301 Ltd. is 2301 Mgt., Ltd., 2301 Joint Venture and Rahn Pier, Inc. are the Class A Limited Partners and First Winthrop Corporation and Sixty-Six, Inc. are the Class B Limited Partners.

     Class B Limited Partners are not required to make additional capital contributions, have no rights to vote on partnership matters and do not participate in the allocation of partnership profits and losses. If the General Partner and the Class A Limited Partners have both received the Minimum Qualified Distributions (as defined in the 2301 Partnership Agreement), then 15% of the distributions with respect to a Capital Transaction (as defined in the 2301 Partnership Agreement) that would otherwise have been made to the General Partner and the Class A Limited Partners will instead be made to the Class B Limited Partners.

     After any special allocations required by the 2301 Partnership Agreement, profits and losses of 2301 Ltd. are allocated one percent to the General Partner and 99% to the Class A Limited Partners.

     2301 Ltd.'s executive offices are located at 1512 East Broward Blvd., Suite 301, Fort Lauderdale, Florida 33301. Its telephone number is (954) 524-5336.

PIER 66

     Pier 66 is a Fort Lauderdale Intracoastal Waterway resort hotel complex encompassing 23 acres and consisting of 380 luxury guest rooms, 142 slips, three pools, 22,000 square feet of meeting space and six restaurants and lounges. It is adjacent to Port Everglades, a cruise ship port. 2301 Ltd. accommodates the Forbes family's "Highlander" and other yachts of up to 200 feet in length. Pier 66 is situated on oceanfront property in South Florida, and has received the Mobil Travel Guide's Four Star Award and AAA's Four Diamond Award. Pier 66 offers its guests a European health and beauty spa, Spa LXVI, which has a fully equipped fitness center with body and salon treatments. The six restaurants and lounges offer a variety of menus and atmospheres, from casual bar settings to elegant dining. In December 1994, Pier 66 became the first Hyatt franchise. Both the hotel and marina at Pier 66 underwent extensive renovations in 1993-94. In 1995, Aaron Spelling found Pier 66 intriguing enough to film a television pilot at the resort and name it "Pier 66."

KEY STATISTICS

  Resort

Number of guest rooms.....................  380
Year Built................................  The first 100 Pier 66 guest rooms were constructed in
                                            1957. Twice since then, in 1967 and 1986, additional
                                            rooms were added bringing the current total to 380.
Completed renovations.....................  In 1993, Pier 66 underwent renovations costing approximately $3.75 million.
Seasonality...............................  Approximately 46% of Pier 66 resort revenues are earned from January through April.
Average occupancy.........................  67%
Average daily rate........................  $138
Total room revenue per available room.....  $93

  Marina

Services provided.........................  Full service marina includes water, electricity, cable and telephone as well as close proximity to fuel and
                                            other ship-related supplies.
Seasonality...............................  Approximately 42% of Pier 66 marina revenues are earned from January through April.
Average size of slips rented..............  65 feet
Average daily rate per slip...............  $79
Average marina occupancy..................  61%

BUSINESS/CREDIT RISK

     Any substantial change in economic conditions or any significant price fluctuations related to the travel and tourism industry could affect discretionary consumer spending and have a material impact on Pier 66's business. In addition, Pier 66 is subject to competition from other entities engaged in the business of resort development and operation, including interval ownership, condominiums, hotels and motels.

     Pier 66 receivables contain significant amounts due from cruise lines which are granted credit by Pier 66. Such credit is granted by Pier 66 to attract the substantial business directed by cruise lines through package vacations and otherwise. The amount of such credit is determined by Pier 66's management on a case-by-case basis.

MANAGEMENT AGREEMENT

     2301 Ltd. is a party to a hotel management agreement (the "Pier 66 Management Agreement") with Rahn Pier Mgt., Inc. ("Pier 66 Management") pursuant to which Pier 66 Management was engaged to operate Pier 66. Pier 66 Management has managed Pier 66 on behalf of 2301 Ltd. since June 29, 1993. The term of the agreement is for ten (10) years. The agreement provides for an annual management fee of approximately $500,000, payable in monthly installments. Pier 66 Management is affiliated with 2301 Ltd. solely by virtue of the fact that the principal shareholders of Pier 66 Management own interests in both entities. While the Pier 66 Management Agreement has a remaining term of approximately six
(6) years and contains a provision for a three (3) year extension, the consummation of the 2301 Ltd. Exchange is conditioned upon the amendment of the Pier 66 Management Agreement on terms acceptable to Panthers Holdings.

     Pier 66 Management's management fees for Pier 66 amounted to approximately $530,000 in 1996.

FRANCHISE AND OWNER AGREEMENT

     As of November 14, 1994, Pier 66 Management entered into a franchise agreement (the "Hyatt Franchise Agreement") with Hyatt Franchise Corporation ("Hyatt"). The agreement is for a 20 year term ending November 14, 2014 and which contains various early termination provisions and which provides for liquidated damages upon such early termination. The Hyatt Franchise Agreement provides for monthly royalty fees based on a percentage of gross room revenue, in the amount of four percent from December 1, 1996 through November 30, 1997 and five percent thereafter. Royalty fees totaled $398,175 in 1996.

     This agreement also provides for the pro rata allocation of certain Hyatt "allocable chain expenses" based on the relation of Pier 66's total number of guest rooms to the average number of guest rooms in all Hyatt hotels in the United States along with assessments for Gold Passport and national/regional sales promotions. A fee for the use of the Hyatt reservation system is also allocated to Pier 66. Total Hyatt expenses other than the royalty fees amounted to $502,658 as of December 31, 1996 and are included primarily in rooms and marketing expense in the accompanying financial statements.

     The Hyatt Franchise Agreement requires that a reserve be maintained in respect of 2301 Ltd. for replacement of furniture, fixtures and equipment and those repairs and maintenance costs which are capitalizable under generally accepted accounting principles. This reserve is determined as a percentage of gross room revenues equaling four percent. The franchise agreement requires the significant renovation of guest rooms, corridors and other public areas to be performed every five to six years. In addition, the replacement of other furniture, fixtures and equipment, as defined in the agreement, is to occur every 10 to 12 years.

     2301 Ltd., Pier 66 Management and Hyatt are parties to a Hyatt Hotel Franchise Owner Agreement dated November 14, 1994 (the "Owner Agreement"), pursuant to which the parties agree that Hyatt shall notify 2301 Ltd. upon a voluntary surrender, a default or a breach by Pier 66 Management under the Hyatt Franchise Agreement and 2301 Ltd. shall have an opportunity to cure any such breach or default. In addition, upon any termination of Pier 66 Management under the Pier 66 Management Agreement, the Hyatt Franchise Agreement shall terminate and 2301 Ltd. shall have the right to employ a substitute manager that Hyatt will approve provided such manager is qualified under the terms of this agreement. The substitute manager shall assume the duties and responsibilities as franchisee under the Hyatt Franchise Agreement. The Owner Agreement also contains requirements that Hyatt consent to any financing transactions, sales or other transfers involving Pier 66, which consent shall not be unreasonably withheld or delayed by Hyatt. The Owner Agreement also obligates 2301 Ltd. to observe and be bound by certain terms, conditions and restrictions contained in the Hyatt Franchise Agreement.

PROPERTIES

     The property on which Pier 66 is situated was acquired subject to assumption of a portion of the existing mortgage loan in the principal amount of $22,000,000 ("note 1") from Kemper Investors Life Insurance Company ("Kemper"). In addition, 2301 Ltd. obtained an additional mortgage note from Kemper for $4,000,000 ("note 2") to be drawn upon to finance the cost of certain capital improvements, to provide initial working capital, and to fund interest accrued on the mortgage notes between January 1, 1994 and December 31, 1995 to the extent cash flows from operations are insufficient for such payment. Both mortgage notes mature on June 28, 2000 and bear interest at varying rates for specified periods and will be assumed by Panthers Holdings as a result of the Pier 66 exchange. The mortgage notes require monthly payments of interest only throughout the term. A balloon payment of the entire outstanding principal amount, together with the final monthly payment of interest, will be due at maturity. At maturity, Panthers Holdings will either refinance the property or pay off the mortgage note depending on Panthers Holdings' working capital position and business plan at that time. Both mortgage notes are collateralized by substantially all property and equipment including the alcoholic beverage license, a security interest in the Hyatt franchise agreement, an assignment of leases, rents and profits, trademarks and the management agreement.

     The outstanding balances of the notes at December 31, 1996 were as follows:

                                                              DECEMBER 31, 1996
                                                              -----------------
Note 1......................................................     $21,951,325
Note 2......................................................       4,000,000
                                                                 -----------
                                                                  25,951,325
Less unamortized discount based on imputed interest rate of
  9.0%......................................................        (209,396)
                                                                 -----------
                                                                 $25,741,929

     As required by the loan agreement relating to Note 1 and Note 2, 2301 Ltd. maintains a CEP reserve fund for the replacement of capital assets. The CEP reserve equals three percent of gross revenues net of amounts expended by Pier 66 for replacement of capital assets and is funded quarterly for the preceding quarter. Beginning July 1, 1995, Pier 66 voluntarily increased the CEP reserve to four percent of gross revenues, however, the loan agreement fund is only funded for the required three percent. The CEP fund is also pledged as additional security for the loan obligation. At December 31, 1996, the balance of the CEP reserve was $1,284 and was included in other assets.

     The loan agreement also requires 2301 Ltd. to maintain a reserve fund for property taxes to provide for each year's anticipated payments. Property taxes are to be paid no later than March 31 each calendar year for the preceding calendar year.

COMPETITION

     The resort and hotel industry is highly competitive. Competitive factors within the lodging industry include room rates, quality of accommodations, service levels, convenience of location, reputation, reservation systems, name recognition, and supply and availability of alternative resort and hotel operations in local markets. Pier 66's facilities compete with a number of competitors. The number of competitive resort and hotel facilities in Pier 66's market could have a material adverse effect on the levels of occupancy and average room rates of Pier 66's facilities. Further, there can be no assurance that new or existing competitors will not significantly reduce their rates or offer greater convenience, services, or amenities or significantly expand, improve, or develop facilities in the market in which Pier 66 competes, thereby adversely affecting Pier 66's operations.

ENVIRONMENTAL MATTERS

     Under various federal, state, and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of its properties, the Company may be potentially liable for any such costs.

     A Phase I environmental site assessment ("Phase I Survey") is in the process of being obtained. The Phase I Survey is intended to identify potential environmental contamination and regulatory compliance concerns. A Phase I Survey generally includes historical reviews of the property, reviews of certain public records, preliminary investigations of the site and surrounding properties and the preparation and issuance of written reports. A Phase I Survey generally does not include invasive procedures, such as soil sampling or ground water analysis.

     The Phase I Survey, although not complete, has not revealed any environmental liability or compliance concern that 2301 Ltd. believes would have a material adverse effect on 2301 Ltd. or Pier 66's business, assets, results of operations, or liquidity, nor is 2301 Ltd. aware of any such liability or concern. Nevertheless, it is possible that a Phase I Survey will not reveal all environmental liabilities or compliance concerns or that there will be material environmental liabilities or compliance concerns of which Pier 66 will not be aware. Moreover, no assurances can be given that (i) future laws, ordinances, or regulations will not impose any material environmental liability, or (ii) the current environmental condition of Pier 66's existing and future properties will not be affected by the condition of the neighboring properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to Pier 66.

EMPLOYEES

     All 471 persons working at Pier 66 are actually employees of Pier 66 Management. None of these employees is subject to any collective bargaining agreement and management believes that its relationship with such employees is good.

INSURANCE

     2301 Ltd. currently has the types and amounts of insurance coverage that is considers appropriate for Pier 66's business. While management believes that its insurance coverage is adequate, if 2301 Ltd. were held liable for amounts exceeding the limits of its insurance coverage or for claims outside of the scope of its insurance coverage, 2301 Ltd.'s business, results of operations, and financial condition could be materially and adversely affected.

LEGAL PROCEEDINGS

     Neither 2301 Ltd. nor Pier 66 is a party to any litigation or claims, other than routine matters incidental to the operation of the business of Pier 66. To date, no claims have had a material adverse effect on 2301 Ltd. nor does 2301 Ltd. expect that the outcome of any pending claims will have such an effect.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                       RESULTS OF OPERATIONS OF RAHN LTD.

OVERVIEW

     Rahn Ltd. was formed in June 1994 to acquire Bahia Mar. Rahn Ltd. currently derives substantially all of its revenue from the following operations at Bahia
Mar: (i) room rentals, (ii) yacht dockage and fuel sales, (iii) food, beverage and banquet sales, (iv) office leases, (v) boat show rental, (vi) and telephone, retail and other miscellaneous sales.

     The operation of Bahia Mar is seasonal, receiving approximately 42% of its revenues during the months of January through April. In addition, approximately $800,000 is earned during the fall international boat show in late October/early November.

     During the six month period from June 30, 1994 through December 31, 1994, Rahn Ltd. realized revenue of $4,710,000 and incurred expenses of $5,462,000 for a loss of $752,000. During this time Bahia Mar was undergoing an extensive renovation at a cost of approximately $8,100,000. In addition it became a Radisson franchise in July 1994.

     Rahn Ltd. realized net income of $2,158,000 and $379,000 for the fiscal years ended December 31, 1996 and 1995, respectively. Net average room rates and occupancies during these years were $106.34 and $98.94, respectively, and 59.5% and 49.8%, respectively.

RESULTS OF OPERATIONS

  YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Revenue: Revenue from room rentals increased 29%, or approximately $1,543,000. This increase was primarily attributable to increased occupancy levels and room rates caused by an increase in tourism activity in South Florida, as well as the continuing recognition of the Radisson name in Bahia Mar's market.

     Yachting and marina service revenue decreased 8%, or approximately $342,000. This decrease was due principally to the temporary interruption in 1996 of the marina service station operations at Bahia Mar.

     Food, beverage and banquet revenue increased 51%, or approximately $905,000. This increase was caused primarily by the increased occupancy levels referenced above, as well as increased banquet activity caused by increased group bookings at the hotel and local banquet business.

     Telephone, retail and other revenues increased 20% or approximately $435,000. This increase was caused primarily by increased sales at the beach market deli (it was relocated to the front of the property in 1995) and increased sales at the resort store.

     Cost of Revenue: Room operating costs increased 16%, or approximately $204,000. This increase was primarily attributable to inflationary pressures and increased occupancy.

     Yachting and marine service operating costs decreased 23%, or approximately $230,000. This decrease was due principally to the decrease in revenue related to the above-referenced disruption at the marina service station.

     Food, beverage and banquet operating costs increased 32%, or approximately $512,000. This increase was due primarily to the increased food, beverage and banquet revenue.

     Property, maintenance and energy costs increased 9%, or approximately $120,000. This increase was primarily attributable to inflation and increased personnel costs.

     Amortization and Depreciation: Amortization and depreciation was comparable between the two fiscal years because there were no major additions to or write-offs of capital assets.

     Interest and other, Net: Net interest expense decreased 7%, or approximately $92,000. This decrease was caused primarily by the floating interest rate applicable to Rahn Ltd.'s bank debt and the earning of additional interest income.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities were approximately $4.2 million, $735,000 and $1.5 million during the fiscal years ended December 31, 1996, 1995, and the period from inception (June 28, 1994) to December 31, 1994, respectively. Cash flows from investing activities primarily consisted of capital expenditures of approximately $873,000, $3.8 million and $28.6 million during the fiscal years ended December 31, 1996, 1995 and the period from inception (June 28, 1994) to December 31, 1994. Cash flows used in financing activities were approximately $1.7 million during the fiscal year ended December 31, 1996. Cash flows provided by financing activities were approximately $3.0 million and $28.2 million during the fiscal year ended December 31, 1995 and the period from inception (June 28, 1994) to December 31, 1994, respectively, and were attributable to approximately $16.2 million of net long-term debt proceeds and $15.0 million of initial partners' capital contributions during that time.

     Rahn Ltd. currently has a $15,495,000 mortgage note payable to a bank. The note bears interest at a variable rate as defined by the agreement (8.8125 percent at December 31, 1996) and is collateralized by substantially all property and equipment. In addition to the monthly interest payments, the note has monthly principal installments of $65,000. The maturity date for the note is June 30, 1997, but may be extended under a one year extension option. During the extension period, the monthly principal installments will increase to $75,000, the interest rate will increase by 1 percent and an extension fee equal to .0025 percent of the then outstanding balance will be due prior to the extension. The final balloon payment would then be due June 30, 1998.

     Effective February 1, 1995, and continuing on the first day of each month thereafter during the term of the note, the note agreement requires Rahn Ltd. to set aside cash for the purchase, replacement and upgrade of furniture, fixtures, equipment and property in the amount of $25,000 each month. All cash was spent on its required purpose at December 31, 1996.

FINANCIAL CONDITION

     As of December 31, 1996, Rahn Ltd. had approximately $2.7 million in cash and cash equivalents, an increase of approximately $1.6 million from the previous year end. Projected positive cash flows to be provided by operating activities should continue to maintain Rahn Ltd.'s strong working capital position.

                             BUSINESS OF RAHN LTD.

ORGANIZATION

     Rahn Ltd., a Florida limited partnership, was formed and began operations on June 28, 1994 for the purpose of owning Bahia Mar, in Fort Lauderdale, Florida. Rahn Bahia Mar, G.P., Ltd., a Florida limited partnership, is the General Partner of Rahn Ltd. (1.0% owner) and engages in transactions on Rahn Ltd.'s behalf. Limited partners include Rahn Bahia, Inc., a Florida corporation (19.5% owner), and Bahia Mar Joint Venture, a Florida general partnership (79.5% owner). The term of the partnership agreement (the "Bahia Mar Partnership Agreement") is 50 years and expires December 31, 2044.

     Rahn Ltd.'s tax basis profits, losses, and excess net cash flows, as defined by the Bahia Mar Partnership Agreement, are allocated to the partners on the basis of their respective percentage interests in Rahn Ltd.

     Rahn Ltd.'s executive offices are located at 1512 East Broward Blvd., Fort Lauderdale, Florida. Its telephone number is (954) 524-5336.

BAHIA MAR

     Located in Fort Lauderdale on a 40 acre site surrounded by the Atlantic Ocean and the Intracoastal Waterway, Bahia Mar includes a full-service 350 slip marina with complete first class facilities and a hotel comprised of two adjoining buildings containing a total of 297 rooms. The resort also includes four tennis courts, 20,000 square feet of flexible meeting space and 23,000 square feet of retail space. Bahia Mar is a Mobil Three Star resort and AAA Three Diamond resort. It also received the 1995 Radisson President's Award and a City of Fort Lauderdale Community Appearance Award. The marina is host to the International Boat Show, a six day boating and marine event. In February 1987 the Bahia Mar Marina was dedicated a Literary Landmark in honor of the "Busted Flush," the home of Travis McGee, a fictional hero created by author John D. MacDonald. The property on which Bahia Mar is situated was extensively renovated in 1994-1995 for a cost of approximately $8.1 million.

KEY STATISTICS

  Resort

Number of guest rooms.....................  297
Year built................................  The first 115 Bahia Mar guest rooms were constructed in
                                            1966. The Tower, with 182 rooms, was added in 1975.
Completed renovations.....................  During 1994 and the early part of 1995, Bahia Mar spent approximately $8.1 million in extensive renovations.
Seasonality...............................  Approximately 46% of Bahia Mar resort revenues are earned from January through April.
Average occupancy.........................  61%
Average daily rate........................  $104
Total room revenue per available room.....  $63

  Marina

Services provided.........................  Full service marina includes water, electricity, cable and telephone as well as close proximity to fuel and
                                            other ship-related supplies.
Seasonality...............................  Approximately 47% of Bahia Mar marina revenues are earned from January through April.
Average size of slips rented..............  60 feet
Average daily rate per slip...............  $47
Average marina occupancy..................  49%

BUSINESS/CREDIT RISK

     Any substantial change in economic conditions or any significant price fluctuations related to the travel and tourism industry could affect discretionary consumer spending and have a material impact on Bahia Mar's business. In addition, Bahia Mar is subject to competition from other entities engaged in the business of resort development and operation, including interval ownership, condominiums, hotels and motels.

MANAGEMENT AGREEMENT

     Rahn Ltd. has entered into an amended management agreement (the "Bahia Mar Management Agreement") with Rahn Bahia Mar Mgmt., Inc. ("Bahia Mar Management"), an entity owned by three of the Shareholders (none of which is a director or officer of the Company) for a period of ten (10) years, pursuant to which Bahia Mar Management is engaged to operate Bahia Mar. Bahia Mar Management has managed Bahia Mar on behalf of Rahn Ltd. since June 30, 1994.

     The Bahia Mar Management Agreement requires Bahia Mar Management to set aside cash from Bahia Mar operations for the purchase, replacement and renewal of furniture, fixtures and equipment and non-routine repairs and maintenance to the building. The amount to be reserved is three percent of Bahia Mar's gross revenues each month during the term of the Bahia Mar Management Agreement. All cash was spent on its required purpose at December 31, 1995. Bahia Mar Management is affiliated with Rahn Ltd. solely by virtue of the fact that the principal shareholders of Bahia Mar Management own interests in both entities. While the Bahia Mar Management Agreement has a remaining term of approximately seven (7) years, the consummation of the Bahia Mar Exchange is conditioned upon the amendment of the Bahia Mar Management Agreement on terms acceptable to Panthers Holdings.

LICENSE AND FRANCHISE AGREEMENT

     On June 28, 1994, Bahia Mar Management entered into a 10-year license agreement (the "Radisson License Agreement") with Radisson Hotels International, Inc. ("Radisson"). The terms of the Radisson License Agreement allow Bahia Mar Management to operate the hotel using Radisson's proprietary hotel management system. Annual fees payable to Radisson pursuant to the Rahn License Agreement range from one percent to four percent (increasing one percent each year) of the first $7.0 million of gross room sales and five percent of gross room sales (as defined by the license agreement) in excess of $7.0 million through December 31, 1997. The remainder of the term requires fees in the amount of five percent of gross room sales.

     Fees paid to Radisson pursuant to the Radisson License Agreement totaled $206,438 in 1996.

PROPERTIES

     Rahn Ltd. leases the Bahia Mar site from the City of Fort Lauderdale under an operating lease (the "Rahn Lease Agreement") which had previously been extended through September 30, 2037. On January 4, 1995, the term of the Rahn Lease Agreement was extended for an additional period commencing October 1, 2037 through August 31, 2062 (the "Second Extended Term"). Under the Rahn Lease Agreement, Rahn Ltd. is required to pay the lessor an annual rental (payable in quarterly installments) equal to the greater of (i) a percentage (4.0% through September 30, 2012 and 4.25% thereafter) of the annual gross operating revenue, as defined in the Rahn Lease Agreement, or (ii) a minimum annual rent payment. Minimum annual lease payments are $300,000. During the Second Extended Term, the minimum annual rent shall be the greater of $300,000 or 80% of the average total annual rent paid during the three lease years immediately preceding the lease year for which the minimum annual rent is being calculated. Rent expense under the lease totaled $632,907 for the year ended December 31, 1996.

     The Rahn Lease Agreement requires Rahn Ltd. to set aside cash for the purchase, replacement and upgrade of furniture, fixtures and equipment. The amount to be restricted is three percent of Bahia Mar's revenues, as defined in the Rahn Lease Agreement. All cash was spent on its required purpose at December 31, 1996.

     Rahn Ltd. also leases certain equipment used in its operations under operating leases. Future minimum lease payments, including the property lease and operating leases, are as follows:

1997............................................  $   407,080
1998............................................      406,137
1999............................................      391,241
2000............................................      343,784
2001............................................      304,126
Thereafter......................................   18,200,000
                                                  -----------
                                                  $20,052,368
                                                  ===========

     Rahn Ltd. currently has a $15,495,000 mortgage note payable to a bank. The note bears interest at a variable rate as defined by the agreement (8.8125 percent at December 31, 1996) and is collateralized by substantially all property and equipment. In addition to the monthly interest payments, the note has monthly principal installments of $65,000. The maturity date for the note is June 30, 1997, but may be extended under a one year extension option. As of the date of this Consent Solicitation Statement, Rahn Ltd.'s option to extend the mortgage note has not been exercised. Upon closing of the Rahn Ltd. Exchange Agreement, Panthers Holdings will determine whether to (a) exercise the current mortgage note's option; (b) refinance with the same or a different financial institution; or (c) pay the mortgage note with cash recently made available from a Private Placement. See "Business of Panthers Holdings -- Recent Developments." During the extension period, the monthly principal installments will increase to $75,000, the interest rate will increase by 1 percent and an extension fee equal to .0025 percent of the then outstanding balance will be due prior to the extension. The final balloon payment would then be due June 30, 1998.

     Effective February 1, 1995, and continuing on the first day of each month thereafter during the term of the note, the note agreement requires Rahn Ltd. to set aside cash for the purchase, replacement and upgrade of furniture, fixtures, equipment and property in the amount of $25,000 each month. All cash was spent on its required purpose at December 31, 1996.

COMPETITION

     The resort and hotel industry is highly competitive. Competitive factors within the lodging industry include room rates, quality of accommodations, service levels, convenience of location, reputation, reservation systems, name recognition, and supply and availability of alternative resort and hotel operations in local markets. Bahia Mar's facilities compete with a number of competitors. The number of competitive resort and hotel facilities in a particular area could have a material adverse effect on the levels of occupancy and average room rates of Bahia Mar's facilities. Further, there can be no assurance that new or existing competitors will not significantly reduce their rates or offer greater convenience, services, or amenities or significantly expand, improve, or develop facilities in the market in which Bahia Mar competes, thereby adversely affecting Bahia Mar's operations.

ENVIRONMENTAL MATTERS

     Under various federal, state, and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of its properties, the Company may be potentially liable for any such costs.

     A Phase I environmental site assessment ("Phase I Survey") is in the process of being obtained. The Phase I Survey is intended to identify potential environmental contamination and regulatory compliance concerns. A Phase I Survey generally includes historical reviews of the property, reviews of certain public records, preliminary investigations of the site and surrounding properties and the preparation and issuance of written reports. A Phase I Survey generally does not include invasive procedures, such as soil sampling or ground water analysis.

     The Phase I Survey, although not complete, has not revealed any environmental liability or compliance concern that Rahn Ltd. believes would have a material adverse effect on Bahia Mar's business, assets, results of operations, or liquidity, nor is Rahn Ltd. aware of any such liability or concern. Nevertheless, it is possible that a Phase I Survey will not reveal all environmental liabilities or compliance concerns or that there will be material environmental liabilities or compliance concerns of which Rahn Ltd. will not be aware. Moreover, no assurances can be given that (i) future laws, ordinances, or regulations will not impose any material environmental liability, or (ii) the current environmental condition of Bahia Mar's existing and future properties will not be affected by the condition of the neighboring properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to Bahia Mar.

EMPLOYEES

     All 269 persons working at Bahia Mar are actually employees of Bahia Mar Management. None of such employees are subject to any collective bargaining agreements and management believes that its relationship with such employees is good.

INSURANCE

     Rahn Ltd. currently has the types and amounts of insurance coverage that it considers appropriate for Bahia Mar's business. While management believes that its insurance coverage is adequate, if Rahn Ltd. were held liable for amounts exceeding the limits of its insurance coverage or for claims outside of the scope of its insurance coverage, Rahn Ltd.'s business, results of operations, and financial condition could be materially and adversely affected.

LEGAL PROCEEDINGS

     Neither Rahn Ltd. nor Bahia Mar is a party to any litigation or claims, other than routine matters incidental to the operation of the business of Bahia Mar. To date, no claims have had a material adverse effect on Rahn Ltd. nor does Rahn Ltd. expect that the outcome of any pending claims will have such an effect.

                             SHAREHOLDER PROPOSALS

     Any proposals of Panthers Holdings shareholders intended to be presented at Panthers Holdings' 1997 Annual Meeting must be received by Panthers Holdings for inclusion in the proxy statement and form of proxy relating to the meeting not later than June 1, 1997. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to Panthers Holdings' Secretary at 100 Northeast Third Avenue, Second Floor, Fort Lauderdale, Florida 33301.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
THE REGISTRANT

FLORIDA PANTHERS HOLDINGS, INC.
  Report of Independent Certified Public Accountants........   F-2
  Consolidated Balance Sheets as of June 30, 1996 and
     1995...................................................   F-3
  Consolidated Statements of Operations for the years ended
     June 30, 1996, 1995 and 1994...........................   F-4
  Consolidated Statement of Shareholders' Equity (Deficit)
     for the years ended June 30, 1996, 1995 and 1994.......   F-5
  Consolidated Statements of Cash Flows for the years ended
     June 30, 1996, 1995 and 1994...........................   F-6
  Notes to Consolidated Financial Statements................   F-7

FLORIDA PANTHERS HOLDINGS, INC. -- UNAUDITED CONDENSED
  CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited Condensed Consolidated Balance Sheets as of
     December 31 and June 30, 1996..........................  F-16
  Unaudited Condensed Consolidated Statements of Operations
     for the three and six month periods ended December 31,
     1996 and 1995..........................................  F-17
  Unaudited Condensed Consolidated Statements of Cash Flows
     for the six months ended December 31, 1996 and 1995....  F-18
  Notes to Unaudited Condensed Consolidated Financial
     Statements.............................................  F-19

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Financial
     Information............................................  F-21
  Unaudited Pro Forma Consolidated Balance Sheet as of
     December 31, 1996......................................  F-22
  Unaudited Pro Forma Consolidated Statement of Operations
     for the six months ended December 31, 1996.............  F-23
  Unaudited Pro Forma Consolidated Statement of Operations
     for the year ended June 30, 1996.......................  F-24
  Notes to Unaudited Pro Forma Consolidated Financial
     Statements.............................................  F-25

BUSINESSES TO BE ACQUIRED
2301 SE 17TH ST., LTD. ("PIER 66")
  Reports of Independent Certified Public Accountants.......  F-27
  Balance Sheets as of December 31, 1996 and 1995...........  F-29
  Statements of Operations for the periods ended December
     31, 1996, 1995 and 1994................................  F-30
  Statements of Partners' Equity for the periods ended
     December 31, 1996, 1995 and 1994.......................  F-31
  Statements of Cash Flows for the periods ended December
     31, 1996, 1995 and 1994................................  F-32
  Notes to Financial Statements.............................  F-33

RAHN BAHIA MAR, LTD. ("BAHIA MAR")
  Report of Independent Certified Public Accountants........  F-39
  Balance Sheets as of December 31, 1996 and 1995...........  F-40
  Statements of Operations for the periods ended December
     31, 1996, 1995 and 1994................................  F-41
  Statements of Partners' Equity for the periods ended
     December 31, 1996, 1995 and 1994.......................  F-42
  Statements of Cash Flows for the periods ended December
     31, 1996, 1995 and 1994................................  F-43
  Notes to Financial Statements.............................  F-44

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Florida Panthers Holdings, Inc.:

     We have audited the accompanying consolidated balance sheets of Florida Panthers Holdings, Inc. (a Florida corporation) and subsidiaries as of June 30, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Florida Panthers Holdings, Inc. and subsidiaries as of June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  November 13, 1996
(except with respect to the
matters discussed in Notes 8(a) and 8(b), as to which the date is January 16, 1997 and the matters discussed in Notes 8(c), 8(d) and 8(e), as to which the date is February 7, 1997).

                        FLORIDA PANTHERS HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              JUNE 30,   JUNE 30,
                                                                1996       1995
                                                              --------   --------
                                     ASSETS
Current Assets:
  Cash and equivalents......................................  $    465   $  1,237
  Accounts receivable.......................................     3,119      1,924
  Prepaid expenses and other................................       172        247
                                                              --------   --------
     Total current assets...................................     3,756      3,408
Property and equipment, net.................................       972      1,114
Franchise cost, net of accumulated amortization of $1,823
  and $1,216 in 1996 and 1995, respectively.................    22,489     23,096
Player contract acquisition costs, net of accumulated
  amortization of $19,181 and $10,676 in 1996 and 1995,
  respectively..............................................     6,507     15,012
Investment in Miami Arena operating contract................     8,886      9,271
Capitalized signing bonuses, net of accumulated amortization
  of $3,089 and $837 in 1996 and 1995, respectively.........     4,674      1,138
Other assets................................................       476        548
                                                              --------   --------
     Total assets...........................................  $ 47,760   $ 53,587
                                                              ========   ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Deferred revenue..........................................  $    988   $  3,917
  Note payable-related party................................    40,172     22,226
  Related party debt........................................    20,000     20,000
  Accounts payable and accrued expenses.....................     2,313      1,375
  Other current liabilities.................................     4,313      2,774
                                                              --------   --------
     Total current liabilities..............................    67,786     50,292
Long-term debt..............................................    25,000     25,000
Other non-current liabilities...............................     3,277        643
Commitments and contingencies (Note 7 and Note 8)
Shareholders' Equity (Deficit):
  Class A common stock, $.01 par value, 100,000,000 shares
     authorized and 870,968 shares issued and outstanding in
     1996 and 1995..........................................         9          9
  Class B common stock, $.01 par value, 10,000,000 shares
     authorized and none issued and outstanding.............        --         --
  Contributed capital.......................................   (48,312)   (22,357)
                                                              --------   --------
     Total shareholders' equity (deficit)...................   (48,303)   (22,348)
                                                              --------   --------
     Total liabilities and shareholders' equity (deficit)...  $ 47,760   $ 53,587
                                                              ========   ========

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                        FLORIDA PANTHERS HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEARS ENDED JUNE 30,
                                                             --------------------------------
                                                               1996        1995        1994
                                                             --------    --------    --------
Revenue:
  Tickets..................................................  $ 23,226    $  9,559    $ 14,784
  Television and radio.....................................     5,141       3,717       3,163
  Advertising and promotions...............................     2,192       1,297       1,534
  NHL Enterprise rights....................................       885         846         761
  Decoma arena operations..................................     1,082       1,415          --
  Other, primarily arena concessions.......................     1,561         912       1,440
                                                             --------    --------    --------
          Total revenue....................................    34,087      17,746      21,682
Cost of revenue:
  Team operations..........................................    32,639      15,652      17,691
  Ticketing and arena operations...........................     3,319       1,558       2,498
  Selling, general and administrative......................     8,371       5,569       5,512
                                                             --------    --------    --------
          Total cost of revenue............................    44,329      22,779      25,701
Amortization and depreciation..............................    (9,815)     (6,266)     (6,444)
                                                             --------    --------    --------
Operating loss.............................................   (20,057)    (11,299)    (10,463)
Interest and other, net....................................    (5,082)     (4,087)     (2,463)
                                                             --------    --------    --------
Net loss...................................................  $(25,139)   $(15,386)   $(12,926)
                                                             ========    ========    ========
Pro Forma net loss per share...............................  $  (4.76)   $  (2.96)   $  (2.93)
                                                             ========    ========    ========
Pro Forma weighted average shares outstanding..............     5,276       5,203       4,405
                                                             ========    ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          CLASS A
                                                        COMMON STOCK
                                                     ------------------                      TOTAL
                                                     NUMBER OF            CONTRIBUTED    SHAREHOLDERS'
                                                      SHARES     AMOUNT     CAPITAL     EQUITY (DEFICIT)
                                                     ---------   ------   -----------   ----------------
Balance, July 1, 1993..............................        --     $--      $   (936)        $   (936)
  Net loss.........................................        --      --       (12,926)         (12,926)
                                                      -------     ---      --------         --------
Balance, June 30, 1994.............................        --      --       (13,862)         (13,862)
  Acquisition of Decoma Entities...................   870,968       9         8,193            8,202
  Net loss.........................................        --      --       (15,386)         (15,386)
  Dividends-Decoma.................................        --      --        (1,302)          (1,302)
                                                      -------     ---      --------         --------
Balance, June 30, 1995.............................   870,968       9       (22,357)         (22,348)
  Net loss.........................................        --      --       (25,139)         (25,139)
  Dividends-Decoma.................................        --      --          (816)            (816)
                                                      -------     ---      --------         --------
Balance June 30, 1996..............................   870,968     $ 9      $(48,312)        $(48,303)
                                                      =======     ===      ========         ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                   YEAR ENDED JUNE 30,
                                                              ------------------------------
                                                                1996       1995       1994
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss..................................................  $(25,139)  $(15,386)  $(12,926)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
     Depreciation and amortization..........................     9,815      6,266      6,444
     Deferred compensation..................................     1,334        363        169
     Minority interest......................................       174        384         --
  Changes in operating assets and liabilities --
     Accounts receivable....................................    (1,195)       440     (1,322)
     Prepaid expenses and other assets......................    (3,425)      (604)    (1,468)
     Accounts payable and accrued expenses..................       938        448      1,403
     Deferred revenue and other liabilities.................       138       (705)    (3,905)
                                                              --------   --------   --------
          Net cash used in operating activities.............   (17,360)    (8,794)   (11,605)
                                                              --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (140)      (161)    (1,275)
                                                              --------   --------   --------
          Net cash used in investing activities.............      (140)      (161)    (1,275)
                                                              --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on note payable -- related party.................    (3,500)    (7,200)    (5,500)
  Borrowings from note payable -- related party.............    21,446     17,733     10,749
  Payment of dividends -- Decoma............................      (816)    (1,302)        --
  Distribution to minority interests -- Decoma..............      (402)      (486)        --
                                                              --------   --------   --------
          Net cash provided by financing activities.........    16,728      8,745      5,249
                                                              --------   --------   --------
          Net decrease in cash and equivalents..............      (772)      (210)    (7,631)
CASH AND EQUIVALENTS:
  Balance, beginning of year................................     1,237      1,447      9,078
                                                              --------   --------   --------
  Balance, end of year......................................  $    465   $  1,237   $  1,447
                                                              ========   ========   ========
Supplemental Cash Flow Information:
  Cash paid during the year for interest....................  $  3,750   $  3,461   $  2,510
                                                              ========   ========   ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

(1)  ORGANIZATION AND BASIS OF PRESENTATION

  (a) General

     Florida Panthers Holdings, Inc. (the "Company"), through its wholly-owned subsidiary, Florida Panthers Hockey Club, Ltd. ("Limited" or the "Club"), owns and operates the Florida Panthers, a professional hockey team (the "Panthers") of the National Hockey League (the "NHL"). Additionally, the Company owns Arena Development Company Ltd., a Florida limited partnership formed for the purpose of developing a new multi-purpose, state-of-the-art sports and entertainment center (the "Broward County Civic Arena") in Broward County, Florida, and Arena Operating Company Ltd., a Florida limited partnership formed for the purpose of managing and operating the Broward County Civic Arena. Through its ownership of Decoma Investment, Inc. I ("Decoma I") and Decoma Investment, Inc. II ("Decoma II"), the Company also owns approximately 78% of the partnership interests in Decoma Miami Associates Ltd., a Florida limited partnership ("DMAL") which operates the Miami Arena in which the Panthers currently play.

  (b) Initial Public Offering and Reorganization

     On November 13, 1996, the Company completed an initial public offering of its Class A common stock. Prior to the completion of the initial public offering and the concurrent offering (the "Offerings") Mr. H. Wayne Huizenga, the Company's chairman, contributed the Club's Note Payable -- Related Party to the partnership. Following this contribution, all of the Club's partnership interests were exchanged for 4,149,710 shares of the Company's Class A common stock and 255,000 shares of the Company's Class B common stock (the "Recapitalization"). In addition, prior to the completion of the Offerings, all of the partnership interests of Decoma I and Decoma II (collectively, "the Decoma Entities") were acquired by the Company in exchange for a total of 870,968 shares of its Class A common stock. As this transaction was among entities under common control, it has been accounted for on a historical cost basis in a manner similar to a pooling of interests, as of their acquisition date by Mr. Huizenga, August 6, 1994 and the Financial Statements have been revised, accordingly.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Hockey Revenue and Expense

     Revenue from Tickets, Television and radio broadcasting and Advertising and promotions revenues generally are recorded at the time the game to which such proceeds relate is played. Team operations expenses, principally player compensation and game and playoff expenses (principally arena rentals and travel) are recorded as expense on the same basis. Accordingly, advance ticket sales and payments on television and radio broadcasting contracts and payments for team and game expenses not earned or incurred are recorded as Deferred revenues, Capitalized signing bonuses are amortized ratably as regular season games are played.

  (b) Arena Management Revenue and Expense

     Arena management revenue is recognized as earned and the related costs are charged to operations as incurred, in accordance with the terms of the Miami Arena Operating Contract (the "MAC").

  (c) Pro Forma Net Loss Per Share

     Pro forma net loss per share is calculated assuming that the 4,404,710 shares of the Company's common stock issued in connection with the consummation of the Recapitalization described in Note 1 were outstanding at the beginning of all periods presented and that the 870,968 shares issued in connection with the

                        FLORIDA PANTHERS HOLDINGS, INC.

acquisition of the Decoma Entities were outstanding since August 6, 1994, the date such entities were acquired by Mr. Huizenga.

  (d) Cash and Equivalents

     Cash and equivalents consist primarily of cash in banks and highly-liquid investments with original maturities of 90 days or less.

  (e) Note Payable -- Related Party

     Note payable-related party represents a short-term borrowing of cash required for working capital from the Company's chairman. Such note bears interest at prime (8.25% at June 30, 1996) and is required to be repaid on demand.

  (f) Property and Equipment

     Property and equipment is recorded at cost. Depreciation and amortization have been computed using the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              -----
Leasehold improvements......................................  5-20
Furniture, fixtures and equipment...........................  5- 7

  (g) Franchise Cost

     The Club was required to pay a $50,000,000 franchise fee to the NHL, of which $25,688,000 was allocated to the contracts of players selected in the 1993 expansion draft. The allocation was based upon the fair value of the player contracts acquired as determined by an independent appraisal firm. The portion allocable to player contracts is being amortized on a straight-line basis over the estimated useful lives of the contracts which has been determined to be approximately 6 years. The remaining portion of the franchise fee is classified as Franchise costs in the accompanying balance sheets and is being amortized on a straight-line basis over a 40 year life. For the fiscal years ended June 30, 1996, 1995 and 1994, the Club amortized $8,504,800, $5,083,856 and $5,592,189, respectively, in player contract acquisition costs. The amortization for the fiscal years ended June 30, 1996, 1995 and 1994 includes $4,899,630, $961,638 and $1,469,971 respectively, related to the write-off of unamortized player contract costs due to the outright release of certain players and the write-downs of contracts of active players to reflect reductions in remaining value.

     The Club accounts for trades of player contracts as like-kind exchanges, whereby the recorded basis of the contract of the acquired player(s) is equal to the net book value of the contract of the traded player(s) plus or minus any cash consideration.

     The Club continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of intangible assets, such as franchise cost and player contract acquisition costs, may warrant revision or that the remaining balance of the intangible asset may not be recoverable. If factors indicate that the franchise cost or player contract acquisition costs may be impaired, the Club uses an estimate of the remaining value of the franchise rights or the individual player's contract in measuring whether the intangible asset is recoverable. Unrecoverable amounts are charged to operations in the applicable period.

     Effective July 1, 1995, the Company implemented the provisions of the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." As the Company had continually evaluated the realizability of its long-lived assets, adoption of the statement did not have a material effect on the Company's financial statements at the date of adoption.

                        FLORIDA PANTHERS HOLDINGS, INC.

  (h) Player Contract Costs

     Signing bonuses are amortized over the life of the player contract. Such signing bonuses expensed totaled approximately $2,251,700, $617,000 and $220,000 in the years ended June 30, 1996, 1995 and 1994, respectively, and have been included in Team operations in the accompanying consolidated statements of operations.

     Employment contracts with certain players require future compensation under certain circumstances. Generally, these contracts are executory in nature; accordingly, related payments are charged to operations over the contract playing seasons.

     The Club has obtained disability insurance policies for several of its players under multi-year contracts. Benefits would become payable after thirty consecutive games were missed by the insured player. The policies provide payment of a portion of the player's salary for the remaining term of the contract or until the player can resume playing.

  (i) Investment in Miami Arena Operating Contract

     Amounts invested in the MAC have been reflected as Investment in Miami Arena operating contract in the accompanying combined balance sheets. Such amounts are being amortized using the straight-line method over the remaining term of the MAC.

  (j) Deferred Revenue

     Deferred revenue as of June 30, 1996, 1995 and 1994 consists primarily of payments for ticket purchases for the respective upcoming seasons. Ticket revenue is recognized as the underlying games are played.

  (k) Income Taxes

     The Company, as of the date of its incorporation, has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires, among other things, recognition of future tax benefits measured at enacted rates attributable to the deductible temporary differences between the financial statement and income tax bases of assets and liabilities and net operating loss carryforwards to the extent that the realization of said benefits is "more likely than not". The adoption of SFAS No. 109 did not have a material impact on the financial position or results of operations of the Company.

     Prior to the reorganization discussed above, the Company's subsidiaries were non-tax paying entities. Accordingly, for all periods presented, no income tax provision has been provided, nor have any deferred tax assets or liabilities been established.

  (l) Concession Agreement

     Certain unrelated third party companies have the rights, at home games, to sell consumable and non-consumable concessions. The Club is entitled to effectively receive amounts ranging from 7% to 35% of the hockey net consumable and non-consumable concessions income. The Club recorded $832,303, $363,401 and $763,651 for the years ended June 30, 1996, 1995 and 1994, respectively, in hockey net consumable and non-consumable concessions income. Such amounts have been included as a component of Other revenue in the accompanying consolidated statements of operations.

  (m) Television and Radio Agreements

     In August 1996, the Company entered into a letter of intent with SportsChannel Florida ("SportsChannel") for the local broadcast of the Panthers' games. The Company's chairman currently owns 50% of SportsChannel and he holds an option to purchase an additional 20% ownership interest of SportsChannel. Under the terms of this letter of intent, the Company shall grant to SportsChannel broadcast rights (other

                        FLORIDA PANTHERS HOLDINGS, INC.

than radio broadcast rights) to all of the Panthers' pre-season, regular season and certain post-season away games during the 1996-97 season. The letter of intent may be extended for an additional season upon notice by the Company. The obligations of the Company and SportsChannel are subject to the negotiation of a definitive agreement. There can be no assurance that the Company and SportsChannel will enter into a definitive agreement. Currently, the Company and SportsChannel have been operating under the terms of this letter of intent.

     In addition, the Club entered into a letter of intent with Sunshine Wireless Company Inc. ("Sunshine") for the local radio broadcast of all of the Panthers' games. Under the terms of this letter of intent, Sunshine will have local radio broadcast rights to all of the Panthers' pre-season, regular season and post-season games during the 1996-97 season. Currently, the Company and Sunshine have been operating under the terms of this letter of intent.

  (n) Advertising Agreements

     The Club has entered into multi-year agreements with several sponsors for advertising and promotional activities. Such agreements expire at various dates through June 30, 1998. The Club recognizes this revenue on a pro-rata basis over the term of the underlying agreements.

  (o) Fair Value of Financial Instruments

     As of June 30, 1996 and 1995, the carrying amount of cash and equivalents, accounts receivable, note payable-related party, accounts payable and accrued expenses and long-term debt are reflected in the financial statements at cost which approximates fair value.

  (p) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (q) Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain amounts in the accompanying financial statements have been reclassified to conform with the current year presentation.

  (r) Stock-Based Compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". Under the provisions of SFAS No. 123, companies can either measure the compensation cost of equity instruments issued under employee compensation plans using a fair value based method, or can continue to recognize compensation cost using the intrinsic value method under the provisions of Accounting Principles Board Opinion ("APB") No. 25. However, if the provisions of APB No. 25 are continued, pro forma disclosures of net income or loss and earnings or loss per share must be presented in the financial statements as if the fair value method had been applied. The Company intends to recognize compensation costs under the provisions of APB No. 25, and upon adoption of SFAS No. 123 as of July 1, 1996, will provide the expanded disclosure required by SFAS No. 123. As of November 13, 1996, a stock option plan had not yet been formalized.

                        FLORIDA PANTHERS HOLDINGS, INC.

(3)  THE MIAMI ARENA

     The Miami Arena (the "Arena") is owned by the Miami Sports and Exhibition Authority ("MSEA"), an agency of the City of Miami. Under the terms of the MAC between MSEA and DMAL, DMAL was engaged to operate the Arena. The MAC is scheduled to expire on July 8, 2020. Leisure Management Miami, Inc. ("LMMI"), has been engaged to manage the operations of the Arena, including rental of space, advertising, promotion, marketing, events management, box office, public relations and all custodial and support services. During 1994, subsequent to the execution of the MAC, approximately 50% of LMMI was acquired by the Company's chairman.

     A summary of certain terms of the MAC is presented below:

  (a) Operating Income (Loss)

     Under the terms of the MAC, the Arena's operating income (as defined by the MAC) is used to fund certain expenses, and required payments before any distributions are made to DMAL and MSEA.

  (b) Seat Use Fee

     In accordance with the terms of the MAC, a $.75 to $1.00 seat use fee is collected by the Arena as part of the purchase price of all tickets sold. This charge is remitted quarterly to DMAL and MSEA based on percentages detailed in the MAC and is recognized by the Decoma Entities in the period during which the amount of such fees has been estimated and is determined to be collectible.

  (c) Operating Payment

     Under the terms of the MAC, DMAL is to receive a management fee from the Arena consisting of a fixed and variable operating payment. The fixed operating payment is based on an annual amount of $275,000, as adjusted for inflation. The variable operating payment is calculated as defined in the MAC, based upon the revenues of the Arena. In accordance with the terms of the MAC, the variable operating payment is made only after the Arena's operating income (as defined in the MAC) has been used to fund certain operating expenses and required payments. Any unpaid management fees are deferred up to a maximum of $1,000,000. DMAL is not entitled to recover any unpaid management fees in excess of $1,000,000. The Decoma Entities recognize variable operating payments as revenue in the period during which the amount of such payments has been determined and the collectibility is considered to be probable.

(4)  RELATED PARTY TRANSACTIONS

     During the year ended June 30, 1994, certain private corporate aircraft owned by Huizenga Holdings, Inc. ("HHI", a corporation whose sole shareholder is the Company's chairman) and its subsidiaries were leased by the Club. To the extent that such aircraft were used by Club employees, the actual operating and overhead costs related to such aircraft was charged back to the Club based on its pro-rata share of flight hours used during any given month. The Club incurred $94,613 of such charges in the year ended June 30, 1994. No such related party charges were incurred during the years ended June 30, 1996 and 1995.

     The Club pays a management fee to HHI equal to 1% of total revenue, excluding all NHL national television revenue and NHL Enterprise rights. Such fees totaled $293,239, $132,339 and $193,576 for the years ended June 30, 1996, 1995 and 1994, respectively, and are reflected as a component of Selling, general and administrative expenses in the accompanying consolidated statements of operations.

     During 1996, 1995 and 1994, the Company incurred interest expense of $3,448,136, $2,306,986 and $1,364,624, respectively, to related parties.

                        FLORIDA PANTHERS HOLDINGS, INC.

(5)  RELATED PARTY AND LONG-TERM DEBT

     In June 1993, the Company entered into a $25,000,000 revolving credit facility with a bank for the purpose of financing a portion of the $50,000,000 NHL franchise fee and to obtain working capital for use by Limited. The credit facility was subsequently converted to a $25,000,000 term loan. The Company is required to make quarterly interest payments through June 30, 1997 and quarterly principal and interest payments commencing July 1, 1997 and expiring May 31, 2001. The interest rate is LIBOR plus .75 percent per annum (6.34% at June 30, 1996). Following the completion of the Offerings discussed above, this term loan was repaid in full.

     In connection with this term loan, the Club is required to maintain compliance with certain financial and other covenants. Substantially all of the assets of the Club have been pledged as collateral and the Company's chairman has provided a guaranty of the obligations related to this term loan.

     In June 1993, Limited entered into an agreement with an affiliate, Panthers Investment Venture ("PIV"), whereby Limited borrowed $20,000,000 bearing interest at LIBOR plus .75 percent per annum (6.34% at June 30, 1996). This note was issued contemporaneously with, and with terms similar to, a promissory note issued by PIV to a bank. PIV was a joint venture between the Company's chairman and Blockbuster Entertainment Corporation ("BEC"). However, during fiscal 1996, the terms of the joint venture agreement were modified such that BEC was no longer a party to the venture. PIV's note payable to the bank is guaranteed by the Company's chairman. This note is subordinated to the $25,000,000 term loan discussed above. Following the completion of the Offerings discussed above, this note was repaid in full.

     The Club paid a commitment fee of $225,000 in connection with disbursements under these long-term debt arrangements. This amount has been capitalized as Other assets in the accompanying consolidated balance sheets and is being amortized over the period of the debt.

     The Club has entered into a series of interest rate swap agreements which synthetically fix the interest rates on the long-term debt agreements at 5.19% and 4.85% for the $25,000,000 term loan and the $20,000,000 PIV note payable, respectively. Such agreements expire concurrently with the underlying debt agreements. The Club accounts for these agreements as a hedge against the risk of future increases in interest rates. For the years ended June 30, 1996 and 1994, the Club recognized interest expense and income of approximately $353,000 and $134,000, respectively, as a result of entering into these interest rate swap agreements. For the year ended June 30, 1995, the Club recognized interest income and expense of $329,000 and $63,000, respectively, as a result of entering into these interest rate swap agreements. Amounts related to these interest rate swap agreements are reflected as a component of net interest expense in the accompanying consolidated statements of operations.

(6)  EMPLOYEE BENEFIT PLANS

     The Club's NHL hockey players are covered under the NHL Club Pension Plan and Trust (the "Plan") which is administered by the NHL and represents a multi-employer defined contribution plan. The Club contributions to the Plan totaled $179,606, $89,379 and $183,564 for the years ended June 30, 1996, 1995 and 1994, respectively. Such contributions are included in Team operations in the accompanying consolidated statements of operations.

     Certain of the Club's employees are participants in a 401(k) Savings and Retirement Plan (the "401(k)"), a defined contribution plan for non-players. The 401(k) is available to employees over the age of 21 with at least one year of service who work a minimum of 1,000 hours per year. Game day arena employees are ineligible to participate in the 401(k). The Club may match a discretionary percentage of the amount contributed by the participant up to a limit of 6% of annual compensation. Employees may contribute up to 10% of their annual compensation. Participants are automatically vested in compensation deferrals. Vesting in Club matching contributions is at the rate of 20% after one year of plan participation, 40% after two years, 60%

                        FLORIDA PANTHERS HOLDINGS, INC.

after three years, 80% after four years and 100% after five years. The Club did not make a discretionary contribution in 1996, 1995 or 1994.

     Through March 31, 1995, the Club's employees other than players and coaches were covered under a self-insured group health plan sponsored by HHI. The Club fully reimbursed the third-party administrator for its actual billed cost, including the cost of all paid claims for all Club employees other than coaches and players. Beginning April 1, 1995 the Club obtained commercial insurance coverage to cover such employees' health care costs for which employees make partial contributions. Players and coaches are covered under the NHL Medical and Dental Plan administered by the NHL, for which the Club pays 100% of the premiums.

(7)  COMMITMENTS AND CONTINGENCIES

     The Club is a party to a license agreement with LMII for the use of the Arena, for its home games. In May 1996, the Company entered into an amendment to the lease for the Miami Arena (the "Lease Agreement"), extending the term of the lease (which was scheduled to expire at the end of the 1995-96 season) to July 31, 1998, with two one-year options for the 1998-99 season and the 1999-2000 season. The Lease Agreement contained substantially the same economic terms as the Miami Arena lease and was subject to approval of MSEA. In June 1996, MSEA rejected the Lease Agreement and demanded that the Panthers vacate the Miami Arena. Subsequently, the Company sought and obtained a preliminary injunction enjoining MSEA from taking actions to prevent the Panthers from utilizing the Miami Arena pursuant to the Lease Agreement. MSEA has indicated that it plans to appeal the decision rendered by the court. In the event MSEA is ultimately successful in its appeal, the Company will need to find and enter into a lease for an alternative playing site (within or outside of Florida) until such time as the Broward County Civic Arena is completed. There can be no assurance that the Company will be able to find and enter into a lease for an alternative playing site.

     The terms of the license and the related agreements provide for the Club to pay minimum rent of $9,000 per home game, a seat use charge of $.75 per ticket sold and 7.5% of gross ticket sales proceeds over $200,000 per season plus utilities, staffing and other operating expenses. For the years ended June 30, 1996, 1995 and 1994, rent expense for the lease of the Arena was $1,787,795, $729,382 and $1,173,181, respectively.

     The Club has entered into employment agreements with various player and non-player employees which expire at various dates through June of 1999. As of June 30, 1996, the terms of these employment agreements require future payments, excluding bonuses, as follows:

FISCAL
------
1997........................................................  $17,757,121
1998........................................................   11,351,083
1999........................................................    2,013,049
                                                              -----------
                                                              $31,121,253
                                                              ===========

     In June 1996, the Company entered into a license agreement for the use of the Broward County Civic Arena (the "Broward License Agreement"). In connection therewith, Broward County will receive revenue (the "County Preferred Revenue") from the operations of the Broward County Civic Arena for an amount to be determined concurrent with the issuance of the bonds. The Company has provided Broward County a guaranty pursuant to which the Company will be obligated to pay Broward County the County Preferred Revenue Obligation. The Company believes that the revenue generated from the operations of the Broward County Civic Arena will be sufficient to provide Broward County with the County Preferred Revenue. The Broward License Agreement commences upon the completion of construction of the Broward County Civic Arena, which is currently scheduled for October 1, 1998; however, the commencement of the Broward License Agreement may be deferred by the Club until the following NHL hockey season in the event the

                        FLORIDA PANTHERS HOLDINGS, INC.

Broward County Civic Arena is completed between March 1 and July 1, 1999. Once commenced, the Broward License Agreement is for a term of 30 years, which may be extended for five year periods, subject to certain conditions, pursuant to options granted to the Club by Broward County.

     The Broward License Agreement entitles the Company to exclusive use of the Broward County Civic Arena during the playing of all its home games, and provides for nonexclusive use by the Club for practices and other team uses. Additionally, the License Agreement provides the Company with exclusive use of certain spaces within the Broward County Civic Arena to be used for a retail store, offices, a box office, a locker room and a training and weight room. The Broward License Agreement contains a use covenant which requires the Company to play all of its home games at the Broward County Civic Arena during the term of the Broward License Agreement.

     Pursuant to the Broward License Agreement, the Company is entitled to receive all revenues from the sale of (i) general seating ticket sales for its home games to be played at the Broward County Civic Arena, (ii) non-consumable concession items at the Broward County Civic Arena during its home games, (iii) items in the Club's retail store to be located within the Broward County Civic Arena, (iv) (in conjunction with and subject to the rights of the NHL) the rights to all television and radio and other media broadcasting rights for hockey related events at the Broward County Civic Arena, (v) advertising within or on certain designated locations at the Broward County Civic Arena during hockey related events and (vi) Panthers' related sponsorships or NHL league-wide sponsorships. In addition, the Club is entitled to receive the first $14 million of "net operating income" generated by the Broward County Civic Arena and 80% with Broward County receiving 20% of all net operating income generated by the Broward County Civic Arena in excess of $14 million. "Net operating income" is defined to include revenues from building naming rights fees, food and beverage concessions, parking, non-hockey related advertising and all other revenues generated from non-hockey related events offset by certain arena operating and financing costs.

     The Club is obligated to pay rent in the amount of $7,500 per home game played by the Panthers at the Broward County Civic Arena and to pay certain utility and event staffing expenses, but the combined amounts payable by the Club under the Broward License Agreement will not exceed 5% of the gross receipts from the sale of general seating tickets to the Panthers' home games.

(8)  SUBSEQUENT EVENTS

  (a) Exchange Agreements

     On December 22, 1996, the Company entered into two definitive agreements (the "Exchange Agreements"), relating to the acquisition by the Company of direct and indirect ownership interests in each of the Hyatt Regency Pier 66 Resort & Marina and the Radisson Bahia Mar Beach Resort, in exchange for 4,450,000 shares and 3,950,000 shares of the Company's Class A Common Stock, respectively (together, the "Exchanges").

     The consummation of each of the Exchanges is subject to various conditions as set forth in the respective Exchange Agreements, including obtaining the approval of the holders of a majority of the shares of the Company's Common Stock entitled to vote thereon. The consummation of each of the Exchanges is contingent upon the consummation of the other Exchange.

  (b) Broward County Litigation

     A lawsuit was filed on January 9, 1997 by Arena Development, seeking a determination as to the applicability of Broward County's Prevailing Wage Ordinance to the construction of the Broward County Civic Arena. The suit was filed in the Seventeenth Judicial Circuit in and for Broward County, Florida. The complaint filed alleged that the Prevailing Wage Ordinance did not apply to the construction of the Facility for two reasons: (i) the Prevailing Wage Ordinance only applies to construction contracts in excess of $250,000 to

                        FLORIDA PANTHERS HOLDINGS, INC.

which Broward County is a party and Broward County is not a party to the construction contract between Arena Development and the general contractor, and
(ii) the Development Agreement contained all the obligations and responsibilities of both parties and does not include a provision mandating that Arena Development comply with the Prevailing Wage Ordinance. The Prevailing Wage Ordinance requires that all contracts to which the ordinance applies must contain such a provision. The lawsuit asked for a declaratory judgement finding the Prevailing Wage Ordinance did not apply to the construction of the Facility and that Arena Development could continue without reference to the ordinance. On February 21, 1997, the Seventeenth Judicial Circuit Court ruled against the Company's complaint, finding that the Prevailing Wage Ordinance was applicable. The Company has not yet determined whether or not to pursue an appeal. An unfavorable outcome of this suit may require the Company to incur additional costs of up to $7,500,000.

  (c) Acquisition of Ice Rink Business

     On January 31, 1997, the Company acquired substantially all of the business, assets and operations of Iceland (Coral Springs) Corp. and Iceland Holdings, Inc., including the business, assets and operations of an operating twin pad ice rink facility. In addition, the Company acquired from an architectural firm and its principal certain architectural plans and designs relating to the ice rink facility. The consideration paid by the Company in connection with these acquisitions consisted of the assumption by the Company of a maximum obligation of approximately $8,100,000 in construction-related obligations, of which approximately $6,700,000 was repaid upon consummation of the referenced acquisition, $1,000,000 in cash and 212,766 shares of unregistered, but otherwise unrestricted, Class A Common Stock with a market value, if registered and tradeable, of $5,000,000. These acquisitions will be accounted for as a purchase business combination.

  (d) Private Placement Transaction

     On January 30, 1997, the Company issued and sold 2,460,000 unregistered, but otherwise unrestricted (i.e., such shares are not subject to any type of "lockup" agreement), shares of Class A Common Stock in a Private Placement at a price of $27.75 per share. The Private Placement resulted in net proceeds to the Company of $66,976,550 after deducting placement agency fees and other expenses.

  (e) Securities Litigation

     On January 28, 1997 and February 3, 1997, purported class action lawsuits were filed against the Company and certain of its officers and directors which allege, among other things, that the defendants violated the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with sales of the Company's Class A Common Stock by the plaintiff and others in the purported class between November 13, 1996 and December 22, 1996. The suits generally seek, among other things, certification as a class and an award of damages in an amount to be determined at trial. The Company intends to vigorously defend against these suits.

                        FLORIDA PANTHERS HOLDINGS, INC.

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,    JUNE 30,
                                                                  1996          1996
                                                              ------------    --------
ASSETS
Current Assets:
  Cash and equivalents......................................    $23,668       $    465
  Accounts receivable.......................................      6,021          3,119
  Prepaid expenses and other................................      1,347            172
                                                                -------       --------
       Total current assets.................................     31,036          3,756
Property and equipment, net.................................      1,467            972
Franchise cost, net of accumulated amortization of $2,127
  and $1,823 as of December 31, 1996 and June 30, 1996,
  respectively..............................................     22,185         22,489
Player contract acquisition costs, net of accumulated
  amortization of $20,312 and $19,180 as of December 31,
  1996 and June 30, 1996 respectively.......................      5,375          6,507
Investment in Miami Arena operating contract................      8,701          8,886
Other assets................................................      4,973          5,150
                                                                -------       --------
  Total assets..............................................    $73,737       $ 47,760
                                                                =======       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Deferred revenue..........................................    $11,588       $    988
  Note payable-related party (Note 4).......................         --         40,172
  Related party debt (Note 4)...............................         --         20,000
  Accounts payable and accrued expenses.....................      5,481          2,313
  Other current liabilities.................................      3,284          4,313
                                                                -------       --------
       Total current liabilities............................     20,353         67,786
Long-term debt (Note 4).....................................         --         25,000
Other non-current liabilities...............................      3,341          3,277
Shareholders' equity:
  Class A Common Stock, $.01 par value, 100,000,000 shares
     authorized and 12,320,678 shares issued and
     outstanding............................................        123              9
  Class B Common Stock, $.01 par value, 10,000,000 shares
     authorized and 255,000 shares issued and outstanding...          3             --
  Contributed capital.......................................     51,680        (48,312)
  Accumulated deficit.......................................     (1,763)            --
                                                                -------       --------
       Total shareholders' equity (deficit).................     50,043        (48,303)
                                                                -------       --------
  Total liabilities and shareholders' equity (deficit)......    $73,737       $ 47,760
                                                                =======       ========

  The accompanying notes to condensed consolidated financial statements are an integral part of these balance sheets.

                        FLORIDA PANTHERS HOLDINGS, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                   DECEMBER 31,              DECEMBER 31,
                                             ------------------------   ----------------------
                                              1996          1995         1996         1995
                                             -------   --------------   -------    -----------
Revenue:
  Tickets..................................    7,976        7,958         8,659        8,389
  Other revenue............................    6,240        4,318         6,724        4,723
                                             -------      -------       -------     --------
          Total revenue....................   14,216       12,276        15,383       13,112
Cost of Revenue:
  Team operations..........................   12,351       11,346        14,667       14,090
  Other costs of revenue...................    3,537        2,899         5,381        4,596
                                             -------      -------       -------     --------
          Total cost of revenue............   15,888       14,245        20,048       18,686
Amortization & depreciation................      884        1,367         1,795        2,730
                                             -------      -------       -------     --------
     Net operating loss....................   (2,556)      (3,336)       (6,460)      (8,304)
Interest and other, net....................      969        1,157         2,339        2,233
                                             -------      -------       -------     --------
     Net loss..............................  $(3,525)     $(4,493)      $(8,799)    $(10,537)
                                             =======      =======       =======     ========
Per share data (Note 3):
  Pro forma net loss per share.............  $ (0.37)     $ (0.85)      $ (1.19)    $  (2.00)
                                             =======      =======       =======     ========
Weighted average shares outstanding........    9,560        5,276         7,418        5,276
                                             =======      =======       =======     ========

  The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                SIX MONTHS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss..................................................  $ (8,799)   $(10,537)
  Adjustments to reconcile net loss to net cash used for
     operating activities-
     Depreciation and amortization..........................     1,795       2,730
     Deferred compensation..................................      (321)        375
     Minority interest......................................       289         140
  Changes in operating assets and liabilities-
     Accounts receivable....................................    (2,902)     (2,620)
     Prepaid expenses and other assets......................    (1,018)     (4,826)
     Accounts payable and accrued expenses..................     2,971         793
     Deferred revenue and other liabilities.................     9,598       6,744
                                                              --------    --------
          Net cash provided by (used in) operating
            activities......................................     1,613      (7,201)
                                                              --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures...................................      (649)        (63)
                                                              --------    --------
          Net cash used in investing activities.............      (649)        (63)
                                                              --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from issuance of Common Stock.............    66,322          --
     Payment on related party debt..........................   (20,000)         --
     Payments on note payable-related party.................        --      (3,500)
     Increase to note payable-related party.................     1,131      12,027
     Payment of Long-term debt..............................   (25,000)         --
     Payment of dividends-Decoma............................      (140)       (199)
     Distribution to minority interests-Decoma..............       (74)        (57)
                                                              --------    --------
          Net cash provided by financing activities.........    22,239       8,271
                                                              --------    --------
          Net increase in cash and equivalents..............    23,203       1,007
Cash at beginning of period.................................       465       1,237
                                                              --------    --------
Cash at end of period.......................................  $ 23,668    $  2,244
                                                              ========    ========

NON-CASH TRANSACTIONS:

     In conjunction with the Offerings and Reorganization, total note payable-related party of $40,963 was exchanged for 4,149,710 shares of Class A Common Stock and 255,000 shares of Class B Common Stock of Florida Panthers Holdings, Inc.

  The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

1. INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited condensed consolidated financial statements of Florida Panthers Holdings, Inc. (the "Company") have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. All significant intercompany accounts and transactions have been eliminated. Certain information related to the Company's organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and the results of operations for the periods presented and the disclosures herein are adequate to make the information presented not misleading. Operating results for the interim periods presented are not indicative of the results that can be expected for a full year.

     The accompanying statements of operations cover the three month periods, and six month periods, ended December 31, 1996 and 1995. For financial reporting purposes, the Company recognizes all hockey related revenues and expenses over the course of the hockey season on a per game basis. With the National Hockey League ("NHL") regular season beginning in early October, the three month period ended December 31, 1996 encompassed 17 of the 41 Panthers regular season home games. Based on the present NHL regular season schedule, which extends from early October through mid April, most of the Company's revenues and expenses will be reported in the second and third quarters. In the event the Panthers participate in the playoffs, the Company will realize additional revenue and incur additional expenses during the fourth quarter.

2. THE OFFERINGS

     The Company sold a total of 7.3 million shares of Class A Common Stock in the Offerings. Of the 7.3 million shares, 2.7 million were sold to the public in an Initial Public Offering ("IPO") and 4.6 million shares were sold in a Concurrent Offering directly to certain investors at a price equal to the IPO price per share less underwriting discounts and commissions but including the Placement Agent fee. The Company's Offerings were declared effective by the Securities and Exchange Commission on November 8, 1996 and shares of Class A Common Stock began trading on NASDAQ on November 13, 1996.

     In connection with the Offerings, and pursuant to an agreement, the Company acquired all of the partnership interests of the Florida Panthers Hockey Club, Ltd. ("Panthers Ltd.") in exchange for 4,149,710 shares of its Class A Common Stock and 255,000 shares of its Class B Common Stock. Additionally, the Company acquired all of the outstanding stock of Decoma Investment, Inc. I (formerly BIL Development, Inc.), and Decoma Investment, Inc. II (formerly Linbeck Miami Corporation), and, in turn, approximately 78% of the Partnership interests in Decoma Miami Associates Ltd., a Florida limited partnership ("Decoma"), in exchange for 870,968 shares of its Class A Common Stock. Collectively, these transactions are referred to as the Reorganization.

              COMMON STOCK OUTSTANDING AFTER THE OFFERINGS:
-------------------------------------------------------------------------
Class A Common Stock................................    12,320,678 shares
Class B Common Stock................................       255,000 shares
                                                        -----------------
Total...............................................    12,575,678 shares
                                                        =================

3. BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated statements of operations present the combined results of operations of the Partnership and Decoma for the periods presented. The accompanying unaudited

                        FLORIDA PANTHERS HOLDINGS, INC.

                           (IN THOUSANDS OF DOLLARS)

condensed consolidated balance sheets present the combined financial position of Panthers Ltd. and Decoma as of June 30, and December 31, 1996.

     Pro-forma weighted average shares outstanding for the three and six month periods ended December 31, 1996 and 1995 include the 5,275,678 shares issued in accordance with the provisions of the Reorganization as if the Reorganization had occurred at the beginning of such periods presented. Such Pro-forma weighted average shares outstanding include the 7.3 million shares sold in the Offerings from the date of issuance.

4. USE OF PROCEEDS/REPAYMENT OF OUTSTANDING DEBT

     The net proceeds from the sale of stock in the Offerings totaled approximately $66.3 million. Shortly after the completion of the Offerings, $45.0 million of the net proceeds of the Offerings was used to repay the Company's indebtedness outstanding under the two term loans (which were used to pay the Company's cost of acquiring its NHL franchise). The remaining $21.3 million will be used for general working capital, including funding of net operating losses. Additionally, in conjunction with the Offerings and Reorganization, Mr. Huizenga received 4,149,710 shares of Class A Common Stock and 255,000 shares of Class B Common Stock in exchange for a note owed to him by the Company which represented cumulative advances, plus interest, totaling approximately $41.0 million as of September 30, 1996.

                        FLORIDA PANTHERS HOLDINGS, INC.

                                INTRODUCTION TO
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

GENERAL

     The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1996 and the Unaudited Pro Forma Statements of Operations for the year ended June 30, 1996 and six months ended December 31, 1996 reflect adjustments to Florida Panthers Holdings, Inc., Hyatt Regency Pier 66 Hotel ("2301 Ltd.") and Radisson Bahia Mar Resort and Yachting Center ("Rahn, Ltd.") historical financial position and results of operations to give effect to the transactions discussed below as if such transactions had been consummated at December 31, 1996, or at the beginning of the period presented.

THE EXCHANGES

     Pursuant to the Pier 66 Exchange Agreement, at the Effective Time all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in 2301 Ltd. will be exchanged for 4,450,000 shares of Class A Common Stock. Pursuant to the Bahia Mar Exchange Agreement, at the Effective Time all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in Rahn Ltd. will be exchanged for 3,950,000 shares of Class A Common Stock. After the consummation of the transactions contemplated by the Exchange Agreements, Panthers Holdings will own all of the ownership interests of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in 2301 Ltd. and Rahn Ltd. The Exchanges will be consummated as soon as practicable after Panthers Holdings has received the requisite number of consents from its shareholders. The consummation of each of the Exchanges is conditioned upon the consummation of the other Exchange.

THE OFFERINGS

     The Unaudited Pro Forma Statements of Operations reflect the Company's initial public offering and concurrent offering, which were effective November 13, 1996 and the application of the net proceeds therefrom, as if these offerings had occurred at the beginning of the periods presented.

PRIVATE PLACEMENT TRANSACTION

     On January 30, 1997, the Company issued and sold 2,460,000 shares of unregistered, but otherwise unrestricted, Class A Common Stock in a Private Placement at a price of $27.75 per share. The Private Placement resulted in net proceeds to the Company of $66,976,550 after deducting placement agency fees and other expenses and has been reflected in the Unaudited Pro Forma Consolidated Balance Sheet as if it had occurred on December 31, 1996.

                        FLORIDA PANTHERS HOLDINGS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                     PRO FORMA                       BUSINESSES TO BE ACQUIRED(M)
                                      FLORIDA       ADJUSTMENTS     PRO FORMA    ------------------------------------
                                      PANTHERS      FOR PRIVATE    FOR PRIVATE                            ACQUISITION
                                   HOLDINGS, INC.   PLACEMENT(N)    PLACEMENT    2301 LTD.   RAHN, LTD.   ADJUSTMENTS
                                   --------------   ------------   -----------   ---------   ----------   -----------
ASSETS
Current Assets:
  Cash and equivalents...........     $23,668         $66,977        $ 90,645     $ 5,666     $ 2,654      $ (8,320)(a)
  Accounts receivable............       6,021                           6,021       1,271         605        (1,876)(a)
  Prepaid expenses and other.....       1,347                           1,347         470         268          (738)(a)
                                      -------         -------        --------     -------     -------      --------
  Total current assets...........      31,036          66,977          98,013       7,407       3,527       (10,934)
Property and equipment, net......       1,467                           1,467      28,436      28,907        62,833(b)
Franchise cost, net..............      22,185                          22,185
Player contract acquisition
  costs, net.....................       5,375                           5,375
Investment in Miami Arena
  operating contract.............       8,701                           8,701
Other assets.....................       4,973                           4,973         350         192          (542)(a)
                                      -------         -------        --------     -------     -------      --------
  Total assets...................     $73,737         $66,977        $140,714     $36,193     $32,626      $ 51,357
                                      =======         =======        ========     =======     =======      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Deferred revenue...............     $11,588                        $ 11,588
  Accounts payable and accrued
    expenses.....................       5,481                           5,481     $ 2,109     $ 1,346      $ (3,455)(a)
  Current portion of long-term
    debt.........................          --                                                  15,495
  Other current liabilities......       3,284                           3,284
                                      -------         -------        --------     -------     -------      --------
  Total current liabilities......      20,353                          20,353       2,109      16,841        (3,455)
Long-term debt...................          --                                      25,742
Other non-current liabilities....       3,341                           3,341
Shareholders' Equity
    Class A Common Stock.........         123              25             148                                    84(c)
    Class B Common Stock.........           3                               3
    Contributed capital..........      51,680          66,952         118,632       8,342      15,785        54,728(a)(c)
    Accumulated deficit..........      (1,763)                         (1,763)
                                      -------         -------        --------     -------     -------      --------
    Total shareholders' equity...      50,043          66,977         117,020       8,342      15,785        54,812
                                      -------         -------        --------     -------     -------      --------
    Total liabilities and
      shareholders' equity.......     $73,737         $66,977        $140,714     $36,193     $32,626      $ 51,357
                                      =======         =======        ========     =======     =======      ========

                                     PRO FORMA AS
                                     ADJUSTED FOR
                                   THE BUSINESSES TO
                                    BE ACQUIRED(M)
                                   -----------------
ASSETS
Current Assets:
  Cash and equivalents...........      $ 90,645
  Accounts receivable............         6,021
  Prepaid expenses and other.....         1,347
                                       --------
  Total current assets...........        98,013
Property and equipment, net......       121,643
Franchise cost, net..............        22,185
Player contract acquisition
  costs, net.....................         5,375
Investment in Miami Arena
  operating contract.............         8,701
Other assets.....................         4,973
                                       --------
  Total assets...................      $260,890
                                       ========
LIABILITIES AND SHAREHOLDERS' EQU
Current Liabilities:
  Deferred revenue...............      $ 11,588
  Accounts payable and accrued
    expenses.....................         5,481
  Current portion of long-term
    debt.........................        15,495
  Other current liabilities......         3,284
                                       --------
  Total current liabilities......        35,848
Long-term debt...................        25,742
Other non-current liabilities....         3,341
Shareholders' Equity
    Class A Common Stock.........           232
    Class B Common Stock.........             3
    Contributed capital..........       197,487
    Accumulated deficit..........        (1,763)
                                       --------
    Total shareholders' equity...       195,959
                                       --------
    Total liabilities and
      shareholders' equity.......      $260,890
                                       ========

                        FLORIDA PANTHERS HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       SIX MONTHS ENDED DECEMBER 31, 1996

                                                                                                                 PRO FORMA
                                                                                                                AS ADJUSTED
                                  FLORIDA                                     BUSINESSES TO                       FOR THE
                                  PANTHERS                    PRO FORMA      BE ACQUIRED(1)                     BUSINESSES
                               HOLDINGS, INC.    OFFERING        AS       ---------------------   ACQUISITION      TO BE
                                   ACTUAL       ADJUSTMENT    ADJUSTED    2301 LTD.   RAHN LTD.   ADJUSTMENTS   ACQUIRED(M)
                               --------------   -----------   ---------   ---------   ---------   -----------   -----------
Revenues:
  Ticket sales...............     $ 8,659                      $ 8,659                                            $ 8,659
  Television and radio.......       2,795                        2,795                                              2,795
  Advertising and
    promotion................       1,503                        1,503                                              1,503
  Arena operations...........       1,301                        1,301                                              1,301
  Rooms......................                                              $ 5,461     $ 2,913                      8,374
  Yachting and marina
    services.................                                                1,567       2,011                      3,578
  Food, beverage and
    banquets.................                                                3,956       1,233                      5,189
  Telephone, retail and
    other....................                                                1,101       1,192                      2,293
  Other, primarily
    concessions..............       1,125                        1,125                                              1,125
                                  -------         ------       -------     -------     -------       -----        -------
        Total revenue........      15,383                       15,383      12,085       7,349                     34,817
Cost of revenues:
  Team operations............      14,667                       14,667                                             14,667
  Ticketing and arena
    operations...............       1,284                        1,284                                              1,284
  Rooms......................                                                1,333         724                      2,057
  Yachting and marina
    services.................                                                  494         433                        927
  Food, beverage and
    banquets.................                                                3,097       1,026                      4,123
  Telephone, retail and
    other....................                                                  509         541                      1,050
  Selling, general and
    administrative...........       4,097                        4,097       3,883       2,531                     10,511
                                  -------         ------       -------     -------     -------       -----        -------
        Total cost of
          revenue............      20,048                       20,048       9,316       5,255                     34,619
Amortization and
  depreciation...............      (1,795)                      (1,795)       (851)       (996)      $(729)(e)     (4,371)
                                  -------         ------       -------     -------     -------       -----        -------
Operating income (loss)......      (6,460)                      (6,460)      1,918       1,098        (729)        (4,173)
Interest and other, net......      (2,339)        $2,069(d)       (270)     (1,107)       (608)                    (1,985)
                                  -------         ------       -------     -------     -------       -----        -------
Net income (loss)............     $(8,799)        $2,069       $(6,730)    $   811     $   490       $(729)       $(6,158)
                                  =======         ======       =======     =======     =======       =====        =======
Loss per share...............     $ (1.19)(f)                  $ (0.62)(g)                                        $ (0.32)(h)
                                  =======                      =======                                            =======
Pro Forma weighted average
  shares outstanding.........       7,418(f)                    10,837(g)                                          19,237(h)
                                  =======                      =======                                            =======

                        FLORIDA PANTHERS HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 1996

                                                                                                                 PRO FORMA
                                                                                                                AS ADJUSTED
                                   FLORIDA                                    BUSINESSES TO                       FOR THE
                                   PANTHERS                   PRO FORMA      BE ACQUIRED(L)                     BUSINESSES
                                HOLDINGS, INC.    OFFERING       AS       ---------------------   ACQUISITION      TO BE
                                    ACTUAL       ADJUSTMENT   ADJUSTED    2301 LTD.   RAHN LTD.   ADJUSTMENTS   ACQUIRED(M)
                                --------------   ----------   ---------   ---------   ---------   -----------   -----------
Revenues:
  Ticket sales................     $ 23,226                   $ 23,226                                           $ 23,226
  Television and radio........        5,141                      5,141                                              5,141
  Advertising and promotion...        2,192                      2,192                                              2,192
  Arena operations............        1,082                      1,082                                              1,082
  Rooms.......................                                             $12,036     $ 6,251                     18,287
  Yachting and marina
    services..................                                               3,481       3,813                      7,294
  Food, beverage and
    banquets..................                                               8,309       2,379                     10,688
  Telephone, retail and
    other.....................                                               2,513       2,365                      4,878
  Other, primarily
    concessions...............        2,446                      2,446                                              2,446
                                   --------        ------     --------     -------     -------     --------      --------
        Total revenue.........       34,087                     34,087      26,339      14,808                     75,234
Cost of revenue:
  Team operations.............       32,639                     32,639                                             32,639
  Ticketing and arena
    operations................        3,319                      3,319                                              3,319
  Rooms.......................                                               2,698       1,402                      4,100
  Yachting and marina
    services..................                                               1,175         733                      1,908
  Food, beverage and
    banquets..................                                               6,340       1,870                      8,210
  Telephone, retail and
    other.....................                                               1,078       1,088                      2,166
  Selling, general and
    administrative............        8,371                      8,371       7,957       5,068                     21,396
                                   --------        ------     --------     -------     -------     --------      --------
        Total cost of
          revenue.............       44,329                     44,329      19,248      10,161                     73,738
Amortization and
  depreciation................       (9,815)                    (9,815)     (1,608)     (1,935)    $ (1,458)(e)   (14,816)
                                   --------        ------     --------     -------     -------     --------      --------
Operating income (loss).......      (20,057)                   (20,057)      5,483       2,712       (1,458)      (13,320)
Interest and other, net.......       (5,082)       $5,030(d)       (52)     (2,299)     (1,340)                    (3,691)
                                   --------        ------     --------     -------     -------     --------      --------
Net income (loss).............     $(25,139)       $5,030     $(20,109)    $ 3,184     $ 1,372     $ (1,458)     $(17,011)
                                   ========        ======     ========     =======     =======     ========      ========
Loss per share................     $  (4.76)(i)               $  (1.99)(j)                                       $  (0.92)(k)
                                   ========                   ========                                           ========
Pro Forma weighted average
  shares outstanding..........        5,276(i)                  10,114(j)                                          18,514(k)
                                   ========                   ========                                           ========

                        FLORIDA PANTHERS HOLDINGS, INC.
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

(a) Represents the removal of certain assets and liabilities of the businesses to be acquired (principally working capital which are not subject to the Exchange Agreements) from the balance sheet.

(b) Amount represents the step-up in cost basis of property and equipment to be acquired. The excess of purchase price over historical cost is allocated based upon the relative market values as follows (in 000's):

                                                2301 LTD.   RAHN LTD.    TOTAL
                                                ---------   ---------   -------
Land..........................................   $13,345                $13,345
Land improvements.............................     2,235                  2,235
Building improvements.........................    22,143     $23,708     45,851
Furniture, fixtures and equipment.............     1,402                  1,402
                                                 -------     -------    -------
                                                 $39,125     $23,708    $62,833
                                                 =======     =======    =======

     The relative market values of property and equipment were determined by Panthers Holdings' management in consultation with representatives of Rahn Properties, the current property manager. Factors considered in the allocation include trends in the hospitality industry and local real estate market as well as previously performed independent market valuations of the acquired properties. Although such allocation is preliminary, management believes that no material adjustments will be required once Panthers Holdings' due diligence process has been completed.

(c) Represents the issuance of 8,400,000 shares of unregistered common stock, which are subject to a shareholder lock-up agreement which prohibits disposition of such shares for a period of six months from the date of issuance, in exchange for the property and equipment detailed in Note (b) less the fair value of long-term debt, per the Exchange Agreements (4,450,000 shares for 2301 Ltd. and 3,950,000 shares for Rahn Ltd.). The fair market value of net assets received ($78,939,000 or $9.40 per share) is based on the average share price for 5 days before and 5 days after execution of the Exchange Agreements reduced by a discount which was based on factors including the restriction on the parties receiving the shares from disposing of such shares for 180 days from the date of consummation of the Exchanges, as well as the size of the blocks of shares to be issued and the limited capacity of the market to absorb such blocks of shares over reasonable periods of time without adverse pricing consequences.

(d) Represents the elimination of interest expense related to the term loan and the related party debt for the period prior to the Offerings. The loans had an interest rate at LIBOR plus .75% per annum. In November 1996 these loans were repaid with the proceeds of the Offerings.

(e) Represents the additional depreciation expense associated with the stepped-up basis of the property and equipment of the acquired companies as follows (in 000's):

                                                                      DEPRECIATION EXPENSE
                                                                     -----------------------
                                                                       YEAR         SIX
                                                         ESTIMATED    ENDED     MONTHS ENDED
                                                          USEFUL     JUNE 30,   DECEMBER 31,
                       2301 LTD.   RAHN LTD.    TOTAL      LIFE        1996         1996
                       ---------   ---------   -------   ---------   --------   ------------
Land.................   $13,345                $13,345
Land improvements....     2,235                  2,235   20 years     $  112        $ 56
Building
  improvements.......    22,143     $23,708     45,851   40 years      1,146         573
Furniture, fixtures
  and equipment......     1,402                  1,402   7 years         200         100
                        -------     -------    -------                ------        ----
                        $39,125     $23,708    $62,833                $1,458        $729
                        =======     =======    =======                ======        ====

(f) Net loss per share and weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the Reorganization as if they had been outstanding for the entire period presented and (ii) the 7,300,000 shares issued in connection with the Offerings for the period for which they were actually outstanding.

(g) Net loss per share and weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the Reorganization as if they had been outstanding for the entire period presented, (ii) the 4,838,710 shares (of the 7,300,000 shares issued in the Offerings) issued to repay the Company's outstanding indebtedness as if they had been outstanding for the period prior to the Offerings and (iii) the 7,300,000 shares issued in connection with the Offerings for the period for which they were actually outstanding.

(h) Net loss per share and weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the Reorganization as if they had been outstanding for the entire period presented, (ii) the 4,838,710 shares (of the 7,300,000 shares issued in the Offerings) issued to repay the Company's outstanding indebtedness as if they had been outstanding for the period prior to the Offerings, (iii) the 7,300,000 shares issued in connection with the Offerings for the period for which they were actually outstanding and (iv) the 8,400,000 shares to be issued in connection with the Exchange Agreements (4,450,000 shares for 2301 Ltd. and 3,950,000 shares for Rahn Ltd.) as if they had been outstanding for the entire period presented.

(i) Net loss per share and weighted average shares outstanding are determined based on the 5,275,678 shares issued in connection with the Reorganization as if they had been outstanding for the entire period presented.

(j) Net loss per share and weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the Reorganization and (ii) the 4,838,710 shares (of the 7,300,000 shares issued in the Offerings) issued to repay the Company's outstanding indebtedness as if they had been outstanding for the entire period presented.

(k) Net loss per share and weighted average shares outstanding are determined based on the (i) 5,275,678 shares issued in connection with the Reorganization, (ii) the 4,838,710 shares (of the 7,300,000 shares offered in the Offerings) issued to repay the Company's outstanding indebtedness and (iii) the 8,400,000 shares issued in connection with the Exchange Agreements (4,450,000 shares for 2301 Ltd. and 3,950,000 shares for Rahn Ltd.) as if they were outstanding for the entire period presented.

(l) 2301 Ltd. and Rahn Ltd. have fiscal years which end on December 31. Reflected hereon are the results of operations for 2301 Ltd. and Rahn Ltd. for the six month period ended December 31, 1996 and the twelve month period ended June 30, 1996.

(m) Upon consummation of the Exchanges, the Company will operate in two separate business segments. As such, generally accepted accounting principles require separate financial information for each segment to be reported in the financial statements.

(n) Reflects the sale of 2,460,000 shares of unregistered, but otherwise unrestricted, Class A Common Stock on January 30, 1997 in a Private Placement at a price of $27.75 per share. The Private Placement resulted in net proceeds to the Company of $66,976,550 after deducting placement agency fees and other expenses.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
  2301 SE 17th St., Ltd.:

     We have audited the accompanying balance sheet of 2301 SE 17th St., Ltd. (the "Partnership", a Florida limited partnership) as of December 31, 1996, and the related statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2301 SE 17th St., Ltd. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  January 10, 1997.

                          INDEPENDENT AUDITORS' REPORT

The Partners
  2301 SE 17th St., Ltd.:

     We have audited the accompanying balance sheet of 2301 SE 17th St., Ltd. (a Florida limited partnership) as of December 31, 1995, and the related statements of operations, partners' capital and cash flows for each of the years in the two year period ended December 31, 1995 and 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2301 SE 17th St., Ltd. at December 31, 1995, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP

Fort Lauderdale, Florida,
  April 19, 1996

                             2301 SE 17TH ST., LTD.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996           1995
                                                              -----------    -----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 5,665,918    $ 5,296,563
  Accounts receivable, net of allowance for doubtful
     accounts of $25,000 as of December 31, 1996 and 1995...    1,270,539      1,510,354
  Inventories...............................................      417,775        360,691
  Prepaid expenses and other current assets.................       52,650        112,827
                                                              -----------    -----------
          Total current assets..............................    7,406,882      7,280,435
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $4,989,415 and $3,402,512 as of December 31, 1996 and
  1995, respectively........................................   28,435,871     29,045,675
OTHER ASSETS, net of accumulated amortization of $1,659,860
  and $1,575,526 as of December 31, 1996 and 1995,
  respectively..............................................      350,338        387,638
                                                              -----------    -----------
          Total assets......................................  $36,193,091    $36,713,748
                                                              ===========    ===========

                            LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $   734,140    $ 1,210,721
  Accrued liabilities.......................................      974,562      1,070,441
  Advance deposits..........................................      400,049        522,622
                                                              -----------    -----------
          Total current liabilities.........................    2,108,751      2,803,784
LONG-TERM DEBT..............................................   25,741,929     25,522,398
                                                              -----------    -----------
          Total liabilities.................................   27,850,680     28,326,182
COMMITMENTS AND CONTINGENCIES (Notes 1 and 9)
PARTNERS' EQUITY:
  General Partner...........................................       83,424         83,875
  Class A Limited Partners..................................    8,258,887      8,303,591
  Class B Limited Partners..................................          100            100
                                                              -----------    -----------
          Total partners' equity............................    8,342,411      8,387,566
                                                              -----------    -----------
          Total liabilities and partners' equity............  $36,193,091    $36,713,748
                                                              ===========    ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             2301 SE 17TH ST., LTD.

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                       1996            1995            1994
                                                   ------------    ------------    ------------
OPERATING REVENUES:
  Rooms..........................................  $ 12,885,858    $ 11,778,303    $  9,784,119
  Yachting and marina service....................     3,613,361       3,186,513       3,157,742
  Food, beverage and banquets....................     8,756,909       8,151,581       6,889,860
  Telephone, retail and other....................     2,466,427       2,516,960       2,100,903
                                                   ------------    ------------    ------------
          Total operating revenues...............    27,722,555      25,633,357      21,932,624
COSTS AND EXPENSES:
  Rooms..........................................     2,801,808       2,659,149       2,443,787
  Yachting and marina service....................     1,199,177         984,456         869,688
  Food, beverage and banquets....................     6,543,959       6,273,101       5,670,050
  Telephone, retail and other....................     1,098,451       1,121,172       1,082,039
  Selling, general and administrative............     3,389,522       3,488,941       3,020,107
  Property operations, maintenance and energy
     costs.......................................     2,723,454       2,535,241       2,423,787
  Royalty fees, property taxes, insurance,
     etc.........................................     1,404,356       1,189,549       1,103,749
  Depreciation and amortization..................     1,675,608       1,566,582       1,428,172
  Related party management fee...................       530,000         514,000         560,000
                                                   ------------    ------------    ------------
          Total costs and expenses...............    21,366,335      20,332,191      18,601,379

          Income from operations.................     6,356,220       5,301,166       3,331,245

OTHER INCOME (EXPENSE):
  Interest income................................       233,859         225,111         120,989
  Interest expense...............................    (2,375,634)     (2,424,040)     (2,168,908)
  Loss on disposal of fixed assets...............       (59,600)       (114,230)        (12,523)
                                                   ------------    ------------    ------------

NET INCOME.......................................     4,154,845       2,988,007       1,270,803
PRO FORMA INCOME TAX PROVISION (Note 3)..........     1,620,389       1,165,323         495,613
                                                   ------------    ------------    ------------
PRO FORMA NET INCOME AFTER INCOME TAXES..........  $  2,534,456    $  1,822,684    $    775,190
                                                   ============    ============    ============

NET INCOME ALLOCATED TO:
  General Partner................................  $     41,549    $     29,880    $     12,708
  Class A Limited Partners.......................     4,113,296       2,958,127       1,258,095
  Class B Limited Partners.......................            --              --              --
                                                   ------------    ------------    ------------

          Total Net income.......................  $  4,154,845    $  2,988,007    $  1,270,803
                                                   ============    ============    ============

  The accompanying notes to financial statements are an integral part of these statements.

                             2301 SE 17TH ST., LTD.

                         STATEMENTS OF PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                          CLASS A             CLASS B
                                   GENERAL PARTNER    LIMITED PARTNERS    LIMITED PARTNERS       TOTAL
                                   ---------------    ----------------    ----------------    -----------
PARTNERS' EQUITY, December 31,
  1993...........................     $ 76,287          $ 7,552,369             $100          $ 7,628,756
  Partner distributions..........      (10,000)            (990,000)              --           (1,000,000)
  Net income.....................       12,708            1,258,095               --            1,270,803
                                      --------          -----------           ------          -----------
PARTNERS' EQUITY, December 31,
  1994...........................       78,995            7,820,464              100            7,899,559
  Partner distributions..........      (25,000)          (2,475,000)              --           (2,500,000)
  Net income.....................       29,880            2,958,127               --            2,988,007
                                      --------          -----------           ------          -----------
PARTNERS' EQUITY, December 31,
  1995...........................       83,875            8,303,591              100            8,387,566
  Partner distributions..........      (42,000)          (4,158,000)              --           (4,200,000)
  Net income.....................       41,549            4,113,296               --            4,154,845
                                      --------          -----------           ------          -----------
PARTNERS' EQUITY, December 31,
  1996...........................     $ 83,424          $ 8,258,887             $100          $ 8,342,411
                                      ========          ===========           ======          ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             2301 SE 17TH ST., LTD.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                         1996           1995           1994
                                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................  $ 4,154,845    $ 2,988,007    $ 1,270,803
  Adjustments to reconcile net income to net cash
     provided by operating activities
     Depreciation and amortization..................    1,675,608      1,566,582      1,428,172
     Amortization of debt discount..................      219,532        484,462        540,505
     Loss on disposal of fixed assets...............       59,600        114,230         12,523
     Changes in assets and liabilities:
       Accounts receivable..........................      239,815       (553,103)       262,716
       Inventories..................................      (57,084)         4,009         67,323
       Prepaid expenses and other current assets....       60,177         13,538         91,229
       Other assets.................................        6,706         37,494         31,515
       Restricted cash fund.........................           --         21,357        482,585
       Accounts payable and accrued liabilities.....     (572,461)       794,087     (1,386,047)
       Advance deposits.............................     (122,573)      (124,738)       304,176
                                                      -----------    -----------    -----------
          Total adjustments.........................    1,509,320      2,357,918      1,834,697
                                                      -----------    -----------    -----------
          Net cash provided by operating
            activities..............................    5,664,165      5,345,925      3,105,500
                                                      -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...............   (1,094,810)    (1,049,310)    (1,103,095)
                                                      -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt......................           --             --        994,105
  Repayment of long-term debt.......................           --             --        (48,000)
  Distributions to partners.........................   (4,200,000)    (2,500,000)    (1,000,000)
                                                      -----------    -----------    -----------
          Net cash used in financing activities.....   (4,200,000)    (2,500,000)       (53,895)
                                                      -----------    -----------    -----------
          Net increase (decrease) in cash and cash
            equivalents.............................      369,355      1,796,615      1,948,510
CASH AND CASH EQUIVALENTS, beginning of period......    5,296,563      3,499,948      1,551,438
                                                      -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, end of period............  $ 5,665,918    $ 5,296,563    $ 3,499,948
                                                      ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..........  $ 2,156,102    $ 1,936,838    $ 1,628,403
                                                      ===========    ===========    ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             2301 SE 17TH ST., LTD.

                         NOTES TO FINANCIAL STATEMENTS

(1) BACKGROUND OF THE PARTNERSHIP AND OPERATIONS:

     2301 SE 17th St., Ltd. (the "Partnership"), a Florida limited partnership, was formed on March 5, 1993 for the purpose of acquiring, owning and operating Pier 66 Resort Hotel and Marina, a 380-room resort hotel and conference facility and a marina which accommodates 142 yachts, located on approximately 23 acres in Fort Lauderdale, Florida, (the "Resort"). The partnership agreement, amended and modified on June 29, 1993, is hereinafter referred to as the "Partnership Agreement".

     The Partnership acquired its interest in the Resort from SSA Associates and Pier Operating Associates, Ltd. on June 29, 1993. The aggregate purchase price paid by the Partnership for its interest in the Resort was approximately $30,310,000. Of this amount, $22,000,000 was funded by refinancing the existing mortgage loan on the Resort.

     The Partnership will terminate on December 31, 2035, or sooner, in accordance with the terms of the Partnership Agreement (see Note 11). The General Partner of the Partnership is 2301 Mgt., Ltd. (the "General Partner"). 2301 Joint Venture and Rahn Pier, Inc. are Class A Limited Partners and First Winthrop Corporation and Sixty-Six Inc. are Class B Limited Partners.

     Class B Limited Partners are not required to make additional capital contributions, have no rights to vote on partnership matters and do not participate in the allocation of partnership profits and losses. If the General Partner and the Class A Limited Partners have both received the Minimum Qualified Distributions (as defined in the Partnership Agreement), then 15 percent of the distributions with respect to a Capital Transaction (as defined in the Partnership Agreement) that would otherwise have been made to the General Partner and the Class A Limited Partners will instead be made to the Class B Limited Partners.

     After any special allocations required by the Partnership Agreement, profits and losses of the Partnership shall be allocated 1 percent to the General Partner and 99 percent to the Class A Limited Partners.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  (a) Basis of Accounting --

     The accompanying financial statements include the accounts of the Partnership prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

  (b) Cash and Cash Equivalents --

     The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market, and consist of repurchase agreements and money market funds at December 31, 1996 and 1995.

  (c) Inventories --

     Inventories are stated at the lower of first-in, first-out cost or market. Inventories consist of food and beverage, marina fuel, retail merchandise and general store items.

  (d) Depreciation --

     The following estimated useful lives are used for depreciating property and equipment on a straight-line basis.

Land improvements..............................      20 years
Building and improvements......................      40 years
Furnishings and equipment......................     5-7 years

                             2301 SE 17TH ST., LTD.

  (e) Property and Equipment --

     The Partnership's assets are carried at the lower of cost or estimated fair value. All subsequent expenditures for improvements are capitalized. The costs of repairs and maintenance are charged to expense as incurred.

     The Partnership adopted Statement of Financial Accounting Standards No.
121 -- Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, as of January 1, 1995, and accordingly evaluates its real estate investments periodically to assess whether any impairment indications are present, including recurring operating losses and significant adverse changes in legal factors or business climate that affect the recovery of the recorded value. If any real estate investment is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. The implementation of this standard had no impact on the financial statements.

  (f) Use of Estimates --

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (g) Fair Value of Financial Instruments --

     The fair values of the Partnership's financial instruments, including accounts receivable, long-term debt, accounts payable and accrued liabilities, advance deposits, and other financial instruments, generally determined using the present value of estimated future cash flows using a discount rate commensurate with the risks involved, approximate their carrying or contract values.

  (h) Business Risk --

     Any substantial change in economic conditions or any significant price fluctuations related to the travel and tourism industry could affect discretionary consumer spending and have a material impact on the Company's business. In addition, the Company is subject to competition from other entities engaged in the business of resort development and operation, including interval ownership, condominiums, hotels and motels.

  (i) Concentration of Credit Risk --

     The Partnership's receivables contain significant amounts due from cruise lines which are granted credit by the Partnership. The amount of such credit is determined by the Partnership's management on an individual basis. Amounts outstanding at December 31, 1996 are $181,228 and are included in Accounts receivable in the accompanying balance sheet.

(3) INCOME TAXES:

     No provision for income taxes is reflected in the accompanying financial statements. The partners are required to report on their individual income tax returns, their allocable share of income, gains, losses, deductions and credits of the Partnership. The pro forma income tax provision in the accompanying statements of operations is presented for informational purposes as if the Partnership was a C corporation during the years presented. Pro forma taxes have been computed based on an overall estimated effective rate of 39%.

                             2301 SE 17TH ST., LTD.

(4) ACCRUED LIABILITIES:

     Accrued liabilities consist of the following as of December 31, 1996 and 1995:

                                                         1996         1995
                                                       --------    ----------
Accrued salaries and wages...........................  $195,613    $  168,736
Accrued vacation.....................................   227,883       191,046
Sales tax payable....................................   129,306       108,621
Other accrued liabilities............................   421,760       602,038
                                                       --------    ----------
                                                       $974,562    $1,070,441
                                                       ========    ==========

(5) LONG-TERM DEBT:

     The property was acquired subject to assumption of a portion of the existing mortgage loan in the principal amount of $22,000,000 ("Note 1") from Kemper Investors Life Insurance Company. In addition, the Partnership obtained an additional mortgage note from Kemper for $4,000,000 ("Note 2") to be drawn upon to finance the cost of certain capital improvements, to provide initial working capital, and to fund interest accrued on the mortgage notes between January 1, 1994 and December 31, 1995 to the extent cash flows from operations are insufficient for such payment. Both mortgage notes mature on June 28, 2000 and bear interest at varying rates for specified periods. This rate was 8.39 percent and 8.0 percent at December 31, 1996 and 1995, respectively. The mortgage notes require monthly payments of interest only throughout the term. A balloon payment on the entire outstanding principal amount, together with the final monthly payment of interest, will be due at maturity. Both mortgage notes are collateralized by substantially all property and equipment including the alcoholic beverage license, a security interest in the Hyatt franchise agreement, an assignment of leases, rents and profits, trademarks and the management agreement.

     The outstanding balances of the notes at December 31, 1996 and 1995 were as follows:

                                                       1996           1995
                                                    -----------    -----------
Note 1............................................  $21,951,325    $21,951,325
Note 2............................................    4,000,000      4,000,000
                                                    -----------    -----------
                                                     25,951,325     25,951,325
Less: Unamortized discount based on imputed
  interest rate of 9%.............................     (209,396)      (428,927)
                                                    -----------    -----------
                                                    $25,741,929    $25,522,398
                                                    ===========    ===========

     As required by the loan agreement, the Partnership maintains a Capital Expenditure Program ("CEP") reserve fund for the replacement of capital assets. The CEP reserve equals 3 percent of gross revenues net of amounts expended by the Resort for replacement of capital assets and is funded quarterly for the preceding quarter. The CEP establishes a minimum level of fixed asset expenditures to be made by the Partnership. To the extent these minimum expenditure levels are not achieved, such shortfall is to be included in the CEP fund. Beginning July 1, 1995, the Resort voluntarily increased the CEP reserve to 4 percent of gross revenues; however, the loan agreement fund is only funded for the required 3 percent. The CEP fund is also pledged as additional security for the loan obligation. At December 31, 1996 and 1995, the balance of the CEP reserve is $1,284 and $9,218, respectively, and is included in Other assets in the accompanying balance sheets.

(6) MANAGEMENT AGREEMENT:

     The Partnership entered into a hotel management agreement with Rahn Pier Mgt., Inc., a company affiliated by common ownership and management with the general partner and Class A limited partners, effective June 29, 1993. The agreement provides for a management fee equal to three percent of gross

                             2301 SE 17TH ST., LTD.

revenues during the first year, payable monthly. Management fees for the second year equal two percent of gross revenues and for each year thereafter through December 31, 2003, an amount equal to the total management fee during the second year.

     Management fees for the Resort amounted to approximately $530,000, $514,000 and $560,000, in 1996, 1995 and 1994, respectively, and are included in Related party management fee in the accompanying statements of operations. Fees payable to Rahn Pier Mgt., Inc. were approximately $50,000 as of December 31, 1996 and 1995. In addition, during 1994 construction management fees of $48,000 were paid to Rahn Properties, Inc., an affiliate of the general partner and Class A limited partners and are included in Royalty fees, property taxes, insurance, etc., in the accompanying statements of operations.

(7) LICENSE AND FRANCHISE AGREEMENTS:

  Hyatt Franchise--

     As of November 14, 1994, Rahn Pier Mgt., Inc. entered into a franchise agreement with Hyatt Franchise Corporation. The agreement is for a 20 year term ending November 14, 2014 with various early termination provisions and liquidated damages for early termination. The franchise agreement provides a reimbursement of not more than $15,000 for out-of-pocket expenses incurred relating to the granting of the franchise and monthly royalty fees based on a percentage of gross room revenue: one percent from December 1, 1994 through November 30, 1995, three percent from December 1, 1995 through November 30, 1996, four percent from December 1, 1996 through November 30, 1997 and five percent thereafter. Royalty fees amounted to $398,175 and $132,449 in 1996 and 1995, respectively.

     The agreement also provides for the pro-rata allocation of certain Hyatt "allocable chain expenses" based on the relation of the Resort's total number of guest rooms to the average number of guest rooms in all Hyatt Resorts in the United States along with assessments for Gold Passport and national/regional sales promotions. A fee for the use of the Hyatt reservation system is also allocated to the Hotel. Total Hyatt expenses other than the royalty fees amounted to $501,752 and $502,658 for the years ended December 31, 1996 and 1995, respectively, and are included in Rooms and Selling, general, and administrative expenses in the accompanying statements of operations.

     The franchise agreement requires the Partnership to maintain a reserve for replacement of furniture, fixtures and equipment and those repairs and maintenance costs which are capitalizable under generally accepted accounting principles. This reserve is determined as a percentage of gross room revenues: three percent through November 1995 and four percent thereafter.

     The franchise agreement requires the significant renovation of guest rooms, corridors and other public areas to be performed every five to six years. In addition, the replacement of other furniture, fixtures and equipment, as defined in the agreement, is to occur every 10 to 12 years.

                             2301 SE 17TH ST., LTD.

(8) PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                            1996                    1995
                                                    --------------------    --------------------
Land and land improvements........................      $ 6,547,452             $ 6,547,452
Building and improvements.........................       18,937,564              18,396,035
Furnishings and equipment.........................        7,742,848               7,315,209
Operating equipment...............................          197,422                 189,491
                                                        -----------             -----------
                                                         33,425,286              32,448,187
Less: Accumulated depreciation....................       (4,989,415)             (3,402,512)
                                                        -----------             -----------
                                                        $28,435,871             $29,045,675
                                                        ===========             ===========

(9) LEASES:

     Leases for operating equipment are contracted under the Partnership's name. The following is a schedule of future minimum lease payments for the operating leases, with initial or remaining terms in excess of one year, as of December 31, 1996:

  1997............................................     $ 75,825
  1998............................................       48,196
  1999............................................        2,136
  2000............................................          356
  Thereafter......................................           --
                                                       --------
                                                       $126,513
                                                       ========

     Operating lease costs totaled $89,073, $92,717 and $91,820, for 1996, 1995 and 1994, respectively.

     The Resort also has various marina and long-term tenant leases. The receipts on these tenant leases are included in Telephone, retail and other. Lease income totaled $381,296, $351,006 and $347,949, for 1996, 1995 and 1994,
respectively.

     The Partnership leased a restaurant located at the Resort to an unrelated party in August 1993 for a period of 5 years beginning November 1, 1993 with four, five-year renewal options. Annual rent is $204,000 plus 7 percent of annual gross sales in excess of $3,500,000.

     Other leases for building space have been contracted with unrelated parties for operation of a spa and a yacht broker. The spa lease is for a period of three years beginning February 1, 1992 with two three-year renewal options. The lease was renewed on February 1, 1995 with annual rent of $27,336 plus five percent of gross sales. The yacht broker lease is for three years beginning January 1, 1995 with one three-year renewal option. Annual rent is $92,812.

     The following is a schedule of future minimum cash receipts for tenant operating leases with initial term in excess of one year, as of December 31, 1996:

  1997............................................     $239,373
  1998............................................      191,554
  Thereafter......................................           --

                             2301 SE 17TH ST., LTD.

(10) DEFERRED COMPENSATION PLAN:

     The Rahn Pier Mgt., Inc. offers its employees a deferred compensation plan (the "Plan") created in accordance with Internal Revenue Code Section 401(k). The Plan is available to all employees with a minimum of 21 years of age and one year of service. All of the costs are reimbursed by the Partnership.

     The Plan's participants may contribute from one percent to 14 percent of their compensation during the Plan year. Rahn Pier Mgt., Inc. matches 25 percent of the first four percent contributed by each Plan participant and effective January 1, 1996, the matched contributed percentage was increased to six percent. Rahn Pier Mgt., Inc. incurred expenses related to the Plan of $48,359, $40,791 and $45,973, in 1996, 1995 and 1994, respectively.

(11) EXCHANGE AGREEMENT:

     On December 22, 1996, the Partnership entered into a definitive exchange agreement with Florida Panthers Holdings, Inc. ("Holdings"), whereby Holdings will acquire the Partnership in exchange for 4.45 million shares of Holdings' Class A common stock. The transaction is subject to the approval of Holdings' shareholders and as of January 10, 1997, had not been finalized.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
Rahn Bahia Mar, Ltd.:

     We have audited the accompanying balance sheets of Rahn Bahia Mar, Ltd. (the "Partnership", a Florida limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' equity and cash flows for the years ended December 31, 1996 and 1995 and for the period from inception (June 28, 1994) to December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Rahn Bahia Mar, Ltd. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and for the period from inception (June 28, 1994) to December 31, 1994 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  January 10, 1997.

                              RAHN BAHIA MAR, LTD.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996           1995
                                                              -----------    -----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 2,653,789    $ 1,010,993
  Accounts receivable, net of allowance for doubtful
     accounts of $9,506 and $9,600 as of December 31, 1996
     and 1995...............................................      604,720        519,779
  Inventories...............................................      204,860        180,713
  Prepaid expenses and other current assets.................       63,522        124,681
                                                              -----------    -----------
     Total current assets...................................    3,526,891      1,836,166
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $4,311,773 and $2,381,116 as of December 31, 1996 and
  1995......................................................   28,907,213     30,005,394
OTHER ASSETS................................................      191,591        287,375
                                                              -----------    -----------
          Total assets......................................  $32,625,695    $32,128,935
                                                              ===========    ===========
                            LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $   292,067    $   434,870
  Accrued liabilities.......................................      567,160        476,064
  Advance deposits..........................................      486,313        385,864
  Current portion of long-term debt.........................   15,495,000        710,000
                                                              -----------    -----------
          Total current liabilities.........................   16,840,540      2,006,798
LONG-TERM DEBT, net of current portion......................           --     15,495,000
                                                              -----------    -----------
          Total liabilities.................................   16,840,540     17,501,798
COMMITMENTS AND CONTINGENCIES (Notes 1 and 7)
PARTNERS' EQUITY:
  General Partner...........................................      157,852        146,272
  Limited Partners..........................................   15,627,303     14,480,865
                                                              -----------    -----------
          Total partners' equity............................   15,785,155     14,627,137
                                                              -----------    -----------
          Total liabilities and partners' equity............  $32,625,695    $32,128,935
                                                              ===========    ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                              RAHN BAHIA MAR, LTD.

                            STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
       FOR THE PERIOD FROM INCEPTION (JUNE 28, 1994) TO DECEMBER 31, 1994

                                                                                     PERIOD FROM
                                                                                      INCEPTION
                                                                                  (JUNE 28, 1994) TO
                                                        1996           1995       DECEMBER 31, 1994
                                                     -----------    -----------   ------------------
OPERATING REVENUES:
  Rooms..........................................    $ 6,881,263    $ 5,338,328       $1,421,161
  Yachting and marina service....................      3,870,609      4,213,381        1,995,704
  Food, beverage and banquets....................      2,686,536      1,782,380          621,207
  Telephone, retail and other....................      2,571,326      2,135,405          671,859
                                                     -----------    -----------       ----------
          Total operating revenues...............     16,009,734     13,469,494        4,709,931
COSTS AND EXPENSES:
  Rooms..........................................      1,499,432      1,294,583          572,516
  Yachting and marina service....................        765,719        996,900          536,137
  Food, beverage and banquets....................      2,104,675      1,593,065          758,372
  Telephone, retail and other....................      1,126,165      1,060,365          399,090
  Selling, general and administrative............      1,789,949      1,759,968          671,422
  Property operations, maintenance and energy
     costs.......................................      1,406,022      1,286,357          760,174
  Royalty fees, property taxes, insurance,
     etc.........................................      1,881,905      1,851,898          745,386
  Depreciation and amortization..................      1,970,770      1,848,544          593,033
                                                     -----------    -----------       ----------
          Total costs and expenses...............     12,544,637     11,691,680        5,036,130
     Income (loss) from operations...............      3,465,097      1,777,814         (326,199)
OTHER INCOME (EXPENSE):
  Interest income................................         98,126         57,983           18,288
  Interest expense...............................     (1,405,205)    (1,455,129)        (443,629)
  Loss on disposal of fixed assets...............             --         (1,991)              --
                                                     -----------    -----------       ----------
                                                      (1,307,079)    (1,399,137)        (425,341)
NET INCOME (LOSS)................................      2,158,018        378,677         (751,540)
PRO FORMA INCOME TAX BENEFIT (PROVISION) (Note
  3).............................................       (841,626)      (147,684)         293,101
                                                     -----------    -----------       ----------
PRO FORMA NET INCOME (LOSS) AFTER INCOME TAXES...    $ 1,316,392    $   230,993       $ (458,439)
                                                     ===========    ===========       ==========
NET INCOME (LOSS) ALLOCATED TO:
  General Partner................................    $    21,580    $     3,787       $   (7,515)
  Limited Partners...............................      2,136,438        374,890         (744,025)
                                                     -----------    -----------       ----------
          Total Net income (loss)................    $ 2,158,018    $   378,677       $ (751,540)
                                                     ===========    ===========       ==========

  The accompanying notes to financial statements are an integral part of these statements.

                              RAHN BAHIA MAR, LTD.

                         STATEMENTS OF PARTNERS' EQUITY

               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
       FOR THE PERIOD FROM INCEPTION (JUNE 28, 1994) TO DECEMBER 31, 1994

                                                   GENERAL PARTNER    LIMITED PARTNERS
                                                        (1%)               (99%)             TOTAL
                                                   ---------------    ----------------    -----------
PARTNERS' CONTRIBUTION, June 28, 1994............     $150,000          $14,850,000       $15,000,000
  Net loss.......................................       (7,515)            (744,025)         (751,540)
                                                      --------          -----------       -----------
PARTNERS' EQUITY, December 31, 1994..............      142,485           14,105,975        14,248,460
  Net income.....................................        3,787              374,890           378,677
                                                      --------          -----------       -----------
PARTNERS' EQUITY, December 31, 1995..............      146,272           14,480,865        14,627,137
  Partner Distributions..........................      (10,000)            (990,000)       (1,000,000)
  Net income.....................................       21,580            2,136,438         2,158,018
                                                      --------          -----------       -----------
PARTNERS' EQUITY, December 31, 1996..............     $157,852          $15,627,303       $15,785,155
                                                      ========          ===========       ===========

  The accompanying notes to financial statements are an integral part of these statements.

                              RAHN BAHIA MAR, LTD.

                            STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
       FOR THE PERIOD FROM INCEPTION (JUNE 28, 1994) TO DECEMBER 31, 1994

                                                                                     PERIOD FROM
                                                                                      INCEPTION
                                                                                  (JUNE 28, 1994) TO
                                                        1996           1995       DECEMBER 31, 1994
                                                     -----------    -----------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................    $ 2,158,018    $   378,677      $   (751,540)
  Adjustments to reconcile net income (loss) to
     cash provided by operating activities --
     Depreciation and amortization...............      1,970,770      1,848,544           593,033
     Loss on disposal of fixed assets............             --          1,991                --
     Changes in assets and liabilities:
       Accounts receivable.......................        (84,941)      (143,063)         (376,716)
       Inventories...............................        (24,147)        (5,469)         (175,244)
       Prepaid expenses and other current
          assets.................................         61,159         (2,270)         (122,411)
       Other assets..............................         95,784        (44,983)         (302,522)
       Accounts payable, accrued liabilities and
          advance deposits.......................         48,742     (1,298,268)        2,595,066
                                                     -----------    -----------      ------------
          Total adjustments......................      2,067,367        356,482         2,211,206
                                                     -----------    -----------      ------------
          Net cash provided by operating
            activities...........................      4,225,385        735,159         1,459,666
                                                     -----------    -----------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............       (872,589)    (3,776,347)      (28,612,485)
                                                     -----------    -----------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt proceeds........................             --      3,553,715        13,196,285
  Long-term debt repayments......................       (710,000)      (545,000)               --
  Partners' capital contribution.................             --             --        15,000,000
  Partners' capital distribution.................     (1,000,000)            --                --
                                                     -----------    -----------      ------------
          Net cash provided by (used in)
            financing activities.................     (1,710,000)     3,008,715        28,196,285
                                                     -----------    -----------      ------------
          Net increase (decrease) in cash and
            cash equivalents.....................      1,642,796        (32,473)        1,043,466
CASH AND CASH EQUIVALENTS, beginning of period...      1,010,993      1,043,466                --
                                                     -----------    -----------      ------------
CASH AND CASH EQUIVALENTS, end of period.........    $ 2,653,789    $ 1,010,993      $  1,043,466
                                                     ===========    ===========      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.......    $ 1,405,205    $ 1,328,496      $    497,043
                                                     ===========    ===========      ============

  The accompanying notes to financial statements are an integral part of these statements.

                              RAHN BAHIA MAR, LTD.

                         NOTES TO FINANCIAL STATEMENTS

(1) BACKGROUND OF THE PARTNERSHIP AND OPERATIONS:

     Rahn Bahia Mar, Ltd. (the "Partnership"), a Florida limited partnership, was formed and began operations on June 28, 1994 for the purpose of owning the Bahia Mar Resort and Yachting Center (the "Resort"), in Fort Lauderdale, Florida. Rahn Bahia Mar, G.P., Ltd. (the "General Partner"), a Florida limited partnership, is the general partner of the Partnership (1% owner) and engages in transactions on the Partnership's behalf. Limited partners include Rahn Bahia, Inc., a Florida corporation (19.5% owner), and Bahia Mar Joint Venture, a Florida general partnership (79.5% owner). The term of the partnership agreement is 50 years and expires December 31, 2044.

     The Partnership's tax basis profits, losses and excess net cash flows, as defined by the Partnership agreement (the "Agreement"), are allocated to the partners on the basis of their respective percentage interests in the Partnership, as defined by the Agreement.

     On June 28, 1994, the Partnership entered into a license agreement with Radisson Hotels International, Inc. ("Radisson"), covering a period of 10 years. The terms of the agreement allow the Partnership to operate the Resort using the Radisson system. Annual fees payable to Radisson pursuant to the agreement range from one percent to four percent (increasing one percent each year) of the first $7,000,000 of gross room sales and five percent of gross room sales (as defined by the agreement) in excess of $7,000,000 through December 31, 1997. The remainder of the term requires fees in the amount of five percent of gross room sales.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  (a) Basis of Accounting --

     The accompanying financial statements include the accounts of the Partnership prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

  (b) Cash and Cash Equivalents --

     The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market, and consist of repurchase agreements and money market funds at December 31, 1996 and 1995.

  (c) Inventories --

     Inventories are stated at the lower of first-in, first-out cost or market. Inventories consist of food and beverage, marina fuel, retail merchandise and general store items.

  (d) Depreciation --

     The following estimated useful lives are used for depreciating property and equipment on a straight-line basis:

Land improvements..................................  15 years
Building and improvements..........................  40 years
Furnishings........................................   7 years

  (e) Property and Equipment --

     The Partnership's assets are carried at the lower of cost or estimated fair value. All subsequent expenditures for improvements are capitalized. The costs of repairs and maintenance are charged to expense as incurred.

                              RAHN BAHIA MAR, LTD.

     The Partnership adopted Statement of Financial Accounting Standards No.
121 -- Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, as of January 1, 1995, and accordingly evaluates its real estate investments periodically to assess whether any impairment indications are present, including recurring operating losses and significant adverse changes in legal factors or business climate that affect the recovery of the recorded value. If any real estate investment is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. At the date of implementation, this standard had no impact on the Partnership's financial statements.

  (f) Use of Estimates --

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (g) Fair Value of Financial Instruments --

     The fair values of the Partnership's financial instruments, including accounts receivable, long-term debt, accounts payable and accrued liabilities, advance deposits, and other financial instruments, generally determined using the present value of estimated future cash flows using a discount rate commensurate with the risks involved, approximate their carrying or contract values.

  (h) Business Risk --

     Any substantial change in economic conditions or any significant price fluctuations related to the travel and tourism industry could affect discretionary consumer spending and have a material impact on the Partnership's business. In addition, the Partnership is subject to competition from other entities engaged in the business of resort development and operation, including interval ownership, condominiums, hotels and motels.

  (i) Concentration of Credit Risk --

     The Partnership's receivables contain significant amounts due from cruise lines which are granted credit by the Partnership. The amount of such credit is determined by the Partnership's management on an individual basis.

(3) INCOME TAXES:

Provisions for federal and state income taxes have not been made in the accompanying financial statements, as the Partnership's tax basis profits and losses are allocated to the partners (see Note 1). The pro forma income tax provision in the accompanying statement of operations is presented for informational purposes as if the Partnership was a C corporation during the years for which pro forma information is presented. Such pro forma taxes have been computed on an overall estimated effective rate of 39%.

(4) RELATED PARTY TRANSACTIONS:

     Rahn Properties, Inc. ("Rahn"), provided renovation management services to the Partnership. Fees totaling $88,000 and $114,000 in 1995 and 1994, respectively, were paid to Rahn in connection with the renovation of the Hotel and are reflected in the cost of the property. The Partnership also reimbursed Rahn for various expenses incurred in performing these services including the renovation management and administrative staff salaries, telephone, utilities and postage. Reimbursements totaling $9,955 and $9,862 in 1995 and 1994, respectively, are also reflected in the cost of the property. No such fees or reimbursements were made in 1996. Included in accounts payable at December 31, 1995 are amounts due to Rahn of $8,576. No such amounts were payable at December 31, 1996.

                              RAHN BAHIA MAR, LTD.

     The Partnership has a management agreement with Rahn Bahia Mar Mgmt., Inc. ("Rahn Management") for a period of ten years ending June 30, 2004. The agreement requires a management fee of three percent of gross revenues, as defined in the management agreement, during the first eighteen months of the agreement and a two percent fee for 1996 and thereafter. Management fees paid to Rahn Management totaled $321,193, $405,261 and $141,298 in 1996, 1995 and 1994,
respectively.

     The management agreement requires Rahn Management to set aside cash from Hotel operations for the purchase, replacement and renewal of furniture, fixtures and equipment and non-routine repairs and maintenance to the building. The amount to be restricted is three percent of the Hotel's gross revenues each month during the term of the agreement. All cash was spent on its required purpose at December 31, 1996.

     Fees paid to Radisson pursuant to the license agreement with Radisson (see
Note 1) totaled $206,438 $107,127, and $13,395, in 1996, 1995 and 1994,
respectively.

(5) LONG-TERM DEBT:

     Long-term debt consists of a $15,495,000 mortgage note payable to a bank. The note bears interest at a variable rate as defined by the agreement (8.8125 percent at December 31, 1996) and is collateralized by substantially all property and equipment. In addition to the monthly interest payments, the note has monthly principal installments of $45,000 commencing in February 1995. The principal payments increased to $55,000 in August 1995 and $65,000 in August 1996. The maturity date for the note is June 30, 1997, but may be extended under a one year extension option. During the extension period, the monthly principal installments will increase to $75,000, the interest rate will increase by 1 percent and an extension fee equal to .0025 percent of the then outstanding balance will be due prior to the extension. The final balloon payment would then be due June 30, 1998.

     Capitalized interest paid in 1994 and included in the cost of the property is $53,414. Effective February 1, 1995, and continuing on the first day of each month thereafter during the term of the note, the note agreement requires the Partnership to set aside cash for the purchase, replacement and upgrade of furniture, fixtures, equipment and property in the amount of $25,000 each month. All cash was spent on its required purpose at December 31, 1996.

(6) PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                            1996                    1995
                                                    --------------------    --------------------
Land and improvements.............................      $ 8,202,702             $ 8,127,597
Buildings and improvements........................       18,149,511              17,798,505
Furnishings and equipment.........................        6,779,921               6,338,365
Operating equipment...............................           86,852                 122,043
                                                        -----------             -----------
                                                         33,218,986              32,386,510
Less: Accumulated depreciation....................       (4,311,773)             (2,381,116)
                                                        -----------             -----------
                                                        $28,907,213             $30,005,394
                                                        ===========             ===========

(7) COMMITMENTS AND CONTINGENCIES:

     The Partnership leases the Resort site under an operating lease which had a term through September 30, 2037. On January 4, 1995, the term of this lease was extended for an additional period commencing October 1, 2037 through August 31, 2062 (the "Second Extended Term"). Under the lease agreement, the Partnership is required to pay the lessor an annual rental (payable in quarterly installments) equal to the greater of a

                              RAHN BAHIA MAR, LTD.

percentage (4 percent through September 30, 2012 and 4.25 percent thereafter) of the annual gross operating revenue, as defined in the lease agreement, or a minimum annual rent payment. Minimum lease payments were $150,000 a year through September 30, 1995; effective October 1, 1995 the minimum annual rent is $300,000 payable in quarterly installments. During the Second Extended Term, the minimum annual rent shall be the greater of $300,000 or eighty percent of the average total annual rent paid during the three lease years immediately preceding the lease year for which the minimum annual rent is being calculated. Rent expense under the lease totaled $632,907 and $510,956 for the years ended December 31, 1996 and 1995, respectively, and $174,174 for the period from inception (June 28, 1994) to December 31, 1994.

     Effective October 1, 1995 and continuing annually for the remaining term of the lease, the lease agreement requires the Partnership to set aside cash for the purchase, replacement and upgrade of furniture, fixtures and equipment. The amount to be restricted is three percent of the Resort's revenues, as defined in the lease agreement. All cash was spent on its required purpose at December 31, 1996.

     The Hotel also leases certain equipment used in its operations under operating leases. Future minimum lease payments, including the property lease and operating leases, are as follows:

1997............................................     $   407,080
1998............................................         406,137
1999............................................         391,241
2000............................................         343,784
2001............................................         304,126
Thereafter......................................      18,200,000
                                                     -----------
                                                     $20,052,368
                                                     ===========

(8) DEFERRED COMPENSATION PLAN:

     Effective July 1, 1995, Rahn Management offered its employees a multi-employer deferred compensation plan (the "Plan") created in accordance with Internal Revenue Code Section 401(k). The Plan is available to all employees with a minimum of 21 years of age and one year of service. All of the costs are reimbursed by the Partnership.

     The Plan's participants may contribute from 1 percent to 14 percent of their compensation during the Plan year. Rahn Management matched 25 percent of the first 4 percent contributed by each Plan participant, prior to January 1, 1996. Effective January 1, 1996, Rahn Management matches 25 percent of the first six percent contributed by each Plan participant. Rahn Management contributed $16,002 and $9,721 to the Plan in 1996 and 1995, respectively.

(9) EXCHANGE AGREEMENT:

     On December 22, 1996, the Partnership entered into a definitive exchange agreement with Florida Panthers Holdings, Inc. ("Holdings"), whereby Holdings will acquire the Partnership in exchange for 3,950,000 shares of Holdings' Class A common stock. The transaction is subject to the approval of Holdings' shareholders and, as of January 10, 1997, had not been finalized.

                                                                         ANNEX A

                   EXCHANGE AGREEMENT (HYATT REGENCY PIER 66)

     This Exchange Agreement (this "Agreement") is entered into as of December 22, 1996 by and among FLORIDA PANTHERS HOLDINGS, INC., a Florida corporation ("Panthers"); 2301 SE 17TH ST., INC., a Florida corporation ("2301 Inc."), which is the sole general partner of 2301 MGT, LTD., a Florida limited partnership ("2301 MGT"), which is the sole general partner of 2301 SE 17TH ST., LTD., a Florida limited partnership ("2301 Ltd."); JOHN H. ANDERSON ("Anderson"), PETER
H. ROBERTS ("Roberts") and RICHARD ROCHON("Rochon"), each a resident of the State of Florida, who together constitute all the shareholders of 2301 Inc. (the "2301 Shareholders"); RAHN PIER, INC., a Florida corporation ("Rahn Pier"), which is a limited partner of 2301 Ltd.; ROBERT STIRK ("Stirk"), who together with Anderson and Roberts constitute all the shareholders of Rahn Pier (the "Rahn Shareholders," and together with the 2301 Shareholders, the "Shareholders"), and all of the partners (the "JV Partners") of 2301 JOINT VENTURE, a Florida general partnership ("2301 JV"), which is a limited partner of 2301 Ltd. 2301 Ltd., 2301 Inc., 2301 MGT, Rahn Pier and 2301 JV are sometimes collectively referred to herein as the "2301/Rahn Companies" and individually as a "2301/Rahn Company."

                                    RECITALS

     The Board of Directors of Panthers has determined that it is in the best interests of Panthers shareholders for Panthers to acquire, directly or indirectly, all of the general and limited partnership interests of 2301 Ltd.

                               TERMS OF AGREEMENT

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE EXCHANGE

     1.1 The Share/Partnership Exchange. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Panthers shall acquire (i) all of the issued and outstanding stock in 2301 Inc., (ii) all of the issued and outstanding stock of Rahn Pier, (iii) all of the JV Partners' partnership interests in 2301 JV, and (iv) all of the partnership interests in 2301 Ltd. not otherwise included in items (i) through (iii) above (the foregoing collectively referred to as the "Acquired Equity"). As a result of the transactions contemplated hereunder (i) 2301 Inc. and Rahn Pier (referred to collectively as the "Corporations") shall become subsidiaries of Panthers and
(ii) Panthers shall own and control, directly or indirectly, all of the general and limited partnership interests in 2301 Ltd.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated hereunder (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Panthers' counsel, Akerman, Senterfitt & Eidson, P.A., Miami, Florida, or such other time and place as the parties may otherwise agree.

     1.3 Exchange of Securities. At the Effective Time, all of the Acquired Equity shall be exchanged for Four Million Four Hundred Fifty Thousand (4,450,000) shares (the "Panthers Shares") of Class A common stock, par value $.01 per share, of Panthers (the "Panthers Common Stock"). The Panthers Shares shall be allocated among the persons and entities to become the holders thereof (the "Holders") pursuant to the joint written instruction of the Shareholders and H. Wayne Huizenga.

     1.4 Filing of Documents. At the time of the Closing (the "Effective Date" or "Effective Time"), the parties shall cause to be filed with the Secretary of State of the State of Florida any documents that Panthers determines to be required to lawfully effect the purposes of this Agreement.

     1.5  Issuance of Panthers Shares; Delivery of Certificates and
Assignments. At the Effective Time, Panthers shall issue to each Holder the shares of Panthers Common Stock issuable pursuant to Section 1.3, registered in the name of such Holder. Panthers shall deliver such shares in the following manner: (i) Panthers shall set aside and hold in accordance with Article IX certificates evidencing ten percent (10%) of the Panthers Shares (the "Held Back Shares") and (ii) Panthers shall deliver to each Holder one or more certificates evidencing each Holder's allocable portion of the balance of the Panthers Shares. The Shareholders shall deliver to Panthers the certificates representing all issued and outstanding shares of the Corporations and the holders of the remaining Acquired Equity shall deliver duly executed assignments for their respective Acquired Equity. Each of the Holders agree that, for a period of 180 days from the Effective Date, they will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, any of the Panthers Shares without Panthers' prior consent.

     1.6 Tax Treatment. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be a tax-free transaction under
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE PANTHERS

     As a material inducement to each of the Shareholders, the 2301/Rahn Companies and the JV Partners to enter into this Agreement and to consummate the transactions contemplated hereby, the Panthers make the following representations and warranties to such parties:

     2.1 Corporate Status. Panthers is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Panthers has the requisite power and authority to carry on its business and to own or lease its properties.

     2.2 Corporate Power and Authority. Panthers has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Panthers has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

     2.3 Enforceability. This Agreement has been duly executed and delivered by Panthers and constitutes a legal, valid and binding obligation of Panthers, enforceable against Panthers in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     2.4 Panthers Common Stock. Upon consummation of the transactions contemplated hereunder and the issuance and delivery of certificates representing the Panthers Shares to the Holders, the Panthers Shares will be validly issued, fully paid and non-assessable shares of Panthers Common Stock.

     2.5 No Commissions. Panthers has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                  ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE JV PARTNERS

     As a material inducement to Panthers to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders and the JV Partners, severally, make the following representations and warranties to the Panthers:

     3.1 Corporate/Partnership Status. Each of the Corporations is an S corporation, and each of 2301 MGT and 2301 Ltd. is a limited partnership, and 2301 JV is a general partnership, duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation or organization which state is identified on Schedule 3.1 and each has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the 2301/Rahn Companies is legally qualified to transact business as a foreign corporation or partnership in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. Each of the 2301/Rahn Companies has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the 2301/Rahn Companies.

     3.2 Power and Authority. Each of the 2301/Rahn Companies has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the 2301/Rahn Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders and the JV Partners is an individual residing in the State of Florida or of the states listed on Schedule 3.2 and has the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.

     3.3 Enforceability. This Agreement has been duly executed and delivered by each of the 2301/Rahn Companies, the Shareholders and the JV Partners, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     3.4 Capitalization; Ownership. The record and beneficial owners of all the outstanding shares of capital stock of each of the Corporations, and all of the record and beneficial owners of the partnership interests in 2301 MGT, 2301 Ltd. and 2301 JV, as the case may be, are set forth on Schedule 3.5 and are free of all liens and encumbrances except as set forth on Schedule 3.5. Further, each of the Corporations, 2301 MGT and 2301 JV owns its respective partnership interest in 2301 Ltd. and 2301 MGT, as applicable, free and clear of all Liens, restrictions and claims of any kind.

     3.5 Shareholders/Partners of the 2301/Rahn Companies. Schedule 3.5 sets forth, with respect to each of the 2301/Rahn Companies, (a) the name, address and federal taxpayer identification number of, and the number of outstanding shares or partnership interests of each class of its capital stock or partnership interests owned by, each shareholder or partner of record as of the close of business on the date of this Agreement; and (b) the name, address and federal taxpayer identification number of, and number of outstanding shares or partnership interests of each class of its capital stock or partnership interests beneficially owned by, each beneficial owner of outstanding shares of capital stock or partnership interests (to the extent that record and beneficial ownership of any such shares are different).

     3.6 No Violation. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by each of the 2301/Rahn Companies, the Shareholders and JV Partners, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation, bylaws, certificate of limited partnership, partnership agreement or other organizational documents of any of the 2301/Rahn Companies, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the any of the 2301/Rahn Companies, the Shareholders or the JV Partners,
(iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any of the 2301/Rahn Companies, the Shareholders or the JV Partners, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property, assets or the issued and outstanding equity interests in any of the 2301/Rahn Companies, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by Panthers.

     3.7 Records of the 2301/Rahn Companies. The copies of the respective articles of incorporation, bylaws, certificate of limited partnership, partnership agreement and other organizational documents, as appropriate, of the 2301/Rahn Companies which were provided to Panthers are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books and partnership records for the 2301/Rahn Companies made available to Panthers for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and partnership records contain the true signatures of the persons purporting to have signed them, and such minute books and partnership records contain an accurate record of all material corporate or partnership actions (and any committees thereof) of each of the 2301/Rahn Companies taken by written consent or at a meeting since incorporation or formation. All material actions taken by each of the 2301/Rahn Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of each of the 2301/Rahn Companies have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

     3.8 Subsidiaries. Except as set forth elsewhere in this Agreement, the 2301/Rahn Companies do not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

     3.9 Financial Statements. The Shareholders have delivered to Panthers the financial statements of each of the 2301/Rahn Companies (other than 2301 JV), including the notes thereto, for the year ended December 31, 1995, audited by Arthur Andersen, LLP (the "Financial Statements"), copies of which are attached to Schedule 3.9 hereto. The balance sheets of the 2301/Rahn Companies (other than 2301 JV), dated as of December 31, 1995, included in the Financial Statements are referred to herein collectively as the "Current Balance Sheets." The Financial Statements fairly present the financial position of each of the 2301/Rahn Companies (other than 2301 JV), at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of each of the 2301/Rahn Companies fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

     3.10  Changes Since the Current Balance Sheet Date.  Except as set forth on
Schedule 3.10, since the date of the Current Balance Sheets, none of the 2301/Rahn Companies has (i) issued any capital stock, partnership interests or other securities; (ii) made any distribution of or with respect to its capital stock, partnership interests or other securities, or purchased or redeemed any of its securities; (iii) except in the ordinary course of business consistent with past practice paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $100,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $100,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $100,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice;
(xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $100,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice;
(xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on such company; or (xx) agreed to do or authorized any of the foregoing.

     3.11 Liabilities of the 2301/Rahn Companies. None of the 2301/Rahn Companies has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in its respective Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of its respective Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of its respective Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. The aggregate amount of indebtedness for borrowed money, including principal and accrued but unpaid interest of all of the 2301/Rahn Companies, will not exceed $25,951,325 in the aggregate, and the 2301/Rahn Companies' current assets shall equal or exceed the 2301/Rahn Companies' current liabilities, as of the Effective Time.

     3.12 Litigation. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting any of the 2301/Rahn Companies, the Shareholders or the JV Partners, or any of their properties or assets or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any of the 2301/Rahn Companies, the Shareholders or the JV Partners is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the 2301/Rahn Companies, the Shareholders or the JV Partners.

     3.13  Environmental Matters.

     (a) Except as set forth on Schedule 3.13, each of the 2301/Rahn Companies is and has at all times been in full compliance with all Environmental Laws (as defined in clause (e) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (e) below) and Handling (as defined in clause
(e) below) of Hazardous Substances (as defined in clause (e) below) or other Waste (as defined in clause (e) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (e) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

     (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving any of the 2301/Rahn Companies, or their business, operations, properties, or assets, issued by any

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

Governmental Authority or third party with respect to any Environmental Laws or Licenses issued thereunder in connection with, related to or arising out of the ownership of their properties or assets or the operation of their business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Panthers in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on any of the 2301/Rahn Companies.

     (c) Except as set forth on Schedule 3.13, none of the 2301/Rahn Companies uses, nor has it used, any Aboveground Storage Tanks (as defined in clause (e) below) or Underground Storage Tanks (as defined in clause (e) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any of the Owned Properties or Leased Premises that are required to be registered under applicable Environmental Laws.

     (d) Schedule 3.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by any of the 2301/Rahn Companies or their agents or, to the knowledge of any of the 2301/Rahn Companies, the Shareholders and the JV Partners, undertaken by any Governmental Authority, or any third party, relating to or affecting any of the 2301/Rahn Companies or any of the Owned Properties or Leased Premises; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by any of the 2301/Rahn Companies or their agents or, to the knowledge of any of the 2301/Rahn Companies, undertaken by any Governmental Authority or any third party, relating to or affecting any of the 2301/Rahn Companies or any of the Owned Properties or Leased Premises which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between any of the 2301/Rahn Companies and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting any of the 2301/Rahn Companies or any of the Owned Properties or Leased Premises.

     (e) For purposes of this Section 3.13, the following terms shall have the meanings ascribed to them below:

     "Aboveground Storage Tank" shall have the meaning ascribed to such term in
Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

     "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

     "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where any of the 2301/Rahn Companies conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof.

     "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

     "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence

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of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws.

     "Licenses" means all licenses, certificates, permits, approvals and registrations.

     "Underground Storage Tank" shall have the meaning ascribed to such term in
Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

     "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

     3.14  Real Estate

     (a) None of the 2301/Rahn Companies owns any real property or any interest therein except as set forth on Schedule 3.14(a) (the "Owned Properties"), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Properties, together with a list of all title insurance policies relating to such properties, all of which policies have previously been delivered or made available to Panthers by the 2301/Rahn Companies. With respect to each such parcel of Owned Property:

          (i) The relevant 2301/Rahn Company has good and marketable title to each parcel of Owned Property, free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy or value of the property subject thereto, and (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 3.14(a);

          (ii) There are no pending or threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof;

          (iii) Except as set forth on Schedule 3.14(a), the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

          (iv) All facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations;

          (v) Except as set forth on Schedule 3.14(a), there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property;

          (vi) There are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

          (vii) Except as set forth on Schedule 3.14(a), there are no parties (other than the relevant 2301/Rahn Company) in possession of the parcels of Owned Property;

          (viii) All facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary

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     sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

          (ix) Each parcel of Owned Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Property; access to the property is provided by paved public right-of-way with adequate curb cuts available; and there is no pending or threatened termination of the foregoing access rights;

          (x) All improvements and buildings on the Owned Property are in good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight; and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used;

          (xi) Except as set forth on Schedule 3.14(a), there are no service contracts, management agreements or similar agreements which affect the parcels of Owned Property; and

          (xii) Except as set forth on Schedule 3.14(a), none of the Shareholders or the 2301/Rahn Companies has received notice of (a) any condemnation proceeding with respect to any portion of any parcel of Owned Property or any access thereto; and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any parcel of Owned Property, and no such special assessment is contemplated by any Governmental Authority.

     (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which any of the 2301/Rahn Companies is a party (copies of which have previously been furnished to Panthers), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (c) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases. With respect to each such Leased Premises:

          (i) Except as set forth on Schedule 3.14(b), the relevant 2301/Rahn Company has valid leasehold interests in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

          (ii) The portions of the buildings located on the Leased Premises that are used in the business of the relevant 2301/Rahn Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the relevant 2301/Rahn Company's current and reasonably anticipated normal business activities as conducted thereat;

          (iii) Each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the relevant 2301/Rahn Company's business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

          (iv) Except as set forth on Schedule 3.14(b), none of the Shareholders or the 2301/Rahn Companies has received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is contemplated by any Governmental Authority.

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     3.15  Good Title to and Condition of Assets

     (a) Except as otherwise disclosed on the Schedules to this Agreement, each of the 2301/Rahn Companies has good and marketable title to all of its respective Assets (as hereinafter defined), which Assets are sufficient for the business purposes of the 2301/Rahn Companies, and include, without limitation, all of the general and limited partnership interests in Bahia Mar Ltd. free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

     (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of each of the 2301/Rahn Companies are sufficient for the business purposes of the 2301/Rahn Companies and are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the 2301/Rahn Companies or set forth on the Current Balance Sheets or acquired by any of the 2301/Rahn Companies since the date of the Current Balance Sheets.

     3.16  Compliance with Laws.

     (a) Each of the 2301/Rahn Companies is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). None of the 2301/Rahn Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

     (b) None of the 2301/Rahn Companies, or any of their employees or agents, has made any payment of funds in connection with the business of the 2301/Rahn Companies which is prohibited by law, and no funds have been set aside to be used in connection with the business of the 2301/Rahn Companies for any payment prohibited by law.

     (c) Each of the 2301/Rahn Companies is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of each of the 2301/Rahn Companies for whom compliance with the Immigration Act is required, the 2301/Rahn Companies have on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the 2301/Rahn Companies pursuant to the Immigration Act. The 2301/Rahn Companies have not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against any of the 2301/Rahn Companies, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

     (d) None of the 2301/Rahn Companies is subject to any Contract, decree or injunction in which any of the 2301/Rahn Companies is a party which restricts the continued operation of any business of any of the 2301/Rahn Companies or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

     3.17 Labor and Employment Matters. Schedule 3.17 sets forth the name, social security number and current rate of compensation of the employees of each of the 2301/Rahn Companies, whether employed directly by a 2301/Rahn Company or indirectly through any employee leasing or management company (the "Employees"). None of the 2301/Rahn Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any Employees of any of the 2301/Rahn Companies into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of any of the 2301/Rahn Companies or which may interfere with its continued operations. None of the 2301/Rahn Companies or any agent, representative or

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Employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against any of the 2301/Rahn Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the Employees of any of the 2301/Rahn Companies during the 24 months prior to the date hereof. None of the Shareholders or the 2301/Rahn Companies is aware that any executive or key Employee or group of Employees has any plans to terminate his, her or their employment with any of the 2301/Rahn Companies as a result of the transactions contemplated hereunder or otherwise. Schedule 3.17 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which any of the 2301/Rahn Companies is a party or under which it has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. Each of the 2301/Rahn Companies has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

     3.18  Employee Benefit Plans.

     (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of each of the 2301/Rahn Companies, including but not limited to employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of any of the 2301/Rahn Companies participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Panthers).

     (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code;
(ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

     (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Panthers, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans

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(except those to be made from a trust qualified under Section 401(a) of the
Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

     (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of any of the 2301/Rahn Companies have been timely paid; (ii) none of the 2301/Rahn Companies has incurred or is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (c) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

     (e) Welfare Plans. (i) None of the 2301/Rahn Companies is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any Employee or former Employee of the 2301/Rahn Companies or its predecessors after termination of employment; (ii) each of the 2301/Rahn Companies has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and
(iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

     (f) Controlled Group Liability. None of the 2301/Rahn Companies, or any entity that would be aggregated with any such 2301/Rahn Company under Code
Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or
(vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

     (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates any of the 2301/Rahn Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheets or will be properly accrued on the books and records of the Selling Shareholders as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheets or the books and records of the 2301/Rahn Companies.

     3.19 Tax Matters. All Tax Returns required to be filed prior to the date hereof with respect to the 2301/Rahn Companies or any of their income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the 2301/Rahn Companies have been paid and are accrued on the Current Balance Sheets or will be accrued on the 2301/Rahn Companies' respective books and records as of the Closing. Except as set forth in

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Schedule 3.19 hereto: (i) with respect to each taxable period of each of the
2301/Rahn Companies, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any of the 2301/Rahn Companies; (iii) none of the 2301/Rahn Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) none of the 2301/Rahn Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to any of the 2301/Rahn Companies regarding Taxes; (vi) none of the 2301/Rahn Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any of the 2301/Rahn Companies; (viii) none of the 2301/Rahn Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time;
(ix) none of the 2301/Rahn Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) none of the 2301/Rahn Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against any of the 2301/Rahn Companies for any period for which Tax Returns have been filed; (xii) none of the 2301/Rahn Companies has made any payments, and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) none of the 2301/Rahn Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where any of the 2301/Rahn Companies files Tax Returns that such 2301/Rahn Company is or may be subject to Taxes assessed by such jurisdiction; and (xv) none of the 2301/Rahn Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the 2301/Rahn Companies for the past three years have been furnished or made available to Panthers; (xvii) none of the 2301/Rahn Companies will be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); other than closing the
Section 351 transaction pursuant to this Agreement, the Corporations and the Shareholders will take no action resulting in termination or revocation of the Corporation's respective S elections; and (xviii) no sales or use tax, non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by Panthers by virtue of the transactions completed in this Agreement.

     3.20 Insurance. Each of the 2301/Rahn Companies is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and businesses against risks of the nature normally insured against by entities in the same or similar lines of business and in coverage amounts typically and reasonably carried by such entities (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of the 2301/Rahn Companies has complied with the

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provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Panthers) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of each of the 2301/Rahn Companies. None of the 2301/Rahn Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

     3.21 Receivables. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the 2301/Rahn Companies. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheets as reasonably adjusted since the date of the Current Balance Sheets in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the 2301/Rahn Companies, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

3.22 Licenses and Permits. Each of the 2301/Rahn Companies possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its respective businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises. All such Permits are valid and in full force and effect, each of the 2301/Rahn Companies is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. Except as set forth on Schedule 3.22, none of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.23 Adequacy of the Assets; Relationships with Customers and Suppliers; Affiliated Transactions. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of each of the 2301/Rahn Companies in the manner in which and to the extent to which such business is currently being conducted. No current supplier to any of the 2301/Rahn Companies of items essential to the conduct of its business will or has threatened to terminate its business relationship with it for any reason. Except as set forth on Schedule 3.23, none of the 2301/Rahn Companies or the Shareholders has any direct or indirect interest in any customer, supplier or competitor or in any person from whom or to whom the relevant 2301/Rahn Company leases real or personal property. No officer, director, partner or shareholder of any of the 2301/Rahn Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the relevant 2301/Rahn Company or has any interest in any property used by the relevant 2301/Rahn Company.

     3.24 Intellectual Property. Except as set forth on Schedule 3.24, each of the 2301/Rahn Companies has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). Except as set forth on Schedule 3.24, the conduct of the business of each of the 2301/Rahn Companies as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

     3.25 Contracts. Schedule 3.25 sets forth a list of each Contract to which any of the 2301/Rahn Companies is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to Panthers. The copy of each Designated Contract furnished to Panthers is a true and complete copy

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of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The 2301/Rahn Companies have not violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by any of the 2301/Rahn Companies under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. None of the 2301/Rahn Companies is subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation,
(a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating any of the 2301/Rahn Companies to provide products or services for a period of one year or more; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Ten Thousand Dollars ($10,000.00); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of any of the 2301/Rahn Companies; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by any of the 2301/Rahn Companies; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by any of the 2301/Rahn Companies and not otherwise disclosed on the Schedules.

     3.26 Accuracy of Information Furnished by the Shareholders, the 2301/Rahn Companies and the JV Partners. No representation, statement or information made or furnished by the Shareholders, the 2301/Rahn Companies and the JV Partners to Panthers or any of Panthers's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by any of the 2301/Rahn Companies, the Shareholders and the JV Partners, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Shareholders, the 2301/Rahn Companies and the JV Partners have provided Panthers with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

     3.27  Investment Intent; Accredited Investor Status; Securities
Documents. Each of the Holders is acquiring the Panthers Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Panthers Shares, except in compliance with applicable state and federal securities laws. Each of the Holders has had the opportunity to discuss the transactions contemplated hereby with Panthers and has had the opportunity to obtain such information pertaining to Panthers as has been requested, including but not limited to filings made by Panthers with the SEC under the Exchange Act. Each of the Holders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Panthers Shares.

     3.28 Bank Accounts; Business Locations. Schedule 3.28 sets forth all accounts of each of the 2301/Rahn Companies with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, none of the 2301/Rahn Companies has any office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and each of the 2301/Rahn Companies' principal places of business and chief executive offices are indicated on Schedule 3.14(a) or 3.14(b), and all locations where the equipment, inventory, chattel paper and books and

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records of each of the 2301/Rahn Companies is located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

     3.29 Names. All names under which each of the 2301/Rahn Companies does business as of the date hereof are specified on Schedule 3.29. Except as set forth on Schedule 3.29, none of the 2301/Rahn Companies has changed its name or used any assumed or fictitious name within the past three years.

     3.30 No Commissions. None of the 2301/Rahn Companies or Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

     4.1 Conduct of Business by the 2301/Rahn Companies Pending the Effective Time. Each of the 2301/Rahn Companies covenants and agrees that, between the date of this Agreement and the Effective Time, its business shall be conducted only in and it shall not take any action except in, the ordinary course of business, consistent with past practice. Each of the 2301/Rahn Companies shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers, Employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the 2301/Rahn Companies shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Panthers:

     (a) amend or otherwise change its articles of incorporation, bylaws, certificate of limited partnership, partnership agreement or equivalent organizational documents;

     (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock or partnership interests of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or partnership interest, or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or partnership interests (except for distributions in amounts consistent with the 2301/Rahn Companies obligations and agreements to have current assets equal to or in excess of current liabilities pursuant to Section
3.11 hereof);

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or partnership interests;

     (e) (i) acquire (including, without limitation, for cash or shares of stock or partnership interests, by merger, consolidation, or acquisition of stock, partnership interest or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock, partnership interest or other securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

     (f) except in the ordinary course of business consistent with past practice, increase the compensation payable or to become payable to its officers or Employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

     (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice; or

     (i) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

     5.2 Compliance with Covenants. The Shareholders and the JV Partners shall cause the 2301/Rahn Companies to comply with all of their respective covenants of the 2301/Rahn Companies under this Agreement.

     5.3 Cooperation. Each of the parties agrees to cooperate with the other parties in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Panthers Common Stock is listed or the Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use its respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

     5.4 HSR Act and Other Actions. Each of the parties hereto shall (i) make promptly (and in no event later than ten (10) business days following the date hereof) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the 2301/Rahn Companies as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

     5.5 Access to Information. From the date hereof to the Effective Time, each of the 2301/Rahn Companies, the Shareholders and the JV Partners shall (and shall cause its directors, officers, employees, auditors, counsel and agents) afford Panthers and Panthers' officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Panthers shall affect any representation or warranty in this Agreement.

     5.6 Notification of Certain Matters. The Shareholders, the 2301/Rahn Companies and the JV Partners shall give prompt notice to Panthers of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

     5.7 Tax Treatment. Panthers, the 2301/Rahn Companies, the Shareholders and the JV Partners will use their respective best efforts to cause the transactions contemplated hereunder to qualify as tax-free transactions under the provisions of Section 351 of the Code and do not presently intend to take any action after the transactions contemplated hereunder are effected to cause the transactions contemplated hereunder to lose their tax-free status. All parties hereto agree to comply with the reporting requirements of Section 351 of the Code and applicable Treasury Regulations promulgated thereunder.

     5.8 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Panthers may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange or the Nasdaq National Market (in which case Panthers will consult with an officer of the 2301/Rahn Companies prior to making such disclosure).

     5.9 No Other Discussions. None of the 2301/Rahn Companies, Shareholders, the JV Partners or their respective Affiliates, employees, agents and representatives will (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of any of the 2301/Rahn Companies (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The 2301/Rahn Companies, the Shareholders and the JV Partners will immediately notify Panthers if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

     5.10 Due Diligence Review and Environmental Assessment. Panthers shall be entitled to have conducted, at Panthers expense, prior to the Closing a due diligence review of the assets, properties, books and records of the 2301/Rahn Companies and an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Property or Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of each of the 2301/Rahn Companies. The 2301/Rahn Companies, the Shareholders and the JV Partners shall provide Panthers or its designated agents or consultants with the access to such property which Panthers, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental contamination which requires remediation or further evaluation under the Environmental, Health and Safety Laws or if the results of the Environmental Assessment are otherwise not satisfactory to Panthers in its sole discretion, then Panthers may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. Panthers' failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement.

     5.11 Trading in Panthers Common Stock. Except as otherwise expressly consented to by Panthers, from the date of this Agreement until the Effective Time, none of the 2301/Rahn Companies or Shareholders (or any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Panthers Common Stock in any transactions effected on the Nasdaq National Market or otherwise.

                                   ARTICLE VI

                 CONDITIONS TO THE OBLIGATIONS OF THE PANTHERS

     The obligations of the Panthers to effect the transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Panthers:

     6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Shareholders, 2301/Rahn Companies and the JV Partners contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Shareholders, the 2301/Rahn Companies, and the JV Partners shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Shareholders, the 2301/Rahn Companies and the JV Partners shall have delivered to the Panthers a certificate, dated as of the Effective Date, duly signed (in the case of the 2301/Rahn Companies, by its President or General Partner), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

     6.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to any of the 2301/Rahn Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the 2301/Rahn Companies, and (iii) none of the properties and assets of the 2301/Rahn Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Panthers a certificate to that effect, dated the Effective Date and signed by or on behalf of the Shareholders, the 2301/Rahn Companies and the JV Partners.

     6.3 Corporate Certificate and Partnership Certificate. The Shareholders shall have delivered to the Panthers (i) copies of the articles of incorporation and bylaws of the Corporations as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the board of directors and shareholders of the Corporations, and by the Partners of 2301 JV, 2301 MGT and 2301 Ltd., authorizing the transactions contemplated by this Agreement, and
(iii) a certificate of good standing of the 2301/Rahn Companies issued by the Secretary of State of the State of Florida and each other state in which the 2301/Rahn Companies are qualified to do business as of a date not more than thirty (30) days prior to the Effective Date, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by the Secretary of each such 2301/Rahn Company as being true, correct and complete. Each of 2301 JV, 2301 MGT and 2301 Ltd. shall have delivered to the Panthers (x) copies of the certificate of limited partnership and the agreement of limited partnership as in effect immediately prior to the Effective Time and (y) copies of resolutions of 2301 MGT as general partner of 2301 Ltd., and of 2301 Inc. as general partner of 2301 MGT and of the JV Partners, authorizing the transactions contemplated by this Agreement, certified in the case of subsections (x) and (y) of this Section 6.3 as of the Effective Date by the Secretary of each company as being true, correct and complete.

     6.4 Opinion of Counsel. The Panthers shall have received an opinion dated as of the Effective Date from counsel for the 2301/Rahn Companies, the Shareholders and the JV Partners, in form and substance acceptable to the Panthers, to the effect that:

          (i) Each of the Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

          (ii) Each of 2301 Ltd. and 2301 MGT is a limited partnership, and 2301 JV is a general partnership, duly organized, validly existing and in good standing under the laws of the State of Florida and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

          (iii) Each of the 2301/Rahn Companies has obtained all necessary authorizations and consents of its Board of Directors and its shareholders or its partners, as the case may be, to effect the transactions contemplated hereunder;

          (iv) All issued and outstanding shares of capital stock of each of the Corporations and all partnership interests of 2301 Ltd., 2301 MGT and 2301 JV are owned as set forth on Schedule 3.5 hereto;

          (v) Such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which might result in any Material Adverse Change in the properties, business or prospects or in the condition of any of the 2301/Rahn Companies, or which questions the validity of this Agreement;

          (vi) Such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute a breach of any of the representations and warranties made pursuant to Article III of this Agreement; and

          (vii) This Agreement is a valid and binding obligation of each of the 2301/Rahn Companies, the Shareholders and the JV Partners, and is enforceable against each of the 2301/Rahn Companies, the Shareholders and the JV Partners, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

     6.5 Consents. Each of the 2301/Rahn Companies shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of any of the 2301/Rahn Companies from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than ten days prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

     6.6 Securities Laws. Panthers shall have received all necessary consents and otherwise complied with any state or federal securities laws and requirements of the Nasdaq Stock Market applicable to the issuance of the Panthers Shares, in connection with the transactions contemplated hereby.

     6.7 Amended and Restated Management Agreement. 2301 Ltd. shall have entered into an Amended and Restated Management Agreement with respect to the management of the Hyatt Regency Pier 66 Resort & Marina with Rahn Pier MGT, Inc. on terms acceptable to Panthers in its sole discretion, for a term of three (3) years.

     6.8 Acknowledgment of Receipt of SEC Filings. At or prior to the Closing, the Shareholders and the JV partners shall have delivered to Panthers a letter agreement acknowledging receipt of SEC filings of Panthers, in form and substance satisfactory to the Panthers.

     6.9 2301/Rahn Companies. At the Closing, the Shareholders, and the JV Partners shall have delivered to Panthers all certificates, stock powers and assignments, as the case may be, evidencing the conveyance of all of the Acquired Equity to Panthers.

     6.10 Stock Powers. At the Closing, the Holders shall have delivered to Panthers, for use in connection with the Held Back Shares, stock powers executed in blank, with signatures guaranteed.

     6.11 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transaction contemplated hereunder or any other transaction contemplated hereby, and which, in the judgment of Panthers, makes it inadvisable to proceed with the transaction contemplated hereunder and other transactions contemplated hereby.

     6.12 Board Approval. The Board of Directors of Panthers shall have authorized and approved this Agreement and the transactions contemplated hereby.

     6.13 HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated.

     6.14 Due Diligence Review. Panthers shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to Section
5.11 and shall have received an independent opinion that the transactions contemplated hereunder are fair to Panthers' shareholders from a financial point of view.

     6.15 Other Approvals. Panthers shall have disseminated a proxy statement, consent solicitation statement or information statement (to be determined in the absolute discretion of Panthers) to its shareholders and received approval for this transaction from its shareholders, shall have received all necessary approvals of the Nasdaq National Market and shall have obtained approval, if necessary, from the National Hockey League.

     6.16 Other Conditions. Panthers' obligations under this Agreement shall be conditioned upon the satisfactory closing of that certain Exchange Agreement by and between Panthers, the shareholders of Rahn Bahia Mar, Inc., the shareholders of Rahn Bahia, Inc., Bahia Mar Joint Venture and the partners thereof, Rahn Bahia Mar, G.P., Ltd. and Rahn Bahia Mar, Ltd., dated of even date herewith, it being the contemplation of the parties hereto and thereto that the closings of the transactions contemplated under this Agreement and that agreement shall occur simultaneously.

                                  ARTICLE VII

           CONDITIONS TO THE OBLIGATIONS OF THE 2301/RAHN COMPANIES,
                      THE SHAREHOLDERS AND THE JV PARTNERS

     The obligations of the 2301/Rahn Companies, the Shareholders and the JV Partners to effect the transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the 2301/Rahn Companies, the Shareholders and the JV Partners:

     7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Panthers contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and
(ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Panthers shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Panthers shall have delivered to a representative of the 2301/Rahn Companies, the Shareholders and the JV Partners a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

     7.2 Panthers Shares. At the Closing, Panthers shall have issued all of the Panthers Shares and shall have delivered to the Holders, as appropriate, (i) certificates representing the Panthers Shares issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares.

     7.3 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereunder or any other transaction contemplated hereby, and which in the collective judgment of the 2301/Rahn Companies, the Shareholders, and the JV Partners makes it inadvisable to proceed with the transactions contemplated hereunder and other transactions contemplated hereby.

     7.4 HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated.

                                  ARTICLE VIII

                              REGISTRATION RIGHTS

     The Holders shall have the following registration rights with respect to the Panthers Shares issued to them hereunder:

     8.1 Registration Rights for Panthers Shares; Filing of Registration Statement. Panthers will utilize reasonable efforts to cause, as soon as practicable following the Effective Time, a registration statement to be filed under the Securities Act or a pending registration statement to be amended for the purpose of registering the Panthers Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Panthers Shares whenever such person is the record owner of Panthers Shares. Panthers will use reasonable efforts to have the Registration Statement become effective and cause the Panthers Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable. Notwithstanding the foregoing, Panthers may delay filing the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if Panthers determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by Panthers (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised.

     8.2 Expenses of Registration. Panthers shall pay all expenses incurred by Panthers in connection with the registration, qualification and/or exemption of the Panthers Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Panthers' counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Panthers in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Panthers shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Panthers Shares.

     8.3 Furnishing of Documents. Panthers shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the resale of the Panthers Shares.

     8.4 Amendments and Supplements. Panthers shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Panthers Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Panthers shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, Panthers advises the Holders that Panthers considers it appropriate that the Registration Statement be amended, the Holders shall suspend any further sales of the Panthers Shares until Panthers advises the Holders that the Registration Statement has been amended.

     8.5 Duration. Panthers shall maintain the effectiveness of the Registration Statement until such time as Panthers reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Panthers Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration

Statement. Panthers' obligations contained in Sections 8.1, 8.3 and 8.4 shall terminate on the second anniversary of the Effective Date.

     8.6 Further Information. If Panthers Shares owned by a Holder are included in any registration, such Holder shall furnish Panthers such information regarding himself as Panthers may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     8.7  Indemnification.

     (a) Panthers will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Panthers will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

     (b) Each of the Holders, jointly and severally, will indemnify and hold harmless Panthers and each person, if any, who controls Panthers within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Panthers or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (d) In the event any of the Panthers Shares are sold by any Holder or Holders in an underwritten public offering consented to by Panthers, Panthers shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Panthers shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a).

                                   ARTICLE IX

                                INDEMNIFICATION

     9.1 Agreement by the Shareholders to Indemnify. Subject to the terms set forth herein below, each of the Shareholders and the JV Partners, severally, agree to indemnify and hold Panthers harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Panthers arising out of or resulting from (i) any material breach of a representation or warranty made by any of the Shareholders and the JV Partners in or pursuant to this Agreement, (ii) any material breach of the covenants or agreements made by any of the Shareholders or the JV Partners in or pursuant to this Agreement, or (iii) any material inaccuracy in any certificate, Schedule or other item delivered by any of the Shareholders or the JV Partners pursuant to this Agreement (collectively, "Indemnifiable Damages"). Each of the Shareholders and the JV Partners are referred to herein collectively as the "Indemnitors". Each Indemnitors' individual liability hereunder is expressly limited to an amount equal to (a) the Indemnifiable Damages, multiplied by (b) a fraction, the numerator of which is the number of Panthers Shares issued under this Agreement to such individual Indemnitor (whether issued directly, or received indirectly by a Holder on such individual Indemnitor's behalf) and the denominator of which is 4,450,000. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Panthers shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders and the JV Partners hereunder been true and correct and had the covenants and agreements of the Bahia Mar Companies, the Shareholders and the JV Partners hereunder been performed in full.

     9.2 Survival of Representations and Warranties. Each of the representations and warranties made by the Shareholders, the JV Partners and the Panthers in this Agreement or pursuant hereto shall survive for a period of three (3) years after the Effective Time. No claim for the recovery of Indemnifiable Damages may be asserted by one of the parties against another after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

     9.3 Security for the Indemnitors' Indemnification Obligation. As security for the agreement by the Indemnitors to indemnify and hold Panthers harmless as described in this Article, at the Closing Panthers shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. Panthers may set off against the Held Back Shares (in the same proportion as the Indemnitors' individual liability for the Indemnifiable Damages determined pursuant to Section 9.1 above) any Indemnifiable Damages for which the Indemnitors may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

     (a) Panthers shall give written notice to the Indemnitors of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Panthers claims to have sustained by reason thereof, and (ii) the basis of such claim;

     (b) Such set off shall be effected on the later to occur of the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

     (c) If, prior to the expiration of the Notice of Contest Period, any of the Indemnitors shall notify Panthers in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then Panthers may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Indemnitors, one appointed by Panthers and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties; and

     (d) After the Held Back Shares are registered and any restrictions on sale imposed under the Securities Act or otherwise are terminated, the Holders may, subject to the 180 day lock-up set forth in Section 1.5 above, not more than once during the twelve (12) month period following the Effective Date, instruct Panthers in writing to sell some or all of the Held Back Shares and Panthers shall utilize reasonable efforts to promptly sell the Held Back Shares following such written instruction and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Panthers pursuant to any claim hereunder, subject to continued compliance with any applicable SEC and other regulations.

     9.4 Voting of and Dividends on the Held Back Shares. Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Holders and the Holders shall be entitled to vote the same; provided, however, that, there shall also be deposited with Panthers subject to the terms of this Article, all shares of Panthers Common Stock issued to the Holders as a result of any stock dividend or stock split and all cash issuable to the Holders as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

     9.5 Delivery of Held Back Shares. Panthers agrees to deliver to the Holders no later than the first anniversary of the Effective Date any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

     9.6 No Bar. The remedies contained in this Article IX shall not be exclusive. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then Panthers may take any other action or exercise any other remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

                                   ARTICLE X

                             SECURITIES LAW MATTERS

     The parties agree as follows with respect to the sale or other disposition after the Effective Time of the Panthers Shares:

     10.1 Disposition of Shares. Each of the Shareholders, and the JV Partners represent and warrant that the shares of Panthers Common Stock being acquired by them (or by the Holders on their behalf) hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Panthers with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders and the JV Partners shall first supply to Panthers an opinion of counsel (which counsel and opinions shall be satisfactory to Panthers) that such exception is available, or (b) an effective registration statement filed by Panthers with the SEC under the Securities Act.

     10.2 Legend. The certificates representing the Panthers Shares shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

Panthers may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                   ARTICLE XI

                                  DEFINITIONS

     11.1 Defined Terms. As used herein, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

          "Material Adverse Change (or Effect)" means a change (or effect) in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects, which change (or effect) individually or in the aggregate is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

          "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

          "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

     11.2  Other Definitional Provisions.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

     (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

     (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                  ARTICLE XII

                                  TERMINATION

     12.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

     (b) by Panthers, in the event of a material breach by any of the Shareholders, the 2301/Rahn Companies or the JV Partners of any provision of this Agreement; or

     (c) by the Shareholders, the 2301/Rahn Companies or the JV Partners in the event of a material breach by Panthers of any provision of this Agreement; or

     (d) by any of Panthers, the Shareholders, the JV Partners or the 2301/Rahn Companies if the Closing shall not have occurred by April 1, 1997.

     12.2 Effect of Termination. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, breach of any of its representations, warranties, covenants or agreements set forth in this Agreement in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

     13.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile trans-mission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

       (a)  IF TO THE PANTHERS:

        Florida Panthers Holdings, Inc.
        100 S.E. Third Avenue, Second Floor
        Ft. Lauderdale, FL 33301
        Attn: Steven M. Dauria
        Telecopy: (954) 768-1948

        WITH A COPY TO:

        Akerman, Senterfitt & Eidson, P.A.
        One Southeast Third Avenue, 28th Floor
        Miami, Florida 33131
        Attention: Edward L. Ristaino, Esq.
        Telecopy: (305) 374-5095

        (b)  IF TO BAHIA MAR JV OR TO ANY OF THE JV PARTNERS:

        200 S. Andrews Avenue
        Ft. Lauderdale, Florida 33301
        Attention: Richard C. Rochon
        Telecopy: (954) 627-5070

        (c) IF TO ANY OF THE SHAREHOLDERS OR ANY OF THE RAHN BAHIA COMPANIES (OTHER THAN BAHIA MAR JV) TO:

          Rahn Bahia, Inc.
        2301 S.E. 17th Street, Inc.
        1512 East Broward Boulevard, Suite 301
        Fort Lauderdale, FL 33301
        Attn: John H. Anderson
        Telecopy: (954) 524-5341

        WITH A COPY TO:

        Holland & Knight
        One East Broward Boulevard
        Fort Lauderdale, FL 33302
        Attention: James M. Norman, Esq.
        Telecopy: (954) 463-2030

     Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

     13.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

     13.3 Expenses. Except as otherwise provided herein, and except for the costs of compliance with the HSR Act which shall be Panthers' sole expense, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

     13.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

     13.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the Shareholders or any of the Partners without the prior written consent of Panthers.

     13.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     13.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

     13.8 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

     13.9 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                         [Signatures On Following Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FLORIDA PANTHERS HOLDINGS, INC.,
a Florida corporation
                                                   --------------------------------------------
By:                                                STEVEN R. BERRARD, Individually and as
   -------------------------------------           General Partner of 2301 Joint Venture
    Name:
         -------------------------------
    Title:
          ------------------------------
                                                   --------------------------------------------
2301 SE 17TH ST., INC.,                            DEAN BUNTROCK, Individually and as General
a Florida corporation                              Partner of 2301 Joint Venture

By:
   -------------------------------------
    Name:                                          --------------------------------------------
         -------------------------------           DONALD FLYNN, Individually and as General
    Title:                                         Partner of 2301 Joint Venture
          ------------------------------

RAHN PIER, INC.,
a Florida corporation
                                                   KEVIN F. FLYNN JUNE 1992, NON EXEMPT TRUST,
By:                                                Individually and as General Partner of 2301
   -------------------------------------           Joint Venture
    Name:
         -------------------------------           By:
    Title:                                            -----------------------------------------
          ------------------------------              Name:
                                                           ------------------------------------
2301 MGT, LTD.,                                       Title:
a Florida limited partnership                               -----------------------------------

By: 2301 SE 17th St., Inc.                         BRIAN J. FLYNN JUNE 1992, NON EXEMPT TRUST,
                                                   Individually and as General Partner of 2301
By:                                                Joint Venture
   -------------------------------------
    Name:                                          By:
         -------------------------------              -----------------------------------------
    Title:                                            Name:
          ------------------------------                   ------------------------------------
                                                      Title:
2301 SE 17TH ST., LTD.,                                     -----------------------------------
a Florida limited partnership

By: 2301 MGT, Ltd.
                                                   --------------------------------------------
By:                                                H. WAYNE HUIZENGA, Individually and as
   -------------------------------------           General Partner of 2301 Joint Venture
    Name:
         -------------------------------
    Title:
          ------------------------------           --------------------------------------------
                                                   JOHN MELK, Individually and as
                                                   General Partner of 2301 Joint Venture
----------------------------------------
JOHN H. ANDERSON

                                                   --------------------------------------------
                                                   PEER PEDERSEN, Individually and as General
----------------------------------------           Partner of 2301 Joint Venture
PETER H. ROBERTS


----------------------------------------           --------------------------------------------
ROBERT J. STIRK                                    RICHARD C. ROCHON, Individually and as
                                                   General Partner of 2301 Joint Venture

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A          PLAN OF TRANSACTIONS CONTEMPLATED HEREUNDER AND
                   REORGANIZATION
Schedule 3.1       Foreign Qualifications
Schedule 3.5       Capitalization and Shareholders/Partners
Schedule 3.6       No Violations
Schedule 3.9       Financial Statements
Schedule 3.10      Changes Since the Current Balance Sheets
Schedule 3.13      Environmental Matters
Schedule 3.14(a)   Owned Properties
Schedule 3.14(b)   Leased Premises
Schedule 3.15(b)   Fixed Assets
Schedule 3.17      Employees and Employment Agreements
Schedule 3.18      Employee Benefit Plans
Schedule 3.19      Tax Matters
Schedule 3.20      Insurance Matters
Schedule 3.22      Licenses and Permits
Schedule 3.23      Adequacy of Assets; Relationship with Customers
                   and Suppliers; Affiliated Transactions
Schedule 3.24      Intellectual Property
Schedule 3.25      Designated Contracts
Schedule 3.28      Bank Accounts
Schedule 3.29      Names

                                                                         ANNEX B

                    EXCHANGE AGREEMENT (RADISSON BAHIA MAR)

     This Exchange Agreement (this "Agreement") is entered into as of December 22, 1996 by and among FLORIDA PANTHERS HOLDINGS, INC., a Florida corporation ("Panthers"); RAHN BAHIA MAR, INC., a Florida corporation ("Rahn Inc."), which is the sole general partner of RAHN BAHIA MAR, G.P., LTD., a Florida limited partnership ("Rahn Bahia Ltd."), which is the sole general partner of RAHN BAHIA MAR, LTD., a Florida limited partnership ("Rahn Ltd."); JOHN H. ANDERSON ("Anderson"), PETER H. ROBERTS ("Roberts") and RICHARD ROCHON ("Rochon"), each a resident of the State of Florida, who together constitute all the shareholders of Rahn Inc. (the "Bahia Mar Shareholders"); RAHN BAHIA, INC., a Florida corporation ("Rahn Bahia"), which is a limited partner of Rahn Ltd.; ROBERT STIRK ("Stirk"), who together with Anderson and Roberts constitute all the shareholders of Rahn Bahia (the "Rahn Shareholders," and together with the Bahia Mar Shareholders, the "Shareholders"), and all of the partners (the "JV Partners") of BAHIA MAR JOINT VENTURE, a Florida general partnership ("Bahia Mar JV"), which is a limited partner of Rahn Ltd. Rahn Ltd., Rahn Inc., Rahn Bahia Ltd., Rahn Bahia and Bahia Mar JV are sometimes collectively referred to herein as the "Rahn Bahia Companies" and individually as a "Rahn Bahia Company."

                                    RECITALS

     The Board of Directors of Panthers has determined that it is in the best interests of Panthers shareholders for Panthers to acquire, directly or indirectly, all of the general and limited partnership interests of Rahn Ltd.

                               TERMS OF AGREEMENT

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE EXCHANGE

     1.1 The Share/Partnership Exchange. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Panthers shall acquire (i) all of the issued and outstanding stock in Rahn Inc., (ii) all of the issued and outstanding stock of Rahn Bahia, and (iii) all of the JV Partners' partnership interests in Bahia Mar JV, (the foregoing collectively referred to as the "Acquired Equity"). As a result of the transactions contemplated hereunder (i) Rahn Inc. and Rahn Bahia (referred to collectively as the "Corporations") shall become subsidiaries of Panthers and (ii) Panthers shall own and control, directly or indirectly, all of the general and limited partnership interests in Rahn Ltd.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated hereunder (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Panthers' counsel, Akerman, Senterfitt & Eidson, P.A., Miami, Florida, or such other time and place as the parties may otherwise agree.

     1.3 Exchange of Securities. At the Effective Time, all of the Acquired Equity shall be exchanged for Three Million Nine Hundred Fifty Thousand (3,950,000) shares (the "Panthers Shares") of Class A common stock, par value $.01 per share, of Panthers (the "Panthers Common Stock"). The Panthers Shares shall be allocated among the persons and entities to become the holders thereof (the "Holders") pursuant to the joint written instruction of the Shareholders and H. Wayne Huizenga.

     1.4 Filing of Documents. At the time of the Closing (the "Effective Date" or "Effective Time"), the parties shall cause to be filed with the Secretary of State of the State of Florida any documents that Panthers determines to be required to lawfully effect the purposes of this Agreement.

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     1.5  Issuance of Panthers Shares; Delivery of Certificates and
Assignments. At the Effective Time, Panthers shall issue to each Holder the shares of Panthers Common Stock issuable pursuant to Section 1.3, registered in the name of such Holder. Panthers shall deliver such shares in the following manner: (i) Panthers shall set aside and hold in accordance with Article IX certificates evidencing ten percent (10%) of the Panthers Shares (the "Held Back Shares") and (ii) Panthers shall deliver to each Holder one or more certificates evidencing each Holder's allocable portion of the balance of the Panthers Shares. The Shareholders shall deliver to Panthers the certificates representing all issued and outstanding shares of the Corporations and the holders of the remaining Acquired Equity shall deliver duly executed assignments for their respective Acquired Equity. Each of the Holders agree that, for a period of 180 days from the Effective Date, they will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, any of the Panthers Shares without Panthers' prior consent.

     1.6 Tax Treatment. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be a tax-free transaction under
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE PANTHERS

     As a material inducement to each of the Shareholders, the Rahn Bahia Companies and the JV Partners to enter into this Agreement and to consummate the transactions contemplated hereby, the Panthers make the following representations and warranties to such parties:

     2.1 Corporate Status. Panthers is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Panthers has the requisite power and authority to carry on its business and to own or lease its properties.

     2.2 Corporate Power and Authority. Panthers has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Panthers has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

     2.3 Enforceability. This Agreement has been duly executed and delivered by Panthers and constitutes a legal, valid and binding obligation of Panthers, enforceable against Panthers in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     2.4 Panthers Common Stock. Upon consummation of the transactions contemplated hereunder and the issuance and delivery of certificates representing the Panthers Shares to the Holders, the Panthers Shares will be validly issued, fully paid and non-assessable shares of Panthers Common Stock.

     2.5 No Commissions. Panthers has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                  ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE JV PARTNERS

     As a material inducement to Panthers to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders and the JV Partners, severally, make the following representations and warranties to the Panthers:

     3.1 Corporate/Partnership Status. Each of the Corporations is an S corporation, and each of Rahn Bahia Ltd. and Rahn Ltd. is a limited partnership, and Bahia Mar JV is a general partnership, duly organized

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

or formed, validly existing and in good standing under the laws of the state of its incorporation or organization which state is identified on Schedule 3.1 and each has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Rahn Bahia Companies is legally qualified to transact business as a foreign corporation or partnership in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. Each of the Rahn Bahia Companies has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Rahn Bahia Companies.

     3.2 Power and Authority. Each of the Rahn Bahia Companies has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Rahn Bahia Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders and the JV Partners is an individual residing in the State of Florida or of the states listed on Schedule 3.2and has the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.

     3.3 Enforceability. This Agreement has been duly executed and delivered by each of the Rahn Bahia Companies, the Shareholders and the JV Partners, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     3.4 Capitalization; Ownership. The record and beneficial owners of all the outstanding shares of capital stock of each of the Corporations, and all of the record and beneficial owners of the partnership interests in Rahn Bahia Ltd., Rahn Ltd. and Bahia Mar JV, as the case may be, are set forth on Schedule
3.5 and are free of all liens and encumbrances except as set forth on Schedule
3.5. Further, each of the Corporations, Rahn Bahia Ltd. and Bahia Mar JV owns its respective partnership interest in Rahn Ltd. and Rahn Bahia Ltd., as applicable, free and clear of all Liens, restrictions and claims of any kind.

     3.5 Shareholders/Partners of the Rahn Bahia Companies. Schedule 3.5 sets forth, with respect to each of the Rahn Bahia Companies, (a) the name, address and federal taxpayer identification number of, and the number of outstanding shares or partnership interests of each class of its capital stock or partnership interests owned by, each shareholder or partner of record as of the close of business on the date of this Agreement; and (b) the name, address and federal taxpayer identification number of, and number of outstanding shares or partnership interests of each class of its capital stock or partnership interests beneficially owned by, each beneficial owner of outstanding shares of capital stock or partnership interests (to the extent that record and beneficial ownership of any such shares are different).

     3.6 No Violation. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by each of the Rahn Bahia Companies, the Shareholders and JV Partners, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation, bylaws, certificate of limited partnership, partnership agreement or other organizational documents of any of the Rahn Bahia Companies, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the any of the Rahn Bahia Companies, the Shareholders or the JV Partners, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any of the Rahn Bahia Companies, the Shareholders or the JV Partners, (iv) result in or require the creation or

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

imposition of any Lien upon or with respect to any of the property, assets or the issued and outstanding equity interests in any of the Rahn Bahia Companies, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by Panthers.

     3.7 Records of the Rahn Bahia Companies. The copies of the respective articles of incorporation, bylaws, certificate of limited partnership, partnership agreement and other organizational documents, as appropriate, of the Rahn Bahia Companies which were provided to Panthers are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books and partnership records for the Rahn Bahia Companies made available to Panthers for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and partnership records contain the true signatures of the persons purporting to have signed them, and such minute books and partnership records contain an accurate record of all material corporate or partnership actions (and any committees thereof) of each of the Rahn Bahia Companies taken by written consent or at a meeting since incorporation or formation. All material actions taken by each of the Rahn Bahia Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of each of the Rahn Bahia Companies have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

     3.8 Subsidiaries. Except as set forth elsewhere in this Agreement, the Rahn Bahia Companies do not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

     3.9 Financial Statements. The Shareholders have delivered to Panthers the financial statements of each of the Rahn Bahia Companies (other than Bahia Mar
JV), including the notes thereto, for the year ended December 31, 1995, audited by Arthur Andersen, LLP (the "Financial Statements"), copies of which are attached to Schedule 3.9 hereto. The balance sheets of the Rahn Bahia Companies (other than Bahia Mar JV), dated as of December 31, 1995, included in the Financial Statements are referred to herein collectively as the "Current Balance Sheets." The Financial Statements fairly present the financial position of each of the Rahn Bahia Companies (other than Bahia Mar JV), at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of each of the Rahn Bahia Companies fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

     3.10  Changes Since the Current Balance Sheet Date.  Except as set forth on
Schedule 3.10, since the date of the Current Balance Sheets, none of the Rahn Bahia Companies has (i) issued any capital stock, partnership interests or other securities; (ii) made any distribution of or with respect to its capital stock, partnership interests or other securities, or purchased or redeemed any of its securities; (iii) except in the ordinary course of business consistent with past practice paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $100,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby;
(viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $100,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released

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

any rights having a value in excess of $100,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice;
(xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $100,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice;
(xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on such company; or (xx) agreed to do or authorized any of the foregoing.

     3.11 Liabilities of the Rahn Bahia Companies. None of the Rahn Bahia Companies has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in its respective Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of its respective Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of its respective Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. The aggregate amount of indebtedness for borrowed money, including principal and accrued but unpaid interest of all of the Rahn Bahia Companies, will not exceed $15,495,000 in the aggregate, and the Rahn Bahia Companies' current assets shall equal or exceed the Rahn Bahia Companies' current liabilities, as of the Effective Time.

     3.12 Litigation. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting any of the Rahn Bahia Companies, the Shareholders or the JV Partners, or any of their properties or assets or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any of the Rahn Bahia Companies, the Shareholders or the JV Partners is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the Rahn Bahia Companies, the Shareholders or the JV Partners.

     3.13  Environmental Matters.

     (a) Except as set forth on Schedule 3.13, each of the Rahn Bahia Companies is and has at all times been in full compliance with all Environmental Laws (as defined in clause (e) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (e) below) and Handling (as defined in clause
(e) below) of Hazardous Substances (as defined in clause (e) below) or other Waste (as defined in clause (e) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (e) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

     (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving any of the Rahn Bahia Companies, or their business, operations, properties, or assets, issued by any

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

Governmental Authority or third party with respect to any Environmental Laws or Licenses issued thereunder in connection with, related to or arising out of the ownership of their properties or assets or the operation of their business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Panthers in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on any of the Rahn Bahia Companies.

     (c) Except as set forth on Schedule 3.13, none of the Rahn Bahia Companies uses, nor has it used, any Aboveground Storage Tanks (as defined in clause (e) below) or Underground Storage Tanks (as defined in clause (e) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any of the Owned Properties or Leased Premises that are required to be registered under applicable Environmental Laws.

     (d) Schedule 3.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by any of the Rahn Bahia Companies or their agents or, to the knowledge of any of the Rahn Bahia Companies, the Shareholders and the JV Partners, undertaken by any Governmental Authority, or any third party, relating to or affecting any of the Rahn Bahia Companies or any of the Owned Properties or Leased Premises; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by any of the Rahn Bahia Companies or their agents or, to the knowledge of any of the Rahn Bahia Companies, undertaken by any Governmental Authority or any third party, relating to or affecting any of the Rahn Bahia Companies or any of the Owned Properties or Leased Premises which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between any of the Rahn Bahia Companies and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting any of the Rahn Bahia Companies or any of the Owned Properties or Leased Premises.

     (e) For purposes of this Section 3.13, the following terms shall have the meanings ascribed to them below:

          "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

          "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

          "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where any of the Rahn Bahia Companies conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof.

          "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

          "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphe-

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     nyls, the presence of which requires investigation or remediation under any
     Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws.

          "Licenses" means all licenses, certificates, permits, approvals and registrations.

          "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

          "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

     3.14  Real Estate

     (a) None of the Rahn Bahia Companies owns any real property or any interest therein except as set forth on Schedule 3.14(a) (the "Owned Properties"), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Properties, together with a list of all title insurance policies relating to such properties, all of which policies have previously been delivered or made available to Panthers by the Rahn Bahia Companies. With respect to each such parcel of Owned Property:

          (i) The relevant Rahn Bahia Company has good and marketable title to each parcel of Owned Property, free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy or value of the property subject thereto, and (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 3.14(a);

          (ii) There are no pending or threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof;

          (iii) Except as set forth on Schedule 3.14(a), the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

          (iv) All facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations;

          (v) Except as set forth on Schedule 3.14(a), there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property;

          (vi) There are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

          (vii) Except as set forth on Schedule 3.14(a), there are no parties (other than the relevant Rahn Bahia Company) in possession of the parcels of Owned Property;

          (viii) All facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary

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

     sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

          (ix) Each parcel of Owned Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Property; access to the property is provided by paved public right-of-way with adequate curb cuts available; and there is no pending or threatened termination of the foregoing access rights;

          (x) All improvements and buildings on the Owned Property are in good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight; and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used;

          (xi) Except as set forth on Schedule 3.14(a), there are no service contracts, management agreements or similar agreements which affect the parcels of Owned Property; and

          (xii) Except as set forth on Schedule 3.14(a), none of the Shareholders or the Rahn Bahia Companies has received notice of (a) any condemnation proceeding with respect to any portion of any parcel of Owned Property or any access thereto; and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any parcel of Owned Property, and no such special assessment is contemplated by any Governmental Authority.

     (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which any of the Rahn Bahia Companies is a party (copies of which have previously been furnished to Panthers), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases. With respect to each such Leased Premises:

          (i) Except as set forth on Schedule 3.14(b), the relevant Rahn Bahia Company has valid leasehold interests in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

          (ii) The portions of the buildings located on the Leased Premises that are used in the business of the relevant Rahn Bahia Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the relevant Rahn Bahia Company's current and reasonably anticipated normal business activities as conducted thereat;

          (iii) Each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the relevant Rahn Bahia Company's business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

          (iv) Except as set forth on Schedule 3.14(b), none of the Shareholders or the Rahn Bahia Companies has received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is contemplated by any Governmental Authority.

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     3.15  Good Title to and Condition of Assets

     (a) Except as otherwise disclosed on the Schedules to this Agreement, each of the Rahn Bahia Companies has good and marketable title to all of its respective Assets (as hereinafter defined), which Assets are sufficient for the business purposes of the Rahn Bahia Companies, and include, without limitation, all of the general and limited partnership interests in Bahia Mar Ltd. free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

     (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of each of the Rahn Bahia Companies are sufficient for the business purposes of the Rahn Bahia Companies and are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Rahn Bahia Companies or set forth on the Current Balance Sheets or acquired by any of the Rahn Bahia Companies since the date of the Current Balance Sheets.

     3.16  Compliance with Laws.

     (a) Each of the Rahn Bahia Companies is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). None of the Rahn Bahia Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

     (b) None of the Rahn Bahia Companies, or any of their employees or agents, has made any payment of funds in connection with the business of the Rahn Bahia Companies which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Rahn Bahia Companies for any payment prohibited by law.

     (c) Each of the Rahn Bahia Companies is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of each of the Rahn Bahia Companies for whom compliance with the Immigration Act is required, the Rahn Bahia Companies have on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Rahn Bahia Companies pursuant to the Immigration Act. The Rahn Bahia Companies have not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against any of the Rahn Bahia Companies, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

     (d) None of the Rahn Bahia Companies is subject to any Contract, decree or injunction in which any of the Rahn Bahia Companies is a party which restricts the continued operation of any business of any of the Rahn Bahia Companies or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

     3.17 Labor and Employment Matters. Schedule 3.17 sets forth the name, social security number and current rate of compensation of the employees of each of the Rahn Bahia Companies, whether employed directly by a Rahn Bahia Company or indirectly through any employee leasing or management company (the "Employees"). None of the Rahn Bahia Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any Employees of any of the Rahn Bahia Companies into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of any of the Rahn Bahia Companies or which may interfere with its continued operations. None of the Rahn Bahia Companies or any agent, representative or

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Employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against any of the Rahn Bahia Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the Employees of any of the Rahn Bahia Companies during the 24 months prior to the date hereof. None of the Shareholders or the Rahn Bahia Companies is aware that any executive or key Employee or group of Employees has any plans to terminate his, her or their employment with any of the Rahn Bahia Companies as a result of the transactions contemplated hereunder or otherwise. Schedule 3.17 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which any of the Rahn Bahia Companies is a party or under which it has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. Each of the Rahn Bahia Companies has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

     3.18  Employee Benefit Plans.

     (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of each of the Rahn Bahia Companies, including but not limited to employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of any of the Rahn Bahia Companies participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Panthers).

     (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code;
(ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

     (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Panthers, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans

(except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

     (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of any of the Rahn Bahia Companies have been timely paid; (ii) none of the Rahn Bahia Companies has incurred or is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

     (e) Welfare Plans. (i) None of the Rahn Bahia Companies is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any Employee or former Employee of the Rahn Bahia Companies or its predecessors after termination of employment; (ii) each of the Rahn Bahia Companies has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and
(iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

     (f) Controlled Group Liability. None of the Rahn Bahia Companies, or any entity that would be aggregated with any such Rahn Bahia Company under Code
Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or
(vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

     (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates any of the Rahn Bahia Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheets or will be properly accrued on the books and records of the Selling Shareholders as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheets or the books and records of the Rahn Bahia Companies.

     3.19 Tax Matters. All Tax Returns required to be filed prior to the date hereof with respect to the Rahn Bahia Companies or any of their income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the Rahn Bahia Companies have been paid and are accrued on the Current Balance Sheets or will be accrued on the Rahn Bahia Companies' respective books and records as of the Closing. Except as set forth in

Schedule 3.19 hereto: (i) with respect to each taxable period of each of the Rahn Bahia Companies, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any of the Rahn Bahia Companies; (iii) none of the Rahn Bahia Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) none of the Rahn Bahia Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to any of the Rahn Bahia Companies regarding Taxes; (vi) none of the Rahn Bahia Companies has made an election or filed a consent under
Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any of the Rahn Bahia Companies; (viii) none of the Rahn Bahia Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under
Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) none of the Rahn Bahia Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return;
(x) none of the Rahn Bahia Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against any of the Rahn Bahia Companies for any period for which Tax Returns have been filed; (xii) none of the Rahn Bahia Companies has made any payments, and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) none of the Rahn Bahia Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where any of the Rahn Bahia Companies files Tax Returns that such Rahn Bahia Company is or may be subject to Taxes assessed by such jurisdiction; and (xv) none of the Rahn Bahia Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the Rahn Bahia Companies for the past three years have been furnished or made available to Panthers; (xvii) none of the Rahn Bahia Companies will be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); other than closing the Section 351 transaction pursuant to this Agreement, the Corporations and the Shareholders will take no action resulting in termination or revocation of the Corporation's respective Selections; and (xviii) no sales or use tax, non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by Panthers by virtue of the transactions completed in this Agreement.

     3.20 Insurance. Each of the Rahn Bahia Companies is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and businesses against risks of the nature normally insured against by entities in the same or similar lines of business and in coverage amounts typically and reasonably carried by such entities (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of the Rahn Bahia Companies has complied with the

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provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Panthers) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of each of the Rahn Bahia Companies. None of the Rahn Bahia Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

     3.21 Receivables. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Rahn Bahia Companies. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheets as reasonably adjusted since the date of the Current Balance Sheets in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Rahn Bahia Companies, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

     3.22 Licenses and Permits. Each of the Rahn Bahia Companies possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its respective businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises. All such Permits are valid and in full force and effect, each of the Rahn Bahia Companies is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. Except as set forth on Schedule 3.22, none of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.23 Adequacy of the Assets; Relationships with Customers and Suppliers; Affiliated Transactions. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of each of the Rahn Bahia Companies in the manner in which and to the extent to which such business is currently being conducted. No current supplier to any of the Rahn Bahia Companies of items essential to the conduct of its business will or has threatened to terminate its business relationship with it for any reason. Except as set forth on Schedule 3.23, none of the Rahn Bahia Companies or the Shareholders has any direct or indirect interest in any customer, supplier or competitor or in any person from whom or to whom the relevant Rahn Bahia Company leases real or personal property. No officer, director, partner or shareholder of any of the Rahn Bahia Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the relevant Rahn Bahia Company or has any interest in any property used by the relevant Rahn Bahia Company.

     3.24 Intellectual Property. Except as set forth on Schedule 3.24, each of the Rahn Bahia Companies has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). Except as set forth on Schedule 3.24, the conduct of the business of each of the Rahn Bahia Companies as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

     3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which any of the Rahn Bahia Companies is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to Panthers. The copy of each Designated Contract furnished to Panthers is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Rahn Bahia Companies have not violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by any of the Rahn Bahia Companies under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. None of the Rahn Bahia Companies is subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation,
(a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating any of the Rahn Bahia Companies to provide products or services for a period of one year or more; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Ten Thousand Dollars ($10,000.00); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of any of the Rahn Bahia Companies; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by any of the Rahn Bahia Companies; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by any of the Rahn Bahia Companies and not otherwise disclosed on the Schedules.

     3.26 Accuracy of Information Furnished by the Shareholders, the Rahn Bahia Companies and the JV Partners. No representation, statement or information made or furnished by the Shareholders, the Rahn Bahia Companies and the JV Partners to Panthers or any of Panthers's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by any of the Rahn Bahia Companies, the Shareholders and the JV Partners, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Shareholders, the Rahn Bahia Companies and the JV Partners have provided Panthers with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

     3.27  Investment Intent; Accredited Investor Status; Securities
Documents. Each of the Holders is acquiring the Panthers Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Panthers Shares, except in compliance with applicable state and federal securities laws. Each of the Holders has had the opportunity to discuss the transactions contemplated hereby with Panthers and has had the opportunity to obtain such information pertaining to Panthers as has been requested, including but not limited to filings made by Panthers with the SEC under the Exchange Act. Each of the Holders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Panthers Shares.

     3.28 Bank Accounts; Business Locations. Schedule 3.28 sets forth all accounts of each of the Rahn Bahia Companies with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, none of the Rahn Bahia Companies has any office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and each of the Rahn Bahia Companies' principal places of business and chief executive offices are indicated on Schedule 3.14(a) or 3.14(b), and all locations where the equipment, inventory, chattel paper and books and records of each of the Rahn Bahia Companies is located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

     3.29 Names. All names under which each of the Rahn Bahia Companies does business as of the date hereof are specified on Schedule 3.29. Except as set forth on Schedule 3.29, none of the Rahn Bahia Companies has changed its name or used any assumed or fictitious name within the past three years.

     3.30 No Commissions. None of the Rahn Bahia Companies or Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

     4.1 Conduct of Business by the Rahn Bahia Companies Pending the Effective Time. Each of the Rahn Bahia Companies covenants and agrees that, between the date of this Agreement and the Effective Time, its business shall be conducted only in and it shall not take any action except in, the ordinary course of business, consistent with past practice. Each of the Rahn Bahia Companies shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers, Employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Rahn Bahia Companies shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Panthers:

     (a) amend or otherwise change its articles of incorporation, bylaws, certificate of limited partnership, partnership agreement or equivalent organizational documents;

     (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock or partnership interests of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or partnership interest, or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or partnership interests (except for distributions in amounts consistent with the Rahn Bahia Companies obligations and agreements to have current assets equal to or in excess of current liabilities pursuant to Section
3.11 hereof);

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or partnership interests;

     (e) (i) acquire (including, without limitation, for cash or shares of stock or partnership interests, by merger, consolidation, or acquisition of stock, partnership interest or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock, partnership interest or other securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

     (f) except in the ordinary course of business consistent with past practice, increase the compensation payable or to become payable to its officers or Employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

     (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice; or

     (i) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

     5.2 Compliance with Covenants. The Shareholders and the JV Partners shall cause the Rahn Bahia Companies to comply with all of their respective covenants of the Rahn Bahia Companies under this Agreement.

     5.3 Cooperation. Each of the parties agrees to cooperate with the other parties in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Panthers Common Stock is listed or the Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use its respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

     5.4 HSR Act and Other Actions. Each of the parties hereto shall (i) make promptly (and in no event later than ten (10) business days following the date hereof) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Rahn Bahia Companies as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

     5.5 Access to Information. From the date hereof to the Effective Time, each of the Rahn Bahia Companies, the Shareholders and the JV Partners shall (and shall cause its directors, officers, employees, auditors, counsel and agents) afford Panthers and Panthers' officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Panthers shall affect any representation or warranty in this Agreement.

     5.6 Notification of Certain Matters. The Shareholders, the Rahn Bahia Companies and the JV Partners shall give prompt notice to Panthers of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

     5.7 Tax Treatment. Panthers, the Rahn Bahia Companies, the Shareholders and the JV Partners will use their respective best efforts to cause the transactions contemplated hereunder to qualify as tax-free transactions under the provisions of Section 351 of the Code and do not presently intend to take any action after the transactions contemplated hereunder are effected to cause the transactions contemplated hereunder to lose their tax-free status. All parties hereto agree to comply with the reporting requirements of Section 351 of the Code and applicable Treasury Regulations promulgated thereunder.

     5.8 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Panthers may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange or the Nasdaq National Market (in which case Panthers will consult with an officer of the Rahn Bahia Companies prior to making such disclosure).

     5.9 No Other Discussions. None of the Rahn Bahia Companies, Shareholders, the JV Partners or their respective Affiliates, employees, agents and representatives will (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of any of the Rahn Bahia Companies (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Rahn Bahia Companies, the Shareholders and the JV Partners will immediately notify Panthers if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

     5.10 Due Diligence Review and Environmental Assessment. Panthers shall be entitled to have conducted, at Panthers expense, prior to the Closing a due diligence review of the assets, properties, books and records of the Rahn Bahia Companies and an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Property or Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of each of the Rahn Bahia Companies. The Rahn Bahia Companies, the Shareholders and the JV Partners shall provide Panthers or its designated agents or consultants with the access to such property which Panthers, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental contamination which requires remediation or further evaluation under the Environmental, Health and Safety Laws or if the results of the Environmental Assessment are otherwise not satisfactory to Panthers in its sole discretion, then Panthers may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. Panthers' failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement.

     5.11 Trading in Panthers Common Stock. Except as otherwise expressly consented to by Panthers, from the date of this Agreement until the Effective Time, none of the Rahn Bahia Companies or Shareholders (or any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Panthers Common Stock in any transactions effected on the Nasdaq National Market or otherwise.

                                   ARTICLE VI

                 CONDITIONS TO THE OBLIGATIONS OF THE PANTHERS

     The obligations of the Panthers to effect the transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Panthers:

     6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Shareholders, Bahia Mar Companies and the JV Partners contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Shareholders, the Rahn Bahia Companies, and the JV Partners shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Shareholders, the Rahn Bahia Companies and the JV Partners shall have delivered to the Panthers a certificate, dated as of the Effective Date, duly signed (in the case of the Rahn Bahia Companies, by its President or General Partner), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

     6.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to any of the Rahn Bahia Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Rahn Bahia Companies, and (iii) none of the properties and assets of the Rahn Bahia Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Panthers a certificate to that effect, dated the Effective Date and signed by or on behalf of the Shareholders, the Rahn Bahia Companies and the JV Partners.

     6.3 Corporate Certificate and Partnership Certificate. The Shareholders shall have delivered to the Panthers (i) copies of the articles of incorporation and bylaws of the Corporations as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the board of directors and shareholders of the Corporations, and by the Partners of Bahia Mar JV, Rahn Bahia Ltd. and Rahn Ltd., authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Rahn Bahia Companies issued by the Secretary of State of the State of Florida and each other state in which the Rahn Bahia Companies are qualified to do business as of a date not more than thirty (30) days prior to the Effective Date, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by the Secretary of each such Rahn Bahia Company as being true, correct and complete. Each of Bahia Mar JV, Rahn Bahia Ltd. and Rahn Ltd. shall have delivered to the Panthers (x) copies of the certificate of limited partnership and the agreement of limited partnership as in effect immediately prior to the Effective Time and
(y) copies of resolutions of Rahn Bahia Ltd. as general partner of Rahn Ltd., and of Rahn Inc. as general partner of Rahn Bahia Ltd. and of the JV Partners, authorizing the transactions contemplated by this Agreement, certified in the case of subsections (x) and (y) of this Section 6.3 as of the Effective Date by the Secretary of each company as being true, correct and complete.

     6.4 Opinion of Counsel. The Panthers shall have received an opinion dated as of the Effective Date from counsel for the Rahn Bahia Companies, the Shareholders and the JV Partners, in form and substance acceptable to the Panthers, to the effect that:

          (i) Each of the Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

          (ii) Each of Rahn Ltd. and Rahn Bahia Ltd. is a limited partnership, and Bahia Mar JV is a general partnership, duly organized, validly existing and in good standing under the laws of the State of

     Florida and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

          (iii) Each of the Rahn Bahia Companies has obtained all necessary authorizations and consents of its Board of Directors and its shareholders or its partners, as the case may be, to effect the transactions contemplated hereunder;

          (iv) All issued and outstanding shares of capital stock of each of the Corporations and all partnership interests of Rahn Ltd., Rahn Bahia Ltd. and Bahia Mar JV are owned as set forth on Schedule 3.5 hereto;

          (v) Such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which might result in any Material Adverse Change in the properties, business or prospects or in the condition of any of the Rahn Bahia Companies, or which questions the validity of this Agreement;

          (vi) Such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute a breach of any of the representations and warranties made pursuant to Article III of this Agreement; and

          (vii) This Agreement is a valid and binding obligation of each of the Rahn Bahia Companies, the Shareholders and the JV Partners, and is enforceable against each of the Rahn Bahia Companies, the Shareholders and the JV Partners, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

     6.5 Consents. Each of the Rahn Bahia Companies shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of any of the Rahn Bahia Companies from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than ten days prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

     6.6 Securities Laws. Panthers shall have received all necessary consents and otherwise complied with any state or federal securities laws and requirements of the Nasdaq Stock Market applicable to the issuance of the Panthers Shares, in connection with the transactions contemplated hereby.

     6.7 Amended and Restated Management Agreement. Rahn Ltd. shall have entered into an Amended and Restated Management Agreement with respect to the management of the Radisson Bahia Mar Beach Resort with Rahn Bahia Mar MGT, Inc. on terms acceptable to Panthers in its sole discretion, for a term of three (3) years.

     6.8 Acknowledgment of Receipt of SEC Filings. At or prior to the Closing, the Shareholders and the JV partners shall have delivered to Panthers a letter agreement acknowledging receipt of SEC filings of Panthers, in form and substance satisfactory to the Panthers.

     6.9 Rahn Bahia Companies. At the Closing, the Shareholders, and the JV Partners shall have delivered to Panthers all certificates, stock powers and assignments, as the case may be, evidencing the conveyance of all of the Acquired Equity to Panthers.

     6.10 Stock Powers. At the Closing, the Holders shall have delivered to Panthers, for use in connection with the Held Back Shares, stock powers executed in blank, with signatures guaranteed.

     6.11 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transaction contemplated hereunder or any other transaction contemplated hereby, and which, in the judgment of Panthers, makes it inadvisable to proceed with the transaction contemplated hereunder and other transactions contemplated hereby.

     6.12 Board Approval. The Board of Directors of Panthers shall have authorized and approved this Agreement and the transactions contemplated hereby.

     6.13 HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated.

     6.14 Due Diligence Review. Panthers shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to Section
5.11 and shall have received an independent opinion that the transactions contemplated hereunder are fair to Panthers' shareholders from a financial point of view.

     6.15 Other Approvals. Panthers shall have disseminated a proxy statement, consent solicitation statement or information statement (to be determined in the absolute discretion of Panthers) to its shareholders and received approval for this transaction from its shareholders, shall have received all necessary approvals of the Nasdaq National Market and shall have obtained approval, if necessary, from the National Hockey League.

     6.16 Other Conditions. Panthers' obligations under this Agreement shall be conditioned upon the satisfactory closing of that certain Exchange Agreement by and between Panthers, the shareholders of 2301 SE 17th St., Inc., the shareholders of Rahn Pier, Inc., 2301 Joint Venture and the partners thereof, 2301 SE 17th St., Ltd., and 2301 MGT, Ltd., dated of even date herewith; it being the contemplation of the parties hereto and thereto that the closings of the transactions under this Agreement and that agreement shall occur simultaneously.

                                  ARTICLE VII

           CONDITIONS TO THE OBLIGATIONS OF THE RAHN BAHIA COMPANIES,
                      THE SHAREHOLDERS AND THE JV PARTNERS

     The obligations of the Rahn Bahia Companies, the Shareholders and the JV Partners to effect the transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Rahn Bahia Companies, the Shareholders and the JV Partners:

     7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Panthers contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and
(ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Panthers shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Panthers shall have delivered to a representative of the Rahn Bahia Companies, the Shareholders and the JV Partners a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

     7.2 Panthers Shares. At the Closing, Panthers shall have issued all of the Panthers Shares and shall have delivered to the Holders, as appropriate, (i) certificates representing the Panthers Shares issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares.

     7.3 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereunder or any other transaction contemplated hereby, and which in the collective judgment of the Rahn Bahia Companies, the Shareholders and the JV Partners makes it inadvisable to proceed with the transactions contemplated hereunder and other transactions contemplated hereby.

     7.4 HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated.

                                  ARTICLE VIII

                              REGISTRATION RIGHTS

     The Holders shall have the following registration rights with respect to the Panthers Shares issued to them hereunder:

     8.1 Registration Rights for Panthers Shares; Filing of Registration Statement. Panthers will utilize reasonable efforts to cause, as soon as practicable following the Effective Time, a registration statement to be filed under the Securities Act or a pending registration statement to be amended for the purpose of registering the Panthers Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Panthers Shares whenever such person is the record owner of Panthers Shares. Panthers will use reasonable efforts to have the Registration Statement become effective and cause the Panthers Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable. Notwithstanding the foregoing, Panthers may delay filing the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if Panthers determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by Panthers (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised.

     8.2 Expenses of Registration. Panthers shall pay all expenses incurred by Panthers in connection with the registration, qualification and/or exemption of the Panthers Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Panthers' counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Panthers in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Panthers shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Panthers Shares.

     8.3 Furnishing of Documents. Panthers shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the resale of the Panthers Shares.

     8.4 Amendments and Supplements. Panthers shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Panthers Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Panthers shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, Panthers advises the Holders that Panthers considers it appropriate that the Registration Statement be amended, the Holders shall suspend any further sales of the Panthers Shares until Panthers advises the Holders that the Registration Statement has been amended.

     8.5 Duration. Panthers shall maintain the effectiveness of the Registration Statement until such time as Panthers reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Panthers Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration

Statement. Panthers' obligations contained in Sections 8.1, 8.3 and 8.4 shall terminate on the second anniversary of the Effective Date.

     8.6 Further Information. If Panthers Shares owned by a Holder are included in any registration, such Holder shall furnish Panthers such information regarding himself as Panthers may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     8.7  Indemnification.

     (a) Panthers will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Panthers will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

     (b) Each of the Holders, jointly and severally, will indemnify and hold harmless Panthers and each person, if any, who controls Panthers within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Panthers or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) In the event any of the Panthers Shares are sold by any Holder or Holders in an underwritten public offering consented to by Panthers, Panthers shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Panthers shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a).

                                   ARTICLE IX

                                INDEMNIFICATION

     9.1 Agreement by the Shareholders to Indemnify. Subject to the terms set forth herein below, each of the Shareholders and the JV Partners, severally, agree to indemnify and hold Panthers harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Panthers arising out of or resulting from (i) any material breach of a representation or warranty made by any of the Shareholders and the JV Partners in or pursuant to this Agreement, (ii) any material breach of the covenants or agreements made by any of the Shareholders or the JV Partners in or pursuant to this Agreement, or (iii) any material inaccuracy in any certificate, Schedule or other item delivered by any of the Shareholders or the JV Partners pursuant to this Agreement (collectively, "Indemnifiable Damages"). Each of the Shareholders and the JV Partners are referred to herein collectively as the "Indemnitors". Each Indemnitors' individual liability hereunder is expressly limited to an amount equal to (a) the Indemnifiable Damages, multiplied by (b) a fraction, the numerator of which is the number of Panthers Shares issued under this Agreement to such individual Indemnitor (whether issued directly, or received indirectly by a Holder on such individual Indemnitor's behalf) and the denominator of which is 3,950,000. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Panthers shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders and the JV Partners hereunder been true and correct and had the covenants and agreements of the Bahia Mar Companies, the Shareholders and the JV Partners hereunder been performed in full.

     9.2 Survival of Representations and Warranties. Each of the representations and warranties made by the Shareholders, the JV Partners and the Panthers in this Agreement or pursuant hereto shall survive for a period of three (3) years after the Effective Time. No claim for the recovery of Indemnifiable Damages may be asserted by one of the parties against another after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

     9.3 Security for the Indemnitors' Indemnification Obligation. As security for the agreement by the Indemnitors to indemnify and hold Panthers harmless as described in this Article, at the Closing Panthers shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. Panthers may set off against the Held Back Shares (in the same proportion as the Indemnitors' individual liability for the Indemnifiable Damages determined pursuant to Section 9.1 above) any Indemnifiable Damages for which the Indemnitors may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

     (a) Panthers shall give written notice to the Indemnitors of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Panthers claims to have sustained by reason thereof, and (ii) the basis of such claim;

     (b) Such set off shall be effected on the later to occur of the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

     (c) If, prior to the expiration of the Notice of Contest Period, any of the Indemnitors shall notify Panthers in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then Panthers may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Indemnitors, one appointed by Panthers and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties; and

     (d) After the Held Back Shares are registered and any restrictions on sale imposed under the Securities Act or otherwise are terminated, the Holders may, subject to the 180 day lock-up set forth in Section 1.5 above, not more than once during the twelve (12) month period following the Effective Date, instruct Panthers in writing to sell some or all of the Held Back Shares and Panthers shall utilize reasonable efforts to promptly sell the Held Back Shares following such written instruction and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Panthers pursuant to any claim hereunder, subject to continued compliance with any applicable SEC and other regulations.

     9.4 Voting of and Dividends on the Held Back Shares. Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Holders and the Holders shall be entitled to vote the same; provided, however, that, there shall also be deposited with Panthers subject to the terms of this Article, all shares of Panthers Common Stock issued to the Holders as a result of any stock dividend or stock split and all cash issuable to the Holders as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

     9.5 Delivery of Held Back Shares. Panthers agrees to deliver to the Holders no later than the first anniversary of the Effective Date any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

     9.6 No Bar. The remedies contained in this Article IX shall not be exclusive. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then Panthers may take any other action or exercise any other remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

                                   ARTICLE X

                             SECURITIES LAW MATTERS

     The parties agree as follows with respect to the sale or other disposition after the Effective Time of the Panthers Shares:

     10.1 Disposition of Shares. Each of the Shareholders, and the JV Partners represent and warrant that the shares of Panthers Common Stock being acquired by them (or by the Holders on their behalf) hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Panthers with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders and the JV Partners shall first supply to Panthers an opinion of counsel (which counsel and opinions shall be satisfactory to Panthers) that such exception is available, or (b) an effective registration statement filed by Panthers with the SEC under the Securities Act.

     10.2 Legend. The certificates representing the Panthers Shares shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

Panthers may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                   ARTICLE XI

                                  DEFINITIONS

     11.1 Defined Terms. As used herein, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

          "Material Adverse Change (or Effect)" means a change (or effect) in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects, which change (or effect) individually or in the aggregate is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

          "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

     11.2  Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

          (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                  ARTICLE XII

                                  TERMINATION

     12.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

          (b) by Panthers, in the event of a material breach by any of the Shareholders, the Rahn Bahia Companies or the JV Partners of any provision of this Agreement; or

          (c) by the Shareholders, the Rahn Bahia Companies or the JV Partners in the event of a material breach by Panthers of any provision of this Agreement; or

          (d) by any of Panthers, the Shareholders, the JV Partners or the Rahn Bahia Companies if the Closing shall not have occurred by April 1, 1997.

12.2 Effect of Termination. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, breach of any of its representations, warranties, covenants or agreements set forth in this Agreement in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

     13.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

       (a)  IF TO THE PANTHERS:

        Florida Panthers Holdings, Inc.
        100 S.E. Third Avenue, Second Floor
        Ft. Lauderdale, FL 33301
        Attn: Steven M. Dauria
        Telecopy: (954) 768-1948

        WITH A COPY TO:

        Akerman, Senterfitt & Eidson, P.A.
        One Southeast Third Avenue, 28th Floor
        Miami, Florida 33131
        Attention: Edward L. Ristaino, Esq.
        Telecopy: (305) 374-5095

       (b)  IF TO BAHIA MAR JV OR TO ANY OF THE JV PARTNERS:

        200 S. Andrews Avenue
        Ft. Lauderdale, Florida 33301
        Attention: Richard C. Rochon
        Telecopy: (954) 627-5070

       (c) IF TO ANY OF THE SHAREHOLDERS OR ANY OF THE RAHN BAHIA COMPANIES (OTHER THAN BAHIA MAR JV) TO:

          Rahn Bahia, Inc.
        2301 S.E. 17th Street, Inc.
        1512 East Broward Boulevard, Suite 301
        Fort Lauderdale, FL 33301
        Attn: John H. Anderson
        Telecopy: (954) 524-5341

        WITH A COPY TO:

        Holland & Knight
        One East Broward Boulevard
        Fort Lauderdale, FL 33302
        Attention: James M. Norman, Esq.
        Telecopy: (954) 463-2030

     Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

     13.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

     13.3 Expenses. Except as otherwise provided herein, and except for the costs of compliance with the HSR Act which shall be Panthers' sole expense, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

     13.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

     13.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the Shareholders or any of the Partners without the prior written consent of Panthers.

     13.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     13.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

     13.8 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

     13.9 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                         [Signatures On Following Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FLORIDA PANTHERS HOLDINGS, INC.,
a Florida corporation
                                                   --------------------------------------------
By:                                                STEVEN R. BERRARD, Individually and as
   -------------------------------------           General Partner of Bahia Mar Joint Venture
    Name:
         -------------------------------
    Title:
          ------------------------------
                                                   --------------------------------------------
RAHN BAHIA MAR, INC.,                              DEAN BUNTROCK, Individually and as General
a Florida corporation                              Partner of Bahia Mar Joint Venture

By:
   -------------------------------------
    Name:                                          --------------------------------------------
         -------------------------------           DONALD FLYNN, Individually and as General
    Title:                                         Partner of Bahia Mar Joint Venture
          ------------------------------

RAHN BAHIA, INC.,
a Florida corporation
                                                   KEVIN F. FLYNN JUNE 1992, NON EXEMPT TRUST,
By:                                                Individually and as General Partner of
   -------------------------------------           Bahia Mar Joint Venture
    Name:
         -------------------------------           By:
    Title:                                            -----------------------------------------
          ------------------------------              Name:
                                                           ------------------------------------
RAHN BAHIA MAR, G.P., LTD.,                           Title:
a Florida limited partnership                               -----------------------------------

By: Rahn Bahia Mar, Inc.                           BRIAN J. FLYNN JUNE 1992, NON EXEMPT TRUST,
                                                   Individually and as General Partner of
By:                                                Bahia Mar Joint Venture
   -------------------------------------
    Name:                                          By:
         -------------------------------              -----------------------------------------
    Title:                                            Name:
          ------------------------------                   ------------------------------------
                                                      Title:
RAHN BAHIA MAR, LTD.,                                       -----------------------------------
a Florida limited partnership

By: Rahn Bahia Mar, G.P., Ltd.
                                                   --------------------------------------------
By:                                                H. WAYNE HUIZENGA, Individually and as
   -------------------------------------           General Partner of Bahia Mar Joint Venture
    Name:
         -------------------------------
    Title:
          ------------------------------           --------------------------------------------
                                                   JOHN MELK, Individually and as
                                                   General Partner of Bahia Mar Joint Venture
----------------------------------------
JOHN H. ANDERSON

                                                   --------------------------------------------
                                                   PEER PEDERSEN, Individually and as General
----------------------------------------           Partner of Bahia Mar Joint Venture
PETER H. ROBERTS


----------------------------------------           --------------------------------------------
ROBERT J. STIRK                                    RICHARD C. ROCHON, Individually and as
                                                   General Partner of Bahia Mar Joint Venture

                         LIST OF EXHIBITS AND SCHEDULES

Schedule 3.1       Foreign Qualifications
Schedule 3.5       Capitalization and Shareholders/Partners
Schedule 3.6       No Violations
Schedule 3.9       Financial Statements
Schedule 3.10      Changes Since the Current Balance Sheets
Schedule 3.13      Environmental Matters
Schedule 3.14(a)   Owned Properties
Schedule 3.14(b)   Leased Premises
Schedule 3.15(b)   Fixed Assets
Schedule 3.17      Employees and Employment Agreements
Schedule 3.18      Employee Benefit Plans
Schedule 3.19      Tax Matters
Schedule 3.20      Insurance Matters
Schedule 3.22      Licenses and Permits
Schedule 3.23 Adequacy of Assets; Relationship with Customers and Suppliers; Affiliated Transactions
Schedule 3.24      Intellectual Property
Schedule 3.25      Designated Contracts
Schedule 3.28      Bank Accounts
Schedule 3.29      Names

                                                                         ANNEX C

                                          January 15, 1997

The Board of Directors
Florida Panthers Holdings, Inc.
100 Northeast Third Avenue, Second Floor
Fort Lauderdale, Florida 33301

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to Florida Panthers Holdings, Inc. (the "Company") of the consideration to be paid by the Company pursuant to the terms of the (i) Exchange Agreement, dated as of December 22, 1996 (the "2301 Exchange Agreement"), among the Company and the parties thereto relating to 2301 SE 17th St., Ltd., a Florida limited partnership ("2301 Ltd."), and (ii) Exchange Agreement, dated as of December 22, 1996 (the "Rahn Bahia Exchange Agreement" and, together with the 2301 Exchange Agreement, the "Exchange Agreements"), among the Company and the parties thereto relating to Rahn Bahia Mar, Ltd., a Florida limited partnership ("Rahn Ltd." and, together with 2301 Ltd., the "Partnerships"). Pursuant to the Exchange Agreements, the Company has agreed to acquire, directly or indirectly, all of the outstanding general and limited partnership interests of the Partnerships in exchange for up to an aggregate of 8,400,000 shares of Class A common stock, $0.01 par value per share (the "Class A Common Stock"), of the Company (the "Exchange Ratio"). The acquisition pursuant to the 2301 Exchange Agreement and the acquisition pursuant to the Rahn Bahia Exchange Agreement are collectively referred to herein as the "Transaction".

     The Transaction was publicly announced on December 22, 1996. The Company completed its initial public offering on November 13, 1996 at a price of $10.00 per share of Class A Common Stock. The Class A Common Stock traded in a range of $10.00 to $12.00 per share between that date and December 20, 1996, the last trading day prior to the announcement. On December 20, 1996, the closing price of the Class A Common Stock was $10.00. Subsequent to the announcement, closing prices of the Class A Common Stock have ranged from $12.75 per share on December 23, 1996 to $21.125 per share on January 14, 1997.

     In arriving at our opinion, we have reviewed the Exchange Agreements. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and the Partnerships including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Partnerships prepared by the management of the Partnerships and certain financial projections of the Company prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed capitalization rates for hotel properties, reviewed the historical stock price of the Class A Common Stock, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and the Partnerships or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Partnerships as to the future operating and financial performance of the Company and the Partnerships. We have not assumed any responsibility for making any independent evaluation of the Partnerships' assets or liabilities or for making any independent verification of any of the information reviewed by us.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. In arriving at our opinion, we have considered, among other things, the inherent values of the Company and the Partnerships, as well as the value of the Transaction. We are expressing no opinion herein as to the current market price of the Company's securities in relation to the inherent value of the Partnerships, nor are we expressing an opinion as to how such securities will trade in the future. Our opinion does not address the relative merits of the Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ was the lead underwriter in connection with the Company's initial public offering of shares of the Class A Common Stock in November, 1996, for which DLJ received usual and customary underwriter's compensation. DLJ has performed other investment banking services for the Company and its affiliates in the past and has been compensated for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By: /s/ Jeffrey A. Klein
                                             -----------------------------------
                                              Jeffrey A. Klein
                                              Managing Director

                                                                         ANNEX D

                                  CONSENT FORM

                        FLORIDA PANTHERS HOLDINGS, INC.

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Unless otherwise indicated on the reverse side, the undersigned, being a shareholder of record of Florida Panthers Holdings, Inc., a Florida corporation (the "Company") on December 20, 1996 (the "Record Date"), hereby consents, pursuant to Section 607.0704 of the Florida Business Corporation Act and the Bylaws of the Company, with respect to all shares of Common Stock of the Company held of record by the undersigned on the Record Date, to the taking of the following actions as set forth on the reverse side, without a meeting of the shareholders of the Company.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS CONSENT FORM WHEN PROPERLY EXECUTED, DATED, AND DELIVERED WILL BE GIVEN EFFECT IN ACCORDANCE WITH THE DIRECTIONS BELOW. IF NO DIRECTIONS ARE GIVEN, THIS CONSENT WILL BE DEEMED A CONSENT IN FAVOR OF THE PROPOSALS SET FORTH BELOW.

A CONSENT "FOR" THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF
DIRECTORS.

1. Approval and adoption of the Pier 66 Exchange Agreement dated December 22, 1996, as set forth in the Solicitation Statement relating thereto.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

2. Approval and adoption of the Bahia Mar Exchange Agreement dated December 22, 1996, as set forth in the Solicitation Statement relating thereto.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND/OR COMMENTS [ ]

VOTES MUST BE MARKED IN BLACK OR BLUE INK.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS CONSENT FORM USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. If acting as an attorney, executor, trustee or in any other representative capacity, sign name and give full title as such.

Signature: ____________ Date: _________ Signature: ____________ Date: _________